Execution Copy



                        U.S. $425,000,000


                        CREDIT AGREEMENT,


                  dated as of December 27, 1995


                              among


                     AMC ENTERTAINMENT INC.,
                         as the Borrower,


                     THE BANK OF NOVA SCOTIA,
                     as Administrative Agent,


                          CHEMICAL BANK,
                      as Syndication Agent,


                               and


                  BANK OF AMERICA NATIONAL TRUST
                     AND SAVINGS ASSOCIATION,
                     as Documentation Agent,


                               and


                 VARIOUS FINANCIAL INSTITUTIONS,
                            as Lenders

                           TABLE OF CONTENTS

                                 PAGE

                               ARTICLE I
                              DEFINITIONS. . . . . . . . . . . . . .  2
    1.1  Defined Terms . . . . . . . . . . . . . . . . . . . . . . .  2
    1.2  Use of Defined Terms. . . . . . . . . . . . . . . . . . . . 27
    1.3  Accounting and Financial Determinations . . . . . . . . . . 27

                              ARTICLE II
                              COMMITMENTS. . . . . . . . . . . . . . 27
    2.1  Commitments . . . . . . . . . . . . . . . . . . . . . . . . 27
    2.2  Total Commitment Amount; Reduction of Total
           Commitment Amount . . . . . . . . . . . . . . . . . . . . 28
           2.2.1  Total Commitment Amount. . . . . . . . . . . . . . 28
           2.2.2  Reduction of Total Commitment Amount . . . . . . . 28
    2.3  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
    2.4  Termination . . . . . . . . . . . . . . . . . . . . . . . . 30

                              ARTICLE III
                            LOANS AND NOTES. . . . . . . . . . . . . 30
    3.1  Borrowing Procedure . . . . . . . . . . . . . . . . . . . . 30
    3.2  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
    3.3  Principal Payments and Prepayments. . . . . . . . . . . . . 31
    3.4  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . 32
    3.5  Post-Maturity Rates . . . . . . . . . . . . . . . . . . . . 32
    3.6  Payment Dates . . . . . . . . . . . . . . . . . . . . . . . 33
    3.7  Payments, Computations, etc.. . . . . . . . . . . . . . . . 33
    3.8  Proration of Payments . . . . . . . . . . . . . . . . . . . 34
    3.9  Setoff. . . . . . . . . . . . . . . . . . . . . . . . . . . 34
    3.10  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . 34

                              ARTICLE IV
            BASE RATE AND FIXED RATE OPTIONS FOR THE LOANS . . . . . 35
    4.1  Elections . . . . . . . . . . . . . . . . . . . . . . . . . 35
    4.2  Fixed Rate Lending Unlawful . . . . . . . . . . . . . . . . 37
    4.3  Deposits Unavailable. . . . . . . . . . . . . . . . . . . . 38
    4.4  Capital Adequacy; Increased Costs, etc. . . . . . . . . . . 38
    4.5  Funding Losses. . . . . . . . . . . . . . . . . . . . . . . 39

                               ARTICLE V
                        CONDITIONS TO BORROWING. . . . . . . . . . . 40
    5.1  Conditions to Initial Borrowing . . . . . . . . . . . . . . 40
           5.1.1  Resolutions, etc.. . . . . . . . . . . . . . . . . 40
           5.1.2  Delivery of Notes. . . . . . . . . . . . . . . . . 41
           5.1.3  Opinion of Counsel . . . . . . . . . . . . . . . . 41
           5.1.4  Closing Fees, Expenses, etc. . . . . . . . . . . . 41
           5.1.5  Significant Subsidiary Guaranty. . . . . . . . . . 41
           5.1.6  Satisfactory Legal Form. . . . . . . . . . . . . . 41
           5.1.7  Compliance with Warranties, Non-Default,
              etc. . . . . . . . . . . . . . . . . . . . . . . . . . 41
           5.1.8  Tender Offers. . . . . . . . . . . . . . . . . . . 42
           5.1.9   Consent Solicitations.. . . . . . . . . . . . . . 42
           5.1.10  AMC Loan Agreement. . . . . . . . . . . . . . . . 43
           5.1.11  Financial Information . . . . . . . . . . . . . . 43
           5.1.12  Litigation. . . . . . . . . . . . . . . . . . . . 44
    5.2  All Loans . . . . . . . . . . . . . . . . . . . . . . . . . 44
           5.2.1  Compliance with Warranties, Non-Default,
              etc. . . . . . . . . . . . . . . . . . . . . . . . . . 44
           5.2.2  Absence of Litigation, etc.. . . . . . . . . . . . 44
           5.2.3  Loan Request . . . . . . . . . . . . . . . . . . . 44

                              ARTICLE VI
                           WARRANTIES, ETC.. . . . . . . . . . . . . 45
    6.1  Organization, Power, Authority, etc.. . . . . . . . . . . . 45
    6.2  Due Authorization . . . . . . . . . . . . . . . . . . . . . 45
    6.3  Validity, etc.. . . . . . . . . . . . . . . . . . . . . . . 45
    6.4  Financial Information . . . . . . . . . . . . . . . . . . . 46
    6.5  Absence of Certain Defaults . . . . . . . . . . . . . . . . 46
    6.6  Litigation, etc.. . . . . . . . . . . . . . . . . . . . . . 46
    6.7  Use of Proceeds; Regulation U . . . . . . . . . . . . . . . 46
    6.8  Government Regulation . . . . . . . . . . . . . . . . . . . 47
    6.9  Certain Contractual Obligations or Organic
           Documents . . . . . . . . . . . . . . . . . . . . . . . . 47
    6.10  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . 47
    6.11  Employee Benefit Plans . . . . . . . . . . . . . . . . . . 47
    6.12  Labor Controversies. . . . . . . . . . . . . . . . . . . . 48
    6.13  Subsidiaries and Significant Subsidiaries. . . . . . . . . 48
    6.14  Intellectual Property. . . . . . . . . . . . . . . . . . . 48
    6.15  Ownership of Properties; Liens . . . . . . . . . . . . . . 48
    6.16  Accuracy of Information. . . . . . . . . . . . . . . . . . 48
    6.17  Solvency . . . . . . . . . . . . . . . . . . . . . . . . . 49
    6.18  Refinancing Transactions . . . . . . . . . . . . . . . . . 49
    6.19  Environmental Warranties . . . . . . . . . . . . . . . . . 49
    6.20  Restrictions on or Relating to Subsidiaries. . . . . . . . 51

                              ARTICLE VII
                               COVENANTS . . . . . . . . . . . . . . 51
    7.1  Certain Affirmative Covenants . . . . . . . . . . . . . . . 51
           7.1.1  Financial Information, etc.. . . . . . . . . . . . 51
           7.1.2  Maintenance of Existences; Ownership of
              AMC Capital Stock; Asset Ownership.. . . . . . . . . . 53
           7.1.3  Foreign Qualification. . . . . . . . . . . . . . . 53
           7.1.4  Payment of Taxes, etc. . . . . . . . . . . . . . . 53
           7.1.5  Insurance. . . . . . . . . . . . . . . . . . . . . 54
           7.1.6  Notice of Default, Litigation, etc.. . . . . . . . 54
           7.1.7  Performance of Loan Documents. . . . . . . . . . . 55
           7.1.8  Books and Records. . . . . . . . . . . . . . . . . 55
           7.1.9  Significant Subsidiary Guaranty; Pledge of
              Shares of Significant Subsidiaries; Pledge of
              Intercompany Indebtedness. . . . . . . . . . . . . . . 55
           7.1.10  Environmental Covenant. . . . . . . . . . . . . . 56
    7.2  Certain Negative Covenants. . . . . . . . . . . . . . . . . 57
           7.2.1  Indebtedness for Borrowed Money. . . . . . . . . . 57
           7.2.2  Liens. . . . . . . . . . . . . . . . . . . . . . . 58
           7.2.3  Financial Condition. . . . . . . . . . . . . . . . 59
           7.2.4  Capital Expenditures.. . . . . . . . . . . . . . . 60
           7.2.5  Take or Pay Contracts. . . . . . . . . . . . . . . 61
           7.2.6  Consolidation, Merger, etc.. . . . . . . . . . . . 61
           7.2.7  Modification, etc. of Subordinated Debt. . . . . . 61
           7.2.8  Transactions with Affiliates.. . . . . . . . . . . 61
           7.2.9  Sale or Discount of Receivables. . . . . . . . . . 62
           7.2.10  Limitation on Certain Payments;
              Limitation on Restriction of Subsidiary
              Dividends and Distributions. . . . . . . . . . . . . . 62
           7.2.11  Inconsistent Agreements . . . . . . . . . . . . . 62
           7.2.12  Investments . . . . . . . . . . . . . . . . . . . 62
           7.2.13  Guaranties. . . . . . . . . . . . . . . . . . . . 64
           7.2.14  Business Activities . . . . . . . . . . . . . . . 65
           7.2.15  Asset Sales . . . . . . . . . . . . . . . . . . . 65
           7.2.16  Limitation on Issuances of Guaranties of
              Indebtedness.. . . . . . . . . . . . . . . . . . . . . 65
           7.2.17  Negative Pledges.   . . . . . . . . . . . . . . . 66
           7.2.18  Fiscal Year . . . . . . . . . . . . . . . . . . . 66

                             ARTICLE VIII
                           EVENTS OF DEFAULT . . . . . . . . . . . . 66
    8.1  Events of Default . . . . . . . . . . . . . . . . . . . . . 66
           8.1.1  Non-Payment of Liabilities . . . . . . . . . . . . 66
           8.1.2  Non-Performance of Certain Covenants . . . . . . . 66
           8.1.3  Non-Performance of Other Obligations . . . . . . . 66
           8.1.4  Bankruptcy, Insolvency, etc. . . . . . . . . . . . 67
           8.1.5  Certain Defaults on Other Indebtedness,
              Leases or Preferred Stock. . . . . . . . . . . . . . . 67
           8.1.6  Change in Control. . . . . . . . . . . . . . . . . 68
           8.1.7  Breach of Warranty . . . . . . . . . . . . . . . . 68
           8.1.8  ERISA. . . . . . . . . . . . . . . . . . . . . . . 68
           8.1.9  Judgments. . . . . . . . . . . . . . . . . . . . . 69
           8.1.10  Loan Documents. . . . . . . . . . . . . . . . . . 69
    8.2  Action if Bankruptcy. . . . . . . . . . . . . . . . . . . . 69
    8.3  Action if Other Event of Default. . . . . . . . . . . . . . 69

                              ARTICLE IX
                              THE AGENTS . . . . . . . . . . . . . . 70
    9.1  Actions . . . . . . . . . . . . . . . . . . . . . . . . . . 70
    9.2  Funding Reliance, etc.. . . . . . . . . . . . . . . . . . . 71
    9.3  Exculpation . . . . . . . . . . . . . . . . . . . . . . . . 71
    9.4  Successor . . . . . . . . . . . . . . . . . . . . . . . . . 72
    9.5  Loans by the Agents . . . . . . . . . . . . . . . . . . . . 72
    9.6  Credit Decisions. . . . . . . . . . . . . . . . . . . . . . 72
    9.7  Copies, etc . . . . . . . . . . . . . . . . . . . . . . . . 73

                               ARTICLE X
                             MISCELLANEOUS . . . . . . . . . . . . . 73
    10.1  Waivers, Amendments, etc.. . . . . . . . . . . . . . . . . 73
    10.2  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . 74
    10.3  Costs and Expenses . . . . . . . . . . . . . . . . . . . . 74
    10.4  Indemnification. . . . . . . . . . . . . . . . . . . . . . 75
    10.5  Survival . . . . . . . . . . . . . . . . . . . . . . . . . 76
    10.6  Severability . . . . . . . . . . . . . . . . . . . . . . . 76
    10.7  Headings . . . . . . . . . . . . . . . . . . . . . . . . . 76
    10.8  Execution in Counterparts; Effectiveness . . . . . . . . . 76
    10.9  Governing Law; Entire Agreement. . . . . . . . . . . . . . 76
    10.10  Successors and Assigns. . . . . . . . . . . . . . . . . . 77
    10.11  Sale and Transfers, etc., of Loans and Notes;
           Participations in Loans and Notes . . . . . . . . . . . . 77
    10.12  Other Transactions. . . . . . . . . . . . . . . . . . . . 79
    10.13  Collateral. . . . . . . . . . . . . . . . . . . . . . . . 79
    10.14  Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . 79
    10.15  Consent to Jurisdiction and Service of Process. . . . . . 79
    10.16  Confidentiality . . . . . . . . . . . . . . . . . . . . . 80

SCHEDULE I Lenders

SCHEDULE II   Unrestricted Subsidiaries

EXHIBIT A  Disclosure Schedule
EXHIBIT B  Form of Loan Request
EXHIBIT C  Form of Continuation/Conversion Notice
EXHIBIT D  Form of Compliance Certificate
EXHIBIT E  Form of Significant Subsidiary Guaranty
EXHIBIT F  Form of Opinion of Counsel to the Borrower and each
             Significant Subsidiary
EXHIBIT G Form of Applicable Margin Determination Ratio Certificate EXHIBIT H Form of Note
EXHIBIT I  Form of Pledge Agreement
EXHIBIT J  Form of Subsidiary Pledge Agreement
EXHIBIT K  Form of Assignment Agreement
EXHIBIT L  Form of Intercompany Note

                         CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of December 27, 1995, is among AMC ENTERTAINMENT INC., a Delaware corporation (the "Borrower"), the undersigned financial institutions (collectively, the "Lenders" and individually, each a "Lender"), THE BANK OF NOVA SCOTIA, a Canadian chartered bank acting through its Atlanta agency ("BNS"), as administrative agent (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent"), CHEMICAL BANK, a New York banking corporation, as syndication agent (in such capacity, together with its successors and assigns in such capacity, the "Syndication Agent"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as documentation agent (in such capacity, together with its successors and assigns in such capacity, the "Documentation Agent").


                       W I T N E S S E T H:

     WHEREAS, the Borrower is engaged through various
Subsidiaries and Unrestricted Subsidiaries in the theatrical exhibition industry;

     WHEREAS, the Borrower desires to obtain Commitments from the Lenders pursuant to which Loans, in a maximum aggregate principal amount at any one time outstanding not to exceed $425,000,000, will be made to the Borrower from time to time prior to the Commitment Termination Date;

     WHEREAS, the Lenders are willing, on the terms and conditions hereinafter set forth (including Article V), to extend such Commitments and make such Loans to the Borrower; and

     WHEREAS, the proceeds of such Loans will be used to finance a portion of tender offers by the Borrower to repurchase its $100,000,000 11-7/8% Senior Notes due 2000 (the "Senior Notes") and its $100,000,000 12-5/8% Senior Subordinated Notes due 2002 (the "Subordinated Notes"), to repay all outstanding Indebtedness of Borrower's Subsidiary, American Multi-Cinema, Inc., a Missouri corporation ("AMC"), under its First Amended and Restated Loan Agreement dated as of August 10, 1992 and amended and restated as of June 14, 1994 (the "AMC Loan Agreement") and for general corporate purposes of the Borrower and its Subsidiaries.

     NOW, THEREFORE, the parties hereto hereby agree as follows:


                            ARTICLE I

                           DEFINITIONS

     SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Administrative Agent" is defined in the preamble.

     "Affected Lender" means a Lender that notifies the Administrative Agent under Section 4.2 or Section 4.3 that it is so affected.

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by or under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Multiemployer Plan or Pension Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power:

     (a) to vote 10% or more of the securities having ordinary voting power for the election of directors, general partners or managers of such Person; or

     (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agents" means, collectively, the Administrative Agent, the Documentation Agent and the Syndication Agent.

     "Agreement" means, at any date, this Credit Agreement as originally in effect on the Effective Date, and as thereafter from time to time amended, supplemented or otherwise modified and in effect on such date.

     "AMC" is defined in the recitals.

     "AMC Film Marketing" means AMC Film Marketing, Inc., a
Missouri corporation.

     "AMC Loan Agreement" is defined in the recitals.

     "AMC Philadelphia" means AMC Philadelphia, Inc., a Delaware corporation.

     "Applicable Margin" means, for any Loan, the amount indicated below for each type of Loan based upon the Applicable Margin Determination Ratio as computed on the Applicable Margin Determination Ratio Certificate most recently submitted pursuant to Section 7.1.1(f):
             LIBO     Base
Applicable Margin                              Rate     Rate
Determination Ratio                            Loans    Loans

Greater than or equal to 4.00                  1.500%   0.500%
Greater than or equal to 3.50
  and less than 4.00                           1.250%   0.250%
Greater than or equal to 3.00
  and less than 3.50                           1.000%   0.125%
Greater than or equal to 2.50
  and less than 3.00                           0.875%   0.000%
Greater than or equal to 2.00
  and less than 2.50                           0.750%   0.000%
Less than 2.00                                 0.500%   0.000%.

     "Applicable Margin Determination Ratio" means, at any date, the ratio of:

          (a) Net Indebtedness of the Borrower and its Consolidated Subsidiaries as computed on the Applicable
     Margin Determination Ratio Certificate then most recently submitted pursuant to Section 7.1.1(f);

to
          (b) Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries for the prior four Fiscal Quarters ending on the last day of the Fiscal Quarter preceding such date as computed on the most recent Applicable Margin
     Determination Ratio Certificate delivered pursuant to
     Section 7.1.1(f).

     "Applicable Margin Determination Ratio Certificate" means a certificate duly executed by an Authorized Officer of the Borrower substantially in the form of Exhibit G hereto, with required insertions.

     "Approval" means each and every approval, consent, filing and registration by or with any Federal, state or other regulatory authority necessary to authorize or permit the execution, delivery or performance of this Agreement, the Notes or any other Loan Document or for the validity or enforceability hereof or thereof.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease or other disposition to any Person (including any Unrestricted Subsidiary) other than the Borrower, a Guarantor or a Wholly-Owned Subsidiary in one transaction or a series of related transactions, of (i) any Capital Stock of any Subsidiary of the Borrower or (ii) any other property or asset of the Borrower or any Subsidiary of the Borrower other than, in each case, (x) sales of Capital Stock of Unrestricted Subsidiaries,
(y) Investments in Unrestricted Subsidiaries permitted by Section 7.2.12(vi) and (z) sales of property or assets in the ordinary course of business.

     "Assignees" is defined in Section 10.11(b).

     "Assignment Agreement" means an Assignment Agreement in substantially the form of Exhibit J hereto.

     "Authorized Officer" means, relative to any Loan Party, those of its officers whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1 or otherwise in a manner satisfactory to the Administration Agent.

     "Base Rate" means at any time the greater of (i) the rate of interest most recently announced by BNS in Atlanta as its base rate (of which announcements the Administrative Agent shall give notice promptly to the Lenders and to the Borrower) and (ii) the Federal Funds Rate plus 0.50%. The Base Rate is not necessarily intended to be the lowest rate of interest charged by BNS in connection with extensions of credit. Changes in the rate of interest on any Loan maintained as a Base Rate Loan shall take effect simultaneously with each change in the Base Rate.

     "Base Rate Loan" is defined in Section 4.1.

     "BNS" is defined in the preamble.

     "Borrower" is defined in the preamble.

     "Borrowing" means the Loans of the same type and, in the case of Fixed Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same
Loan Request in accordance with Section 3.1.

     "Budco" means Budco Theatres, Inc., a Pennsylvania corporation.

     "Business Day" means:

          (a) any day which is neither a Saturday or Sunday nor a legal holiday in the States of New York, Missouri or Georgia on which banks are authorized or required to be closed in New York City, Kansas City (Mo.) or Atlanta; and

          (b)  relative to the date of

               (i) making or continuing any portion of any Loans as, or converting any portion of any Loans from or into, Fixed Rate Loans,

               (ii)  making any payment or prepayment of
          principal of or payment of interest on the portion of the principal amount of the Loans being maintained as Fixed Rate Loans, and

               (iii)  the Borrower giving any notice (or the
          number of Business Days to elapse prior to the effectiveness thereof) in connection with any matter referred to in clause (b)(i) or (b)(ii),

     a banking business day of BNS at, and on which dealings in Dollars are carried on in the interbank eurodollar market of, BNS's LIBOR Office.

     "Capital Expenditures" means, with respect to any Person for any period, the aggregate amount of all expenditures during such period which are required to be included in property, plant or equipment or a similar fixed asset account on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP (excluding assets acquired pursuant to Capitalized Lease Obligations and all capitalized interest).

     "Capital Stock" means, with respect to any Person, any and all shares, partnership interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock or such other equity interests, whether outstanding on the Effective Date or issued after such date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or such other equity interests, including all Preferred Stock of such Person.

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purposes of this Agreement, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means, at any time: (i) any evidence of Indebtedness with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States or any agency, instrumentality, state or political subdivision thereof which is rated "A-1" or better by Standard & Poor's Ratings Group; (ii) certificates of deposit or bankers' acceptances with a maturity of 360 days or less of, or dollar deposits in, any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of 270 days or less issued by a corporation (other than an Affiliate of the Borrower) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 (or its equivalent) by Standard & Poor's Ratings Group or at least Prime-1 (or its equivalent) by Moody's Investors Service, Inc.; (iv) money market mutual funds registered with the SEC meeting the requirements of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended; and (v) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States or issued by any agency thereof and backed by the full faith and credit of the government of the United States, in each case maturing within one year from the date of acquisition, provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency.

     "Cash Flow Coverage Ratio" means, as of the end of any Fiscal Quarter, the ratio of (x) Consolidated EBITDA for the Borrower and its Consolidated Subsidiaries for the four most recent Fiscal Quarters ended on such date to (y) the sum of (i) Consolidated Interest Expense for such four Fiscal Quarters, plus
(ii) the current portion of Indebtedness with an original maturity exceeding one year (other than the portion of the Liabilities to be paid in connection with the scheduled reduction of the Total Commitment Amount on the Commitment Termination
Date) as of the last day of such Fiscal Quarter, plus (iii) the amount of all cash dividends on Capital Stock paid by the Borrower or Subsidiaries to Persons other than the Borrower, any Guarantor or any Wholly-Owned Subsidiary during such period, plus
(iv) amounts paid by the Borrower, or Subsidiaries to Persons other than the Borrower, any Guarantor or any Wholly-Owned Subsidiary in respect of optional repurchases and redemptions of Subordinated Debt (other than the Subordinated Notes) and Capital Stock during such four Fiscal Quarters (provided, that there shall be excluded from this clause (iv) all amounts paid by AMC Philadelphia to H. Donald Busch or his estate ("Busch") to repurchase all of the shares held by Busch in AMC Philadelphia in any optional repurchase of such shares by AMC Philadelphia, but only to the extent that the purchase price paid by AMC Philadelphia therefor is not greater than the purchase price that AMC Philadelphia would be obligated to pay in the event of the exercise by Busch of his right to require AMC Philadelphia to repurchase such stock pursuant to Section 5 of the Stockholders' Agreement dated December 30, 1986 among AMC, AMC Philadelphia and Busch, assuming such mandatory repurchase occurred at the same time as such optional repurchase), plus (v) amounts paid during such four Fiscal Quarters with respect to Capitalized Lease Obligations attributable to principal (without duplication of amounts in clause (ii) above).

     "CERCLA" means the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response
Compensation Liability Information System List.

     "Change in Control" means:

          (a) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Borrower to any Person or entity or group of Persons or entities acting in concert as a partnership or other "group" (a "Group of Persons") with the effect that the Durwood Interests are the beneficial owners (within the meaning of the Exchange Act as in effect on the Effective Date) of less than 50% of the votes eligible to be cast on any matter of the then outstanding Voting Stock of the resulting, surviving or transferee Person or Persons;

          (b) the merger or consolidation of the Borrower with or into another corporation with the effect that the Durwood Interests are the beneficial owners (within the meaning of the Exchange Act as in effect on the Effective Date) of less than 50% of the votes eligible to be cast on any matter of the then outstanding Voting Stock of the surviving corporation of such merger or the corporation resulting from such consolidation;

          (c) the replacement of a majority of the Board of Directors of the Borrower, over a two-year period, from the directors who constituted the Board of Directors of the Borrower at the beginning of such period, which replacement shall not have been approved by the Board of Directors of the Borrower (or replacement directors approved by the Board of Directors of the Borrower), as constituted at the beginning of such period;

          (d) a Person or Group of Persons other than the Durwood Interests shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger or consolidation or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of Voting Stock of the Borrower (on a fully-diluted basis) having 33-1/3% of the votes eligible to be cast on any matter by such Voting Stock; or

          (e) for so long as either the Senior Note Indenture or the Subordinated Note Indenture shall be in effect, any other "Change of Control" (as defined in the Senior Note
     Indenture or the Subordinated Note Indenture).

It is understood that, for purposes of determining the votes eligible to be cast by any Voting Stock of the Borrower, in all matters in which the Borrower's Class B Stock, par value $0.66-2/3 per share ("Class B Stock"), and Common Stock, par value
$0.66-2/3 per share ("Common Stock"), are entitled to vote together as a single class, on the date hereof each outstanding share of Common Stock has one vote and each outstanding share of Class B Stock has ten votes.

     "Commitment" means, relative to any Lender, such Lender's obligation to make Loans pursuant to Section 2.1.

     "Commitment Termination Date" means the earliest of

          (a)  December 27, 2002;

          (b) five Business Days after notice is given by the Borrower to the Administrative Agent for purposes of designating a Commitment Termination Date pursuant to this clause, provided that, on such designated Commitment Termination Date, no Loans are outstanding;

          (c) immediately and without further action upon the occurrence of any Default described in Section 8.1.4 with respect to the Borrower or any Significant Subsidiary;

          (d) immediately when any other Event of Default shall have occurred and be continuing and either the Loans shall be declared to be due and payable pursuant to Section 8.3 or, in the absence of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated;

          (e) any date that the Total Commitment Amount is reduced to zero pursuant to Section 2.2.2; and

          (f) immediately and without further action upon the occurrence of a Change in Control.

     "Compliance Certificate" means a certificate duly executed by the chief executive or financial Authorized Officer of the Borrower in the form of Exhibit D hereto, with appropriate insertions, together with such changes as the Required Lenders may from time to time request for purposes of monitoring the Borrower's compliance herewith.

     "Consent Solicitation Documents" means the Senior Note
Consent Solicitation Documents and the Subordinated Note Consent
Solicitation Documents.

     "Consent Solicitations" means the Senior Note Consent
Solicitation and the Subordinated Note Consent Solicitation.

     "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period increased (to the extent deducted in determining Consolidated Net Income) by the sum of: (i) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses); (ii) Consolidated Interest Expense of such Person and its Subsidiaries for such period; (iii) depreciation expense of such Person and its Subsidiaries for such period; (iv) amortization expense of such Person and its Subsidiaries for such period including amortization of capitalized debt issuance costs; and (v) any other non-cash charges of such Person and its Subsidiaries for such period (including non-cash expenses recognized in accordance with Financial Accounting Standard Number 106), all determined on a consolidated basis in accordance with GAAP; provided, however, that, for purposes of this definition, all transactions involving the acquisition of any Person by another Person shall be accounted for on a "pooling of interests" basis and not as a purchase.

     "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, (i) the sum of (a) the cash and non-cash interest expense of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP consistently applied, including (v) capitalized interest, (w) any amortization of debt discount, (x) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (y) the interest portion of any deferred payment obligation and (z) all accrued interest, and (b) the aggregate amount of the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP consistently applied less (ii) the interest income (exclusive of deferred financing fees) of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP consistently applied.

     "Consolidated Net Income" means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding all extraordinary gains or losses (net of reasonable fees and expenses relating to the transaction giving rise thereto) of such Person and its Subsidiaries; provided, that for purposes of calculating "Consolidated Net Income" for purposes of Section 7.2.12(vi), there shall be excluded net income (or loss) of any Person combined with such Person or one of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of such combination.

     "Consolidated Subsidiary" of any Person means, at any time, every Subsidiary which is included as a consolidated subsidiary of such Person in the financial statements contained in the then most recent annual or periodic report filed by such Person with the SEC on Form 10-K, 10-Q or 8-K pursuant to the Exchange Act, as then in effect (or any comparable forms or under similar Federal statutes then in force), and in the most recent financial statements of such Person furnished to the stockholders of such Person and certified by the independent certified public accountants of such Person.

     "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by any Authorized Officer of the Borrower substantially in the form of Exhibit C hereto.

     "Contractual Obligation" means, relative to any Person, any provision of any security issued by such Person or of any Instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Credit Exposure" is defined in Section 10.11(a).

     "Currency Hedging Obligations" means the obligations of any Person pursuant to an arrangement designed to protect such Person against fluctuations in currency exchange rates.

     "Default" means any Event of Default or any condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto as Exhibit A, as it may be amended, supplemented, or otherwise modified from time to time by the Borrower with the consent of the Required Lenders.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund or otherwise, or is exchangeable for Indebtedness (other than Subordinated
Debt), or is redeemable at the option of the holder thereof, in whole or in part.

     "Documentation Agent" is defined in the preamble.

     "Dollar" and the sign "$" mean lawful money of the United
States.

     "Domestic Office" means, relative to any Lender, the office of such Lender designated as such in Schedule I hereto or designated in an Assignment Agreement or such other office of such Lender (or any successor or assign of such Lender) within the United States of America as may be designated from time to time by notice from such Lender to the Borrower and the Administrative Agent.

     "Durwood Interests" means (i) Stanley H. Durwood, his spouse and any of his lineal descendants and their respective spouses (collectively, the "Durwood Family") and any Affiliate of any member of the Durwood Family, (ii) Stanley H. Durwood's estate, or any trust established by Stanley H. Durwood, during any period of administration prior to the distribution of assets to beneficiaries who are Persons described in clause (iii) below,
(iii) any trust which is solely for the benefit of one or more members of the Durwood Family (whether or not any member of the Durwood Family is a trustee of such trust) or solely for the benefit of one or more charitable organizations or solely for the benefit of a combination of members of the Durwood Family and one or more charitable organizations and (iv) any Subsidiary, any employee stock purchase plan, stock option plan or other stock incentive plan or program, retirement plan or automatic reinvestment plan or any substantially similar plan of the Borrower or any Subsidiary or any Person holding securities of the Borrower for or pursuant to the terms of any such employee benefit plan; provided, that if any lender or other Person shall foreclose on or otherwise realize upon or exercise any remedy with respect to any security interest in or Lien on any securities of the Borrower held by any Person listed in this clause (iv), then such securities shall no longer be deemed to be held by Durwood Interests.

     "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

     "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     "Equipment Notes" means installment purchase obligations evidenced by a note, bond, debenture or other evidence of Indebtedness issued or entered into in connection with the acquisition of fixtures, furniture or equipment by the Borrower or a Subsidiary of the Borrower in the ordinary course of business and used or useable by the Borrower and its Subsidiaries in the business of the Borrower and its Subsidiaries and required to be classified and accounted for as indebtedness in accordance with GAAP.

     "ERISA" is defined in Section 6.11.

     "Event of Default" is defined in Section 8.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Borrower acting in good faith.

     "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal to

          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by BNS from three federal funds brokers of recognized standing selected by it.

     "Fiscal Quarter" means any quarter of a Fiscal Year.

     "Fiscal Year" means any period of 52/53 weeks ending on the Thursday closest to March 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1995 Fiscal Year") refer to the Fiscal Year ending on the Thursday closest to March 31 occurring during such calendar year.

     "Fixed Rate Loan" is defined in Section 4.1.

     "Free Cash Flow" as of any date means (i) Consolidated EBITDA, minus (ii) Consolidated Interest Expense, minus (iii) all Capital Expenditures actually made and all Investments (other than Investments in Cash Equivalents permitted by Section 7.2.12(iv)) made in Special Entities by the Borrower and its Subsidiaries (without double-counting Investments made in Special Entities with Capital Expenditures made by such Special Entities with the proceeds of such Investments) (provided, that (A) with respect to any Investment in a Special Entity made after the Effective Date (x) upon any return of cash with respect to such Investment, an amount equal to the lesser of the return of cash with respect to such Investment and the initial amount of such Investment, in either case, less the cost of disposition of such Investment, shall reduce the amount of Investments made in Special Entities for purposes of this clause (iii) and (y) if any such Special Entity subsequently becomes a Guarantor, the amount of any Investment not previously applied pursuant to clause (x) above to reduce the amount of Investments made in Special Entities pursuant to this clause (iii) shall reduce the amount of Investments made in Special Entities for purposes of this clause
(iii) and (B) any Capital Expenditures made with respect to property sold by the Borrower or its Subsidiaries in a manner permitted under this Agreement and contemporaneously leased back to the Borrower or the applicable Subsidiary on fair market terms shall reduce the amount of Capital Expenditures made for purposes of this clause (iii)) minus (iv) all taxes paid in cash, in each case, from the Effective Date to the date of determination.

     "F.R.S. Board" means the Board of Governors of the Federal
Reserve System (or any successor).

     "Funded Debt" is defined in Section 2.2.2(d).

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination.

     "Group of Persons" is defined in the definition of "Change in Control".

     "Guarantor" means a Subsidiary that has executed a counterpart of the Significant Subsidiary Guaranty pursuant to
Section 7.1.9.

     "Guaranty" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of the obligor's obligation under any guaranty shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability thereby guaranteed.

     "Hazardous Material" means

          (a)  any "hazardous substance", as defined by CERCLA;

          (b)  any "hazardous waste", as defined by the Resource
     Conservation and Recovery Act;

          (c)  any petroleum product; or

          (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

     "herein", "hereof", "hereto", "hereunder" and similar terms refer to this Agreement and not to any particular Section or provision of this Agreement.

     "Impermissible Qualification" means, relative to the opinion by independent public accountants as to any financial statement of the Borrower, any qualification or exception to such opinion that:

          (a)  is of a "going concern" or similar nature;

          (b) relates to the limited scope of examination of matters relevant to such financial information; or

          (c)  relates to the treatment or classification of any
     item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause a default of any obligations under Section 7.2.3.

     "including" means including without limiting the generality of any description preceding such term.

     "Indebtedness" means, with respect to any Person, without duplication, (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations and Equipment Notes, (iv) all obligations under or in respect of Currency Hedging Obligations and Interest Rate Protection Obligations of such Person, (v) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations (as determined under GAAP) and all obligations under any title retention agreement, (vi) all obligations issued or contracted for as payment in consideration of the purchase by such Person of the stock or substantially all the assets of another Person or a merger or consolidation, (vii) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transactions,
(viii) all obligations of the type referred to in clauses (i) through (vii) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is directly or indirectly responsible or liable as obligor, guarantor or otherwise, and (ix) all obligations of the type referred to in clauses (i) through (viii) above of other Persons which are secured by any Lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured; provided, however, that "Indebtedness" shall not include any Non-Recourse Indebtedness, any obligations under any operating leases (as determined under GAAP), trade accounts payable arising in the ordinary course of business and trade letters of credit issued in support of trade accounts payable arising in the ordinary course of business.

     "Indemnified Liabilities" is defined in Section 10.4.

     "Instrument" means any document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any right to any Lien is granted or perfected.

     "Interest Period" means, relative to any Fixed Rate Loan, the period which shall begin on (and include) the date on which such Fixed Rate Loan is made or continued as, or converted into, a Fixed Rate Loan pursuant to Section 4.1, and, unless the final maturity of such Fixed Rate Loan is accelerated, shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter, in either case as the Borrower may select in its relevant notice pursuant to Section 4.1; provided, however, that:

          (a)  the Borrower shall not be permitted to select
     Interest Periods to be in effect at any one time which have expiration dates occurring on more than eight different dates;

          (b) absent such selection, the Borrower shall be deemed to have selected an Interest Period of one month, provided, that if another duration shall be required in order to comply with clause (a), such Loan shall be a Base Rate Loan for such duration;

          (c) if there exists no numerically corresponding day in such month, such Interest Period shall end on the last
     Business Day of such month;

          (d) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the Business Day next following such numerically corresponding day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the preceding Business
     Day); and

          (e)  no Interest Period shall end later than December
     27, 2002.

     "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include interest rate swaps, caps, floors, collars and similar agreements.

     "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. The term "Investment" shall not include any Guaranty or any payment under a lease to which such Person is a lessee, including prepaid rent; provided, however, that if and to the extent that any payment is made under any Guaranty permitted by Section 7.2.13(i) or (ii), each such payment shall constitute an "Investment" hereunder.

     "Lender" is defined in the preamble.

     "Lender Parties" is defined in Section 10.4.

     "Liabilities" means all obligations (monetary or otherwise) of the Borrower or any other Loan Party under this Agreement, the Notes and each other Loan Document, whether for principal, interest, costs, fees, expenses or otherwise, and all other obligations of the Borrower or any other Loan Party to the Agents or the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due.

     "LIBO Rate" means, with respect to any Fixed Rate Loan for any Interest Period, the rate per annum determined by the Administrative Agent at which dollar deposits in immediately available funds are offered to BNS's LIBOR Office two Business Days prior to the beginning of such Interest Period by prime banks in the interbank eurodollar market as at or about the relevant local time of such LIBOR Office, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal to the amount of the Fixed Rate Loans for such Interest Period. "Relevant local time" shall mean 11:00 a.m., local time, in London, England, when the LIBOR Office selected by the Administrative Agent to determine the LIBO Rate is located in Europe, or 10:00 a.m., Nassau, Bahamas time, when such LIBOR Office is located in North America.

     "LIBO Rate (Reserve Adjusted)" means, relative to any portion of a Loan to be made, continued or maintained as, or converted into, a Fixed Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) determined pursuant to the following formula:

          LIBO Rate       =             LIBO Rate
     (Reserve Adjusted)      1 - LIBOR Reserve Percentage.

The Administrative Agent shall determine the LIBO Rate (Reserve Adjusted) for each Interest Period, applicable to Fixed Rate Loans comprising all or part of any Borrowing, conversion or continuation and promptly notify the Borrower thereof (which determination shall, in the absence of demonstrable error, be conclusive on the Borrower) and, if requested by the Borrower, deliver a statement showing the computation used by the Administrative Agent in determining any such rate.

     "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such in Schedule I hereto or designated in an Assignment Agreement or such other domestic or foreign office or offices of such Lender (as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent).

     "LIBOR Reserve Percentage" means, relative to each Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, as prescribed by the F.R.S. Board, for determining the maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other applicable regulation of the F.R.S. Board which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D as applicable to any Lender or any participant of such Lender with respect to such participation.

     "Lien" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever. A Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to Indebtedness of such Person. The right of a distributor to the return of its film held by a Person under a film licensing agreement is not a Lien as used herein. Unless an operating lease is intended as security, reservation of title thereunder by the lessor and the interest of the lessee therein are not Liens as used herein.

     "Loan Document" means this Agreement and each Instrument from time to time executed and delivered to the Administrative Agent or any Lender pursuant hereto, whether or not mentioned herein, including the Notes, the Significant Subsidiary Guaranty, any Guaranty delivered to the Administrative Agent pursuant to
Section 7.2.16, any Pledge Agreement and each Subsidiary Pledge
Agreement.

     "Loan Party" means the Borrower, each Guarantor and any other party (other than any Agent or Lender) that executes and delivers a Loan Document.

     "Loan Request" means, for a particular Loan, a loan request respecting such Loan and certificate duly executed by any Authorized Officer of the Borrower substantially in the form of Exhibit B hereto.

     "Loans" is defined in Section 2.1.

     "Materially Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), a materially adverse effect, on a consolidated basis for the Borrower and its Subsidiaries taken as a whole, in accordance with GAAP (i) on the financial condition, operations, properties or business of the Borrower and its Subsidiaries, (ii) on the ability of the Borrower or any other Loan Party to perform any of its payment or other material obligations under this Agreement or any Loan Document or (iii) on the value of, or on the ability of the Administrative Agent to realize on, any collateral security for the Liabilities.

     "Maturity" means, relative to any Loan, the date on which such Loan is stated to be due and payable, in whole or in part (in accordance with the Note evidencing such Loan, this Agreement or otherwise), or such earlier date when such Loan (or any portion thereof) shall be or become due and payable, in whole or in part, in accordance with the terms of this Agreement, whether by required prepayment, declaration or otherwise.

     "Multiemployer Plan" means a pension plan described in ERISA section 4001(a)(3) to which the Borrower or any Subsidiary is, or within the six years preceding the date of this Agreement has been, obligated to contribute.

     "Net Cash Proceeds" means, (i) with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations with respect to Indebtedness are financed or sold with recourse to the Borrower or any of its Subsidiaries) net of (a) brokerage commissions and other reasonable fees and expenses (including reasonable fees and expenses of counsel and investment bankers) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) payments made to retire Indebtedness secured by the current assets subject to such Asset Sale to the extent required pursuant to the terms of such Indebtedness and (d) amounts required to be paid to any Person (other than the Borrower or any Subsidiary of the Borrower) having a beneficial interest in the assets subject to the Asset Sale, and (ii) with respect to any incurrence of Indebtedness by Borrower or any Subsidiary, the proceeds thereof in cash or Cash Equivalents net of underwriting discount, private placement fees and other reasonable fees and expenses (including reasonable fees and expenses of counsel and investment bankers) related to such incurrence of Indebtedness.

     "Net Indebtedness" means, with respect to the Borrower at any time, (i) the outstanding principal amount of Indebtedness of Borrower and its Consolidated Subsidiaries (determined on a consolidated basis) as of such time minus (ii) cash and Cash Equivalents of the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis) at such time.

     "Net Indebtedness to Consolidated EBITDA Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (i) Net
Indebtedness of the Borrower and its Consolidated Subsidiaries as of such date to (ii) Consolidated EBITDA for the Borrower and its Consolidated Subsidiaries for the four most recent Fiscal
Quarters ended on such date.

     "Non-Recourse Indebtedness" means Indebtedness as to which
(i) neither the Borrower nor any of its Subsidiaries (a) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), (b) is directly or indirectly liable or (c) constitutes the lender (in each case, other than pursuant to and in compliance with Section 7.2.12) and
(ii) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Borrower or its Subsidiaries (other than Non-Recourse Indebtedness) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; provided, however, that notwithstanding the foregoing, Guaranties permitted by Section 7.2.13(i)(z) of Capitalized Lease Obligations shall not cause such Capitalized Lease Obligations to not be Non-Recourse Indebtedness.

     "Note" means a promissory note of Borrower delivered to each Lender substantially in the form of Exhibit H hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time) and all other promissory notes accepted from time to time in substitution, replacement or renewal therefor.

     "Organic Document" means, relative to any Person, its certificate of incorporation, certificate of limited partnership, limited liability company operating agreement, partnership agreement, and/or by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Capital Stock.

     "Participant" is defined in Section 10.11(a).

     "PBGC" means the Pension Benefit Guaranty Corporation, a
United States corporation, and any entity succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan), and to which the Borrower or any Subsidiary may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the six years preceding this Agreement, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Percentage" means, relative to any Lender, the percentage set forth opposite its name on Schedule I hereto or in an Assignment Agreement, as such percentage may be adjusted from time to time.

     "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Pledge Agreement" means a Pledge Agreement between the Borrower and the Administrative Agent substantially in the form of Exhibit I hereto, as amended, supplemented or otherwise modified from time to time.

     "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

     "Refinancing Transactions" means each of the Tender Offers, the Consent Solicitations and the termination of the AMC Loan
Agreement.

     "Refinancing Transaction Documents" means the Tender Offer
Documents, the Consent Solicitation Documents and all documents necessary to terminate the AMC Loan Agreement.

     "Regulatory Change" means, relative to any Lender, any change after the date hereof in any (or the adoption hereafter of any new):

          (a) United States Federal or state law or foreign law applicable to such Lender; or

          (b) rule, regulation, interpretation, directive or request (whether or not having the force of law) applying to such Lender of any court or governmental authority charged with the interpretation or administration of any law referred to in clause (a) or of any fiscal, monetary or other authority having jurisdiction over such Lender.

     "Release" means a "release", as such term is defined in CERCLA.

     "Reportable Event" is defined in Section 6.11.

     "Required Lenders" means, at any time, Lenders holding at least 51% of the then aggregate outstanding principal amount of Loans or, if no such principal amount is outstanding, Lenders having, in the aggregate, a Percentage of 51% or more of the Total Commitment Amount.

     "Resource Conservation and Recovery Act" means the Resource
Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

     "SEC" means the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of such Commission).

     "Senior Note Consent Solicitation" means the solicitation by the Borrower of Senior Note Consents to amend the Senior Note
Indenture.

     "Senior Note Consent Solicitation Documents" means each of the documents distributed to the holders of the Senior Notes or entered into by the Borrower or any of such holders in connection with the consummation of the Senior Note Consent Solicitation including the Senior Note Consents and the Senior Note Supplemental Indenture.

     "Senior Note Consents" means each written consent permitting the Borrower to enter into the Senior Note Supplemental Indenture from a holder of one or more Senior Notes.

     "Senior Note Indenture" means the Indenture dated as of August 1, 1992, pursuant to which the Senior Notes were issued, among the Borrower, the guarantors named therein and the Senior Note Trustee, as amended, supplemented or otherwise modified and in effect on the date hereof.

     "Senior Note Supplemental Indenture" means the Supplemental
Indenture with respect to the Senior Note Indenture to be executed by the Borrower, the guarantors named in the Senior Note
Indenture and the Senior Note Trustee on or prior to the date of the initial Borrowing.

     "Senior Note Tender Offer" means the offer by the Borrower to purchase for cash all of the Senior Notes, to be effected pursuant to the Senior Note Tender Offer Documents.

     "Senior Note Tender Offer Documents" means the offer to purchase distributed by the Borrower in connection with the Senior Note Tender Offer, all amendments and exhibits thereto, and all related documents filed with the SEC or distributed to the holders of the Senior Notes in connection with the Senior Note Tender Offer.

     "Senior Note Trustee" means United States Trust Company of
New York, in its capacity as trustee under the Senior Note
Indenture, or any successor trustee appointed in accordance with the Senior Note Indenture.

     "Senior Notes" is defined in the recitals.

     "Significant Subsidiary" means AMC, AMC Film Marketing, AMC Philadelphia, AMC Realty, Inc., a Delaware corporation, Conservco, Inc., a Missouri corporation, Budco, AMC Canton Realty, Inc., a Delaware corporation, Concord Cinema, Inc., a Delaware corporation, and any other Wholly-Owned Subsidiary whose assets exceed 5% of the consolidated assets of the Borrower and its Consolidated Subsidiaries or any other Wholly-Owned Subsidiary so designated by the Borrower after the Effective Date.

     "Significant Subsidiary Guaranty" means that certain guaranty, executed by each Person that is a Significant
Subsidiary on the Effective Date, each other Significant
Subsidiary required to execute the same pursuant to Section 7.1.9 and any other Person that executes the same, substantially in the form of Exhibit E hereto (as such may be amended, supplemented or otherwise modified and in effect from time to time).

     "Special Entity" means any Unrestricted Subsidiary and any other Person that is not a Guarantor or a Wholly-Owned
Subsidiary.

     "Subordinated Debt" means the Subordinated Notes and
Guaranties thereof as provided in the Subordinated Note Indenture and all other unsecured Indebtedness of the Borrower or any Guarantor for money borrowed

               (A)  (i)  which is subordinated in right of
          payment to the Liabilities (including any extensions or increases thereof and including all interest thereon accruing after the commencement of any proceedings referred to in Section 8.1.4) pursuant to subordination terms no less favorable to the Agents and Lenders than the subordination terms governing the Subordinated Notes pursuant to the Subordinated Note Indenture,

               (ii) which has a scheduled maturity of, and has no payments of principal or payments to any sinking or similar fund scheduled earlier than, one year after the date set forth in clause (a) of the definition of "Commitment Termination Date", and

               (iii) which is subject to such other terms and provisions (including acceleration, covenant and default provisions) that are less restrictive to the Borrower and its Subsidiaries than the terms and provisions of this Agreement and the other Loan Documents (provided, that the terms governing such Subordinated Debt shall not include any cross-default provisions, but only cross-acceleration provisions);

     or

               (B) (i) which is subordinated in right of payment to the Liabilities (including any extensions or increases thereof and including all interest thereon accruing after the commencement of any proceedings referred to in Section 8.1.4) pursuant to subordination terms (x) substantially similar to the subordination terms governing the Subordinated Notes pursuant to the Subordinated Note Indenture, or (y) prevalent in the market for similar types of transactions at the time such Subordinated Debt is issued,

               (ii) which has a scheduled maturity of, and has no payments of principal or payments to any sinking or similar fund scheduled earlier than, one year after the date set forth in clause (a) of the definition of "Commitment Termination Date", and

               (iii) which in any event is subject to, and is only entitled to the benefits of, such terms and provisions (including acceleration, interest rate, sinking fund, covenant and default) satisfactory in form and substance to the Administrative Agent and which has terms of payment and holders satisfactory to the Administrative Agent, in each case as evidenced by its written approval thereof.

     "Subordinated Note Consent Solicitation" means the solicitation by the Borrower of Subordinated Note Consents to amend the Subordinated Note Indenture.

     "Subordinated Note Consent Solicitation Documents" means each of the documents distributed to the holders of Subordinated Notes or entered into by the Borrower or any of such holders in connection with the consummation of the Subordinated Note Consent Solicitation including the Subordinated Note Consents and the Subordinated Note Supplemental Indenture.

     "Subordinated Note Consents" means each written consent permitting the Borrower to enter into the Subordinated Note
Supplemental Indenture from a holder of one or more Subordinated
Notes.

     "Subordinated Note Indenture" means the Indenture dated as of August 1, 1992, pursuant to which the Subordinated Notes were issued, among the Borrower, the guarantors named therein and the Subordinated Note Trustee, as amended, supplemented or otherwise modified and in effect on the date hereof.

     "Subordinated Note Supplemental Indenture" means the
Supplemental Indenture with respect to the Subordinated Note
Indenture to be executed by the Borrower, the guarantors named in the Subordinated Note Indenture and the Subordinated Note Trustee on or prior to the date of the initial Borrowing.

     "Subordinated Note Tender Offer" means the offer by the Borrower to purchase for cash all of the Subordinated Notes, to be effected pursuant to the Subordinated Note Tender Offer
Documents.

     "Subordinated Note Tender Offer Documents" means the offer to purchase distributed by the Borrower in connection with the Subordinated Note Tender Offer, all amendments and exhibits thereto, and all related documents filed with the SEC or distributed to the holders of Subordinated Notes in connection with the Subordinated Note Tender Offer.

     "Subordinated Note Trustee" means The Bank of New York, in its capacity as trustee under the Subordinated Note Indenture, or any successor trustee appointed in accordance with the Subordinated Note Indenture.

     "Subordinated Notes" is defined in the recitals.

     "Subsidiary" of any Person means (i) any corporation of which more than 50% of the outstanding shares of Capital Stock of which having ordinary voting power for the election of directors is owned directly or indirectly by such Person, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person, directly or indirectly, has more than a 50% equity interest, and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Borrower. Notwithstanding the foregoing, for purposes of the Loan Documents, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Borrower other than for purposes of the definition of "Unrestricted Subsidiary," unless the Borrower shall have designated in writing to the Administrative Agent an Unrestricted Subsidiary as a Subsidiary. A designation of an Unrestricted Subsidiary as a Subsidiary may not thereafter be rescinded.

     "Subsidiary Pledge Agreement" means a Subsidiary Pledge
Agreement between a Significant Subsidiary that is a Wholly-Owned
Subsidiary and the Administrative Agent substantially in the form of Exhibit J hereto, as amended, supplemented or otherwise modified from time to time.

     "Syndication Agent" is defined in the preamble.

     "Taxes" is defined in Section 3.10.

     "Tender Offer Documents" means the Senior Note Tender Offer
Documents and the Subordinated Note Tender Offer Documents.

     "Tender Offers" means each of the Senior Note Tender Offer and the Subordinated Note Tender Offer.

     "Total Commitment Amount" is defined in Section 2.2.1.

     "TPI" means TPI Enterprises, Inc.

     "TPIE" means TPI Entertainment, Inc.

     "Transferee" is defined in Section 10.11(c).

     "type" means, relative to the outstanding principal amount of all or any portion of a Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a Fixed Rate Loan.

     "Unfunded Benefit Liabilities" means, with respect to any Pension Plan at any time, the amount of unfunded benefit liabilities as determined under ERISA section 4001(a)(18).

     "United States" or "U.S." means the United States of
America, its fifty States and the District of Columbia.

     "Unrestricted Subsidiary" means a Subsidiary of the Borrower designated in writing to the Administrative Agent (i) whose properties and assets, to the extent they secure Indebtedness, secure only Non-Recourse Indebtedness, (ii) that has no Indebtedness other than Non-Recourse Indebtedness and (iii) that has no Subsidiaries. Notwithstanding the foregoing, no Subsidiary may be designated an Unrestricted Subsidiary by the Borrower if at the time of such designation it is a Significant Subsidiary.

     "Voting Stock" of any Person means outstanding securities of all classes of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to elect directors.

     "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

     "Wholly-Owned Subsidiary" means any Subsidiary of the Borrower of which 100% of the outstanding Capital Stock is owned by the Borrower or another Wholly-Owned Subsidiary of the Borrower, except for (i) directors' qualifying shares and (ii) Preferred Stock which (x) is not convertible into any other class of Capital Stock and (y) has no right to vote on or consent to any matter except (1) as expressly required by law and (2) the right to appoint a director in the event of a default in the payment of dividends or distributions thereunder (it being understood that if any right described in this clause (2) becomes exercisable, any Subsidiary affected by such right shall no longer constitute a Wholly-Owned Subsidiary).

     SECTION 1.2 Use of Defined Terms. Terms for which meanings are provided in this Agreement shall, unless otherwise defined or the context otherwise requires, have such meanings when used in the Exhibits hereto, each Note, each Loan Request, Continuation/ Conversion Notice, Compliance Certificate, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3 Accounting and Financial Determinations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement (including Section 7.2.3), such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP as used in, and consistently applied with, the financial statements referred to in Section 6.4.


                            ARTICLE II

                           COMMITMENTS

     SECTION 2.1 Commitments. Subject to the terms and conditions of this Agreement (including Article V), each Lender severally and for itself alone agrees that it will, from time to time on any Business Day occurring during the period commencing on the Effective Date and continuing to (but not including) the Commitment Termination Date, make loans (relative to each Lender, its "Loans") to the Borrower equal to its Percentage of the aggregate amount of the Borrowing requested from all Lenders on each such Business Day; provided, however, that no Lender shall be permitted (in the case of clause (a) below) or required to make any Loan if, after giving effect thereto, the aggregate principal amount of all Loans outstanding at any one time from

          (a)  all Lenders would exceed the Total Commitment
     Amount; or

          (b) such Lender would exceed its Percentage of the Total Commitment Amount.

Subject to the terms hereof, the Borrower may from time to time prior to the Commitment Termination Date borrow, prepay and reborrow amounts pursuant to the Commitments.

     SECTION 2.2  Total Commitment Amount; Reduction of Total
Commitment Amount.

     SECTION 2.2.1 Total Commitment Amount. The aggregate amount (the "Total Commitment Amount") of all Commitments on any date on or prior to the Commitment Termination Date shall be $425,000,000, subject to reduction as provided in Section 2.2.2.

     SECTION 2.2.2  Reduction of Total Commitment Amount.  The
Total Commitment Amount is subject to permanent reduction from time to time pursuant to this Section 2.2.2.

          (a) Voluntary Reductions. The Borrower may, from time to time, on not less than three Business Days' prior notice to the Administrative Agent, voluntarily reduce the Total Commitment Amount; provided that all partial reductions of such amount shall be in a minimum amount of $5,000,000 or any larger integral multiple of $1,000,000.

          (b) Scheduled Mandatory Reductions. On each date set forth below, the Total Commitment Amount shall automatically and permanently be reduced by the amount set forth opposite such date:

                  Date                             Amount

      September 30, 2001                            $25,000,000
      December 31, 2001                             $25,000,000
      March 31, 2002                                $25,000,000
      June 30, 2002                                 $25,000,000
      September 30, 2002                            $50,000,000
      Commitment Termination Date                  $275,000,000.

     Voluntary reductions of the Total Commitment Amount pursuant to Section 2.2.2(a) and mandatory reductions of the Total Commitment Amount pursuant to Sections 2.2.2(c) and (d) shall diminish the amount of scheduled reductions to the Total Commitment Amount thereafter occurring pursuant to this Section 2.2.2(b) in inverse order of scheduled occurrence.

          (c) Mandatory Reductions with Net Cash Proceeds of Asset Sales. The Total Commitment Amount shall be reduced by an amount equal to the Net Cash Proceeds of all Asset Sales; provided, that the foregoing shall not apply to (i) Asset Sales that result in Net Cash Proceeds of less than $2,500,000 in a single transaction or a series of related transactions, (ii) Net Cash Proceeds that are reinvested within 360 days after the related Asset Sale in assets of a kind used or useable in lines of business permitted by
     Section 7.2.14, (iii) Net Cash Proceeds resulting from sales of Investments permitted under Section 7.2.12(iv), (iv) Net Cash Proceeds resulting from any Asset Sale if the assets sold in such Asset Sale are contemporaneously leased back to the Borrower or the applicable Subsidiary on fair market terms pursuant to an operating lease (as determined under GAAP as of the date such lease is entered into) (it being understood that the Total Commitment Amount shall be reduced by the Net Cash Proceeds of any Asset Sale of assets which are leased back pursuant to a lease giving rise to a Capitalized Lease Obligation) or (v) Net Cash Proceeds resulting from sales of Capital Stock of Subsidiaries so long as no Event of Default exists at the time of such Asset Sale or would result therefrom. It is understood and agreed that any Net Cash Proceeds held by the Borrower pending reinvestment or application hereunder shall be invested in Investments permitted under Section 7.2.12(iv) while so held, to the extent practicable.

          (d) Mandatory Reductions Resulting from Receipt of Net Cash Proceeds of Senior Debt Incurrences. The Total Commitment Amount shall be reduced by an amount equal to the Net Cash Proceeds of all Funded Debt (other than Subordinated Debt) incurred after the Effective Date by the Borrower and its Subsidiaries; provided, however, that the Total Commitment Amount shall not be so reduced to the extent that the aggregate principal amount of all such Funded Debt incurred by the Borrower and its Subsidiaries does not exceed at any one time outstanding the difference obtained by subtracting (x) the aggregate principal amount of all Senior Notes not purchased by the Borrower pursuant to the Senior Note Tender Offer less the aggregate principal amount of all Senior Notes redeemed or repurchased by the Borrower subsequent to the Senior Note Tender Offer (it being understood that prior to the consummation of the Senior Note Tender Offer this clause (x) shall be deemed to be zero) from (y) $40,000,000. When used in this Section 2.2.2(d), "Funded Debt" means all Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness permitted under Section 7.2.1(iii)) (i) for borrowed money,
     (ii) evidenced by bonds, debentures, notes or other similar instruments and (iii) in respect of all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction.

     SECTION 2.3 Fees. The Borrower agrees to pay the Administrative Agent for the account of each Lender, for the period (including any portion thereof when its Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the Commitment Termination Date, a commitment fee at the per annum rate specified in the table below opposite the Applicable Margin Determination Ratio computed in the Applicable Margin Determination Ratio Certificate then most recently delivered on the daily average of the excess of such Lender's Percentage times the Total Commitment Amount over the outstanding principal amount of such Lender's Loans. Such commitment fees shall be payable by the Borrower in arrears to each Lender on the last day of each Fiscal Quarter for the Fiscal Quarter then ended (or, if such day is not a Business Day, on the next succeeding Business Day), commencing with the first such day following the Effective Date, and on the Commitment Termination Date.

Applicable Margin Determination Ratio        Rate

Greater than or equal to 3.00                0.375%
Less than 3.00                               0.250%.

     SECTION 2.4 Termination. The Commitments shall terminate and each Lender shall be relieved of its obligations to make any Loan on the Commitment Termination Date.


                           ARTICLE III

                         LOANS AND NOTES

     SECTION 3.1 Borrowing Procedure. By furnishing a Loan Request to the Administrative Agent on or before 11:00 a.m., Atlanta time, on not less than three (or on the same day in the case of a Base Rate Loan) nor more than five Business Days' notice before the date of any Borrowing requested in such Loan Request, the Borrower may from time to time irrevocably request that Loans constituting a Borrowing be made by all Lenders in the aggregate in a minimum amount of $5,000,000 or any larger integral multiple of $1,000,000. Subject to the terms and conditions of this Agreement, each Borrowing shall be made on the Business Day, and shall be comprised of the type of Loans, specified in the Loan Request therefor. On such Business Day and subject to such terms and conditions, each Lender shall provide the Administrative Agent with funds, on or before 11:00 a.m. (or 12:00 noon in the case of a Base Rate Loan), Atlanta time, in an amount equal to such Lender's Percentage of the requested Borrowing by transferring same day or immediately available funds to such account as the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, on or before 2:30 p.m., Atlanta time, the Administrative Agent shall make available the proceeds of each Borrowing by wire transfer of such proceeds to such transferees, or to such accounts of the Borrower, as the Borrower shall have specified in the Loan Request therefor. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

     SECTION 3.2 Notes. All Loans made by each Lender shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original Total Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on a continuation of such grid attached to any such Note and made a part thereof), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate (including any conversions thereof pursuant to Section 4.1) and Interest Period applicable to, the Loans evidenced thereby. Any such notation on any such grid (or on any such continuation) indicating the outstanding principal amount of such Lender's Loans shall be rebuttable presumptive evidence of the principal amount thereof owing and unpaid, but the failure to record any such amount on such grid (or on any such continuation) shall not limit or otherwise affect the obligations of the Borrower hereunder or under such Note to make payments of principal of or interest on such Loans when due.

     SECTION 3.3  Principal Payments and Prepayments.  The
Borrower will repay the outstanding principal amount of the Notes on or before the Commitment Termination Date. In addition, the
Borrower:

          (a) may make a voluntary prepayment in part in an aggregate principal amount of not less than $5,000,000 or any larger integral multiple of $1,000,000, or in full of the outstanding principal amount of the Loans from time to time at any time upon at least three Business Days' prior notice (or same day notice in the case of a Base Rate Loan) to the Administrative Agent; and

          (b) shall, on each date when any reduction in the Total Commitment Amount shall become effective pursuant to
     Section 2.2.2, make a mandatory prepayment of all Loans equal to the excess, if any, of the outstanding principal amount of all Loans over the Total Commitment Amount as so reduced.

     Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by
Section 4.5. All interest accrued on the principal amount of Loans prepaid shall be paid on the date of such prepayment. No voluntary prepayment of principal of the Loans prior to the Commitment Termination Date shall cause a reduction in the Total Commitment Amount.

     Each prepayment of the Loans shall, except as the Borrower may otherwise have notified the Administrative Agent, be applied, to the extent of such prepayment, (x) first, to Base Rate Loans, and (y) second, to Fixed Rate Loans.

     SECTION 3.4 Interest. The Borrower agrees to pay interest on the principal amount of the Loans from time to time unpaid prior to and at Maturity (whether by required prepayment, declaration or otherwise) at a rate per annum:

          (a) on that portion of the Loans being maintained from time to time as Base Rate Loans, equal to the sum of the Base Rate from time to time in effect plus the Applicable
     Margin, and

          (b) on that portion of the Loans being maintained from time to time as one or more Fixed Rate Loans during each applicable Interest Period, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

     SECTION 3.5 Post-Maturity Rates. After the Maturity of all or any portion of the principal amount of the Loans or after any other Liabilities shall have become due (whether by acceleration or otherwise), the Borrower shall pay interest (after as well as before judgment) on the principal amount of all types of Loans so matured or on such other Liabilities, as the case may be, at a rate per annum which is determined by increasing each of the Applicable Margins set forth in clauses
(a) and (b) of Section 3.4 by 2% per annum for Loans so matured and, to the extent permitted by applicable law, at a rate per annum equal to the Base Rate plus 3.125% for such other Liabilities.

     SECTION 3.6 Payment Dates. Interest accrued on the Loans prior to Maturity (as aforesaid) shall be payable, without duplication:

          (a) on that portion of the Loans being maintained as Base Rate Loans, on the last day of each month (or, if such day is not a Business Day, on the next succeeding Business
     Day);

          (b) on that portion of the Loans being maintained as one or more Fixed Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the three-month anniversary of the first day of such Interest Period); and

          (c) on that portion of the Loans being converted into a Base Rate Loan or a Fixed Rate Loan on a day when interest would not otherwise have been payable pursuant to clause (a) or (b), on the date of such conversion.

Interest on the Loans and other monetary Liabilities shall be payable at Maturity (as aforesaid) and, thereafter, on demand.

     SECTION 3.7 Payments, Computations, etc. Unless otherwise expressly provided herein, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document, whether in respect of principal or interest, shall be made by the Borrower to the Administrative Agent for the account of the Lenders pro rata according to their respective unpaid principal amounts. The payment of all fees referred to in Section 2.3 shall be made by the Borrower to the Administrative Agent for the account of the Lenders entitled thereto pro rata according to their Percentages. All other amounts payable to any Agent or Lender under this Agreement or any other Loan Document shall be paid to the Administrative Agent for the account of the Person entitled thereto. All such payments required to be made to the Administrative Agent shall be made, without set-off, deduction or counterclaim, not later than 12:00 noon, Atlanta time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next following Business Day. The Administrative Agent shall promptly remit in same day or immediately available funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (d) of the definition of the term "Interest Period" with respect to payments then due of principal of or interest on any Notes being maintained as Fixed Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

     SECTION 3.8 Proration of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of set-off, or otherwise) on account of principal of or interest on any Loan (other than pursuant to the terms of Section 4.4 or 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders upon principal of and interest on all Loans, such Lender shall purchase from the other Lenders such participations in Loans held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 3.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 3.9 Setoff. In addition to and not in limitation of any rights of any Lender under applicable law, each Lender shall, upon the occurrence of any Default described in Section
8.1.4 or upon the occurrence of any Event of Default, have the right to set off, appropriate and apply to the payment of the Liabilities owing to it any and all balances, credits, deposits, accounts or moneys of the Borrower then maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 3.8.

     SECTION 3.10 Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, stamp or other taxes, fees, duties, withholding or other charges of any nature whatsoever imposed by any taxing authority, other than taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being hereinafter referred to as "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

          (a) pay to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

          (c) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender, after giving effect to any credit against Taxes received by each such Lender as a result of such withholding or deduction, will equal the full amount such Lender would have received had no such withholding or deduction been required. Each such Lender shall determine such additional amount or amounts payable to it (which determination shall, in the absence of demonstrable error, be conclusive and binding on the Borrower).

Upon the request of the Borrower, each Lender that is organized under the laws of a jurisdiction other than the United States or any state thereof shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower, on or about the first scheduled payment date in each Fiscal Year, a United States Internal Revenue Service Form 1001 or Form 4224 (or any successor form), appropriately completed.


                            ARTICLE IV

                     BASE RATE AND FIXED RATE
                      OPTIONS FOR THE LOANS

     SECTION 4.1 Elections. The Loans comprising any Borrowing may be made as a loan having a fluctuating rate of interest determined by reference to the Base Rate ("Base Rate Loans") or, at the Borrower's election made in accordance with this Section, as a loan (a "Fixed Rate Loan") having for each particular Interest Period a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted), as specified in the Loan Request for such Loan. The Borrower may from time to time irrevocably elect by delivering to the Administrative Agent a Continuation/Conversion Notice, on not less than one (or not less than three if a Loan is to be continued as, or converted into, a Fixed Rate Loan) nor more than five Business Days' notice:

          (a) that all, or any portion in a minimum amount of $5,000,000 or any larger integral multiple of $1,000,000, of the outstanding principal amount of any Borrowing be converted from Base Rate Loans into Fixed Rate Loans or from
     Fixed Rate Loans into Base Rate Loans; and

          (b) on the expiration of the Interest Period applicable to any Fixed Rate Loans, that all, or any portion in a minimum amount of $5,000,000 or any larger integral multiple of $1,000,000, of the outstanding principal amount of such Fixed Rate Loans be continued as Fixed Rate Loans or be converted into Base Rate Loans (in the absence of the delivery of a Continuation/Conversion Notice pursuant to this clause, the Borrower will be deemed to have requested that such Fixed Rate Loans be converted into Base Rate Loans);

provided, however, that:

          (i) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Fixed Rate Loans if, after giving effect to such action, the Interest Period applicable thereto shall extend beyond the date of any prepayment required by Section 3.3, unless a sufficient principal amount of other Loans are being maintained as Base Rate Loans to permit such prepayment to be applied in full to such Base Rate Loans;

          (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, a Fixed
     Rate Loan when any Default has occurred and is continuing;
     and

          (iii) no portion of the outstanding principal amount of any Loans may be made or continued as, or be converted into, Base Rate Loans or Fixed Rate Loans unless, after giving effect to such action, the principal amount of Loans of each type outstanding from each Lender then being so made, continued or converted shall be equal to such Lender's Percentage of the outstanding principal amount of all Loans then being so made, continued or converted.

Each Continuation/Conversion Notice requesting that all, or any portion, of the principal amount of the Loans be continued as, or be converted into, Fixed Rate Loans shall specify the duration of the Interest Period commencing upon such continuation or conversion.

     Each Lender may, if it so elects, fulfill its commitment to make or maintain any portion of the principal amount of a Loan as, or to convert any portion of the principal amount of a Loan into, one or more Fixed Rate Loans by causing a foreign branch or Affiliate of such Lender to make or maintain any such Fixed Rate Loan; provided, however, that in such event such Fixed Rate Loan shall be deemed to have been made by such Lender, and the obligation of the Borrower to repay such Fixed Rate Loan shall nevertheless be to such Lender and shall be deemed to be held by it, to the extent of such Fixed Rate Loan, for the account of such foreign branch or Affiliate.

     The Borrower understands that, if it elects that any portion of the principal amount of a Borrowing be made, continued as or be converted into, a Fixed Rate Loan, each Lender may (while being entitled to fund all or any portion of such Fixed Rate Loan as it may see fit) wish to be able to fund such Fixed Rate Loan by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market. Accordingly, in connection with any determination to be made for purposes of Section 4.2, 4.3, 4.4 or 4.5, it shall be conclusively assumed that such Lender has elected to fund all Fixed Rate Loans by purchasing Dollar deposits in such interbank eurodollar market.

     SECTION 4.2 Fixed Rate Lending Unlawful. If as the result of any Regulatory Change any Affected Lender shall determine (which determination shall, in the absence of demonstrable error, be conclusive and binding on the Borrower) that it is unlawful for the Affected Lender to make, continue or maintain a Loan as, or to convert a Loan into, one or more Fixed Rate Loans, the obligation of the Affected Lender under Section 4.1 to make, continue or maintain any portion of the principal amount of a Loan as, or to convert such Loan into, one or more Fixed Rate Loans shall, upon such determination (and telephonic notice thereof confirmed in writing to the Administrative Agent and the Borrower), forthwith terminate, and the Administrative Agent shall, by telephonic notice confirmed in writing to the Borrower and each Lender, declare that such obligation has so terminated, and any portion of the principal amount of a Loan then maintained as one or more Fixed Rate Loans by the Affected Lender shall automatically convert into a Base Rate Loan. If circumstances subsequently change so that the Affected Lender shall determine that it is no longer so affected, the obligation of the Affected Lender under Section 4.1 to make or continue Loans as, or to convert Loans into, Fixed Rate Loans shall, upon such determination (and telephonic notice thereof confirmed in writing to the Administrative Agent and the Borrower), forthwith be reinstated, and the Administrative Agent shall, by notice to the Borrower and each Lender, declare that such obligation has been so reinstated.

     SECTION 4.3 Deposits Unavailable. If prior to the date on which all or any portion of the principal amount of any Loan is to be made, continued as, or be converted into, a Fixed Rate Loan, any Affected Lender or the Administrative Agent shall determine for any reason whatsoever (which determination shall, in the absence of demonstrable error, be conclusive and binding on the Borrower) that:

          (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Affected
     Lender in its relevant market; or

          (b) by reason of circumstances affecting BNS in its relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Fixed
     Rate Loans;

the Administrative Agent (after receipt of notice from the Affected Lender, in the case of clause (a) above) shall promptly give telephonic notice of such determination confirmed in writing to each Lender and the Borrower, and:

          (i) the obligation under Section 4.1 of the Affected Lender (in the case of clause (a) above) or all Lenders (in the case of clause (b) above) to make, continue any portion of the principal amount of a Loan as, or to convert a Loan into, one or more Fixed Rate Loans shall, upon such notification, forthwith terminate; and

          (ii) the portion of all Loans then maintained as Fixed Rate Loans by the Affected Lender (in the case of clause (a) above) or all Lenders (in the case of clause (b) above) shall on the expiration of the Interest Period applicable thereto automatically convert into Base Rate Loans.

If circumstances subsequently change so that the Administrative Agent or the Affected Lender, as the case may be, shall no longer be so affected, the Administrative Agent shall promptly give telephonic notice thereof confirmed in writing to the Borrower and each of the Lenders, and the obligations of the Affected Lender or all Lenders, as the case may be, under Section 4.1 to make or continue Loans as, or convert Loans into, Fixed Rate Loans shall be reinstated, and the Administrative Agent shall, by notice to the Borrower and each Lender, declare that such obligations have been so reinstated.

     SECTION 4.4 Capital Adequacy; Increased Costs, etc. The Borrower further agrees to reimburse each Lender for any increase in the cost to such Lender of making, continuing or maintaining (or of its obligation to make, continue or maintain) any portion of the principal amount of any of its Loans as, or of converting (or of its obligation to convert) any portion of the principal amount of any of its Loans into, Fixed Rate Loans and for any reduction in the amount of any sum receivable by such Lender hereunder in respect of making, continuing or maintaining any portion of the principal amount of any of its Loans as, or converting any portion of the principal amount of any Loans into, Fixed Rate Loans, in either case, from time to time by reason of:

          (a) to the extent not included in the calculation of the LIBO Rate (Reserve Adjusted), the adoption or compliance with any capital adequacy, reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Lender, under or pursuant to any law, treaty, rule, regulation (including any F.R.S. Board Regulation) or requirement in effect on the date hereof or as the result of any Regulatory Change; or

          (b) any Regulatory Change which shall subject such Lender to any tax (other than taxes on net income or receipts), levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever or change the taxation of any Loan made or maintained as a Fixed Rate Loan and the interest thereon (other than any change which affects, and to the extent that it affects, the taxation of net income or receipts).

In any such event, such Lender shall promptly notify the Administrative Agent and the Borrower thereof stating the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable on demand after receipt of such notice. A statement as to any such increased cost or reduced amount or any change therein (including calculations thereof in reasonable detail) shall be submitted by such Lender to the Administrative Agent and the Borrower and shall, in the absence of demonstrable error, be conclusive and binding on the Borrower.

     SECTION 4.5 Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation, or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Fixed Rate Loan) as a result of:

          (a) payment or prepayment of the principal amount of any Fixed Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.3 or otherwise;

          (b) any conversion of all or any portion of the outstanding principal amount of any Fixed Rate Loan to a Base Rate Loan pursuant to Section 4.1 prior to the expiration of the Interest Period then applicable thereto;
     or

          (c) a Loan not being made, continued as, or converted into, a Fixed Rate Loan in accordance with a Loan Request or the Continuation/Conversion Notice given therefor (other than as the result of a default by such Lender in complying with such Loan Request or such Continuation/Conversion Notice);

then, upon the request of such Lender to the Borrower (with copies to the Administrative Agent), the Borrower shall pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. A certificate as to any such loss or expense (including calculations thereof in reasonable detail) shall be submitted by the Lender to the Administrative Agent and the Borrower and shall, in the absence of demonstrable error, be conclusive on the Borrower.


                            ARTICLE V

                     CONDITIONS TO BORROWING

     SECTION 5.1  Conditions to Initial Borrowing.  The
obligations of the Lenders to fund the initial Borrowing shall be subject to the prior or concurrent satisfaction of each of the following conditions:

     SECTION 5.1.1 Resolutions, etc. The Administrative Agent shall have received:

          (a)  a certificate, dated the date of the initial
     Borrowing, of the Secretary or an Assistant Secretary of the Borrower and each other Loan Party as to

               (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of the Loan Documents to be executed by it hereunder, and

               (ii) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each Loan Document executed by it;

     upon which certificate the Administrative Agent and each Lender may conclusively rely until the Administrative Agent shall have received a further certificate of the Secretary or an Assistant Secretary of such Loan Party cancelling or amending such prior certificate; and

          (b) such other documents (certified if requested) as the Administrative Agent or the Required Lenders may reasonably request, as soon as practicable after the execution of this Agreement, with respect to any Organic Document, Contractual Obligation or Approval.

     SECTION 5.1.2 Delivery of Notes. The Borrower shall have delivered to the Administrative Agent, for the account of each Lender, a Note, dated the date of the initial Borrowing, duly executed and delivered and conforming to the requirements of
Section 3.2.

     SECTION 5.1.3 Opinion of Counsel. The Administrative Agent shall have received an opinion, dated the date of the initial Borrowing, addressed to the Administrative Agent and all Lenders from Gage & Tucker L.C., counsel to the Borrower and each Significant Subsidiary, substantially in the form of Exhibit F hereto.

     SECTION 5.1.4  Closing Fees, Expenses, etc.  The
Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees and expenses due and payable pursuant to Section 2.3 or Section 10.3, if then invoiced.

     SECTION 5.1.5  Significant Subsidiary Guaranty.  The
Administrative Agent shall have received the Significant
Subsidiary Guaranty, dated the date of the initial Borrowing, duly executed by each Person that is a Significant Subsidiary as of the date of the initial Borrowing.

     SECTION 5.1.6 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower and each Significant Subsidiary shall be satisfactory in form and substance to the Administrative Agent and its counsel; the Administrative Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Administrative Agent or its counsel may request; and all legal matters incident to the transactions contemplated by this Agreement shall be satisfactory to counsel to the Administrative Agent.

     SECTION 5.1.7 Compliance with Warranties, Non-Default, etc. The representations and warranties set forth in Article VI shall have been true and correct as of the date initially made, and on the date (and after giving effect to the incurrence) of the initial Borrowing:

          (a) such representations and warranties shall be true and correct with the same effect as if then made;

          (b) no Default shall have then occurred and be continuing; and

          (c) since March 30, 1995 there shall have been no occurrence (other than changes that are seasonal in nature) which, individually or in the aggregate, would reasonably be expected to have a Materially Adverse Effect.

     SECTION 5.1.8 Tender Offers. The Borrower shall have accepted for payment and paid for not less than $80,000,000 of the outstanding principal amount of the Senior Notes pursuant to the Senior Note Tender Offer and each of the conditions precedent to the purchases pursuant thereto shall have been satisfied to the satisfaction of the Administrative Agent and the Required Lenders. The Borrower shall have accepted for payment and paid for not less than $51,000,000 of the outstanding principal amount of the Subordinated Notes pursuant to the Subordinated Note Tender Offer and each of the conditions precedent to the purchases pursuant thereto shall have been satisfied to the satisfaction of the Administrative Agent and the Required Lenders. All terms and conditions of the Tender Offers shall be satisfactory to the Administrative Agent and the Required Lenders (including the maximum tender price and all fees and commissions paid to any information agent, solicitation agent, dealer manager or Person performing any similar role) (it being understood that all terms and conditions in the Tender Offer Documents delivered to the Agents and the Banks prior to the date hereof are satisfactory) and each Tender Offer shall comply with the Tender Offer Documents applicable thereto and all applicable laws (including Rule 14e-1 under the Exchange Act and other Federal and state securities laws and regulations). There shall have been delivered to the Administrative Agent true and correct copies of all Tender Offer Documents, all of which shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders.

     SECTION 5.1.9 Consent Solicitations. (a) The Borrower shall have received sufficient Senior Note Consents pursuant to the Senior Note Consent Solicitation to authorize the execution and delivery of the Senior Note Supplemental Indenture and the Senior Note Supplemental Indenture shall have been duly executed and delivered by the Borrower, all guarantors of the Senior Notes and the Senior Note Trustee and all conditions to be effectiveness thereof shall have been satisfied.

     (b) The Borrower shall have received sufficient Subordinated Note Consents pursuant to the Subordinated Note Consent Solicitation to authorize the execution and delivery of the Subordinated Note Supplemental Indenture and the Subordinated Note Supplemental Indenture shall have been duly executed and delivered by the Borrower, all guarantors of the Subordinated Notes and the Subordinated Note Trustee and all conditions to the effectiveness thereof shall have been satisfied.

     (c) All terms and conditions of each Consent Solicitation, the Senior Note Supplemental Indenture and the Subordinated Note Supplemental Indenture (including the amendments to the Senior
Note Indenture effected pursuant to the Senior Note Supplemental Indenture and the amendments to the Subordinated Note Indenture effected pursuant to the Subordinated Note Supplemental Indenture) shall be satisfactory to the Administrative Agent and the Required Lenders and in compliance with the Consent Solicitation Documents applicable thereto and all applicable laws (including Federal and state securities laws).

     (d) There shall have been delivered to the Administrative Agent true and correct copies of all Consent Solicitation Documents (including executed versions of the Senior Note Supplemental Indenture and the Subordinated Note Supplemental Indenture), all of which shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders.

     (e) The Administrative Agent shall have received evidence in form and substance satisfactory to the Administrative Agent and the Required Lenders that all the matters set forth in the foregoing clauses (a) through (d) of this Section 5.1.9 have been satisfied on or prior to the date of the initial Borrowing.

     SECTION 5.1.10 AMC Loan Agreement. The Administrative Agent shall have received evidence satisfactory to it that all Indebtedness of AMC outstanding under the AMC Loan Agreement has been paid in full and that the AMC Loan Agreement has been terminated.

     SECTION 5.1.11 Financial Information. Each Agent and each Lender shall have received (i) a balance sheet at the close of Borrower's Fiscal Year ended March 30, 1995, together with statements of operations, shareholders' equity and cash flows for such Fiscal Year, for the Borrower and its Consolidated Subsidiaries certified without Impermissible Qualification by Coopers & Lybrand LLP and (ii) a balance sheet at the close of Borrower's Fiscal Quarter ended September 28, 1995, together with statements of operations, shareholders' equity and cash flows for the period commencing at the close of the previous Fiscal Year and ending at the close of such Fiscal Quarter, for the Borrower and its Consolidated Subsidiaries certified by the chief accounting or financial Authorized Officer of the Borrower.

     SECTION 5.1.12 Litigation. No judgment, order or injunction prohibiting or imposing material adverse conditions upon any of the Refinancing Transactions shall exist. No litigation, arbitration or governmental investigation or proceeding shall be pending which seeks to enjoin the Refinancing Transactions or any other transactions contemplated hereby or purports to affect the legality, validity or enforceability of this Agreement, any other Loan Document or the Senior Note Supplemental Indenture or the Subordinated Note Supplemental Indenture.

     SECTION 5.2 All Loans. The obligations of the Lenders to make any Loan (including the initial Loans) shall also be subject to the satisfaction of each of the conditions precedent set forth in Sections 5.2.1 through 5.2.3.

     SECTION 5.2.1 Compliance with Warranties, Non-Default, etc. The representations and warranties set forth in Article VI shall have been true and correct as of the date initially made, and on the date (and after giving effect to the incurrence) of such
Loan:

          (a) such representations and warranties shall be true and correct with the same effect as if then made;

          (b) no Default shall have then occurred and be continuing; and

          (c) since March 30, 1995 there shall have been no occurrence (other than changes that are seasonal in nature) which, individually or in the aggregate, would reasonably be expected to have a Materially Adverse Effect.

     SECTION 5.2.2 Absence of Litigation, etc. No labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary which was not disclosed by the Borrower to the Lenders pursuant to Section 6.6 or 6.12 (or prior to the date of the Loans most recently made hereunder, if any, pursuant to Section 7.1.6), and no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding so disclosed, which, in either event, would reasonably be expected to have a Materially Adverse Effect.

     SECTION 5.2.3 Loan Request. The Administrative Agent shall have received a Loan Request for such Borrowing.


                            ARTICLE VI

                         WARRANTIES, ETC.

     In order to induce the Lenders and the Agents to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants to each Agent and each Lender as follows:

     SECTION 6.1 Organization, Power, Authority, etc. Each Loan Party is a corporation validly organized and existing and in good standing under the laws of the state of its incorporation, is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify would reasonably be expected to have a Materially Adverse Effect and has full power and authority to own and hold under lease its property and conduct its business substantially as presently conducted by it. Each Loan Party has full power and authority to enter into and to perform its obligations under this Agreement and each Loan Document to which each is a party and, in the case of Borrower, to borrow the Loans hereunder.

     SECTION 6.2 Due Authorization. The execution and delivery by each Loan Party of each Loan Document to which it is a party, the performance by each Loan Party of its respective obligations under each such Loan Document and the borrowings hereunder by the Borrower have been duly authorized by all necessary corporate action, do not require any Approval, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document or material Contractual Obligation (except as disclosed in Item 1 ("Material Contractual Obligations") of Exhibit A) of such Loan Party (or any other material Contractual Obligation) or any present law or governmental regulation or court decree or order applicable to any Loan Party and will not result in or require the creation or imposition of any Lien on any of the properties of any Loan Party pursuant to the provisions of any Contractual Obligation, other than Liens in favor of the Administrative Agent and the Lenders pursuant to the Loan Documents.

     SECTION 6.3 Validity, etc. This Agreement is, and each other Loan Document executed by any Loan Party will on the due execution and delivery thereof by such Loan Party be, the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium or other similar laws at the time in effect affecting the enforceability of the rights of creditors generally, and by general equitable principles which may limit the right to obtain the remedy of specific performance of executory covenants.

     SECTION 6.4 Financial Information. All balance sheets, the statements of operations, of shareholders' equity and of cash flows and other financial information of the Borrower which have been or shall hereafter be furnished by or on behalf of the Borrower to the Lenders for the purposes of or in connection with this Agreement or any transaction contemplated hereby pursuant to
Section 5.1.11, Section 7.1.1(a) or Section 7.1.1(b) (except
Section 7.1.1(a)(iii)) (including the financial information referred to below) have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended, including the consolidated balance sheet at March 30, 1995, and the consolidated statements of earnings, of shareholders' equity and of cash flows, for the Fiscal Year then ended, of the Borrower and its Consolidated Subsidiaries. Since March 30, 1995, there has been no occurrence (other than changes that are seasonal in nature) which, individually or in the aggregate, would reasonably be expected to have a Materially Adverse Effect.

     SECTION 6.5 Absence of Certain Defaults. Neither the Borrower nor any Subsidiary is in default: (a) in the payment of (or in the performance of any material obligation applicable to) any Indebtedness outstanding in a principal amount exceeding $6,500,000; or (b) under any law, governmental regulation, court decree or order which would reasonably be expected to have a Materially Adverse Effect.

     SECTION 6.6 Litigation, etc. Except as described in Item 2 ("Litigation") of Exhibit A, no litigation, arbitration or governmental investigation or proceeding against the Borrower or any Subsidiary or to which any of the properties of any thereof is subject is pending or, to the best knowledge of the Borrower, threatened (i) which, if adversely determined, would result in a liability not covered by insurance in excess of $6,500,000 or
(ii) which purports to affect the legality, validity or enforceability of this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby.

     SECTION 6.7  Use of Proceeds; Regulation U.

     (a) The proceeds of the Loans will be used for the purposes specified in the recitals.

     (b) The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock, and less than 25% of the assets of the Borrower consists of margin stock. No part of the proceeds of any Loan will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit for the purpose of purchasing or carrying any margin stock. If requested by the Administrative Agent, the Borrower will furnish a statement to the foregoing effect in conformity with the requirements of Federal Reserve Form U-1 to each Lender. Terms for which meanings are provided in Regulation U of the F.R.S. Board or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 6.8 Government Regulation. Neither the Borrower nor any Subsidiary nor any Unrestricted Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended.

     SECTION 6.9 Certain Contractual Obligations or Organic Documents. Neither the Borrower nor any Subsidiary is a party or subject to any Contractual Obligation or Organic Document which would reasonably be expected to have a Materially Adverse Effect.

     SECTION 6.10 Taxes. The Borrower and all Subsidiaries have filed all tax returns and reports required by law to have been filed by them and have paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on their books.

     SECTION 6.11 Employee Benefit Plans. Each Pension Plan complies in all material respects with all applicable requirements of law and regulations, and, except as set forth in
Item 3 of Exhibit A, no "Reportable Event", such term being used herein with the meaning provided for it in section 4043 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), has occurred with respect to any Pension Plan which constitutes an Event of Default of the type described in Section
8.1.8. No steps have been taken to terminate any Pension Plan where the Unfunded Benefit Liabilities on the date of such termination or the date of the institution of such steps exceed $6,500,000, and neither the Borrower nor any Subsidiary or Unrestricted Subsidiary has withdrawn or partially withdrawn from any Multiemployer Plan or initiated steps to do so where as a result thereof the Borrower or Subsidiary or Unrestricted Subsidiary could be required to make withdrawal liability payments in excess of $6,500,000. No contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under section 302(f) of ERISA. Neither the Borrower nor any Subsidiary or Unrestricted Subsidiary has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of title I of ERISA, except as listed on Item 3 of Exhibit A.

     SECTION 6.12 Labor Controversies. There are no labor controversies pending or, to the best of the Borrower's knowledge, threatened against the Borrower or any Subsidiary, which would reasonably be expected to have a Materially Adverse
Effect.

     SECTION 6.13 Subsidiaries and Significant Subsidiaries. The Borrower has no Subsidiaries or Significant Subsidiaries except those identified in Item 4 ("Existing Subsidiaries and Significant Subsidiaries") of Exhibit A and those disclosed to the Agents and Lenders pursuant to Section 7.1.1(d). All Unrestricted Subsidiaries existing on the Effective Date are listed on Schedule II hereto.

     SECTION 6.14 Intellectual Property. The Borrower owns and possesses or has a license or other right to use all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as the Borrower considers necessary for the conduct of the businesses of the Borrower or Subsidiaries as now conducted without any infringement upon rights of others which would reasonably be expected to have a Materially Adverse Effect.
There is no individual patent, patent license, trademark, trademark license, trade name, trade name license, copyright or copyright license used by the Borrower in the conduct of its business the loss of which would reasonably be expected to have a Materially Adverse Effect except as may be disclosed in Item 5 ("Material Intellectual Property") of Exhibit A.

     SECTION 6.15 Ownership of Properties; Liens. Each of Borrower and each Subsidiary has good and marketable title to or good leasehold interests in all of its material properties and assets, real and personal, of any nature whatsoever, free and clear of all Liens except as permitted pursuant to Section 7.2.2.

     SECTION 6.16 Accuracy of Information. All factual information heretofore or contemporaneously furnished by the Borrower to the Agents or the Lenders in connection with execution and delivery of this Agreement and the various transactions contemplated hereby, to the best of the Borrower's knowledge, has been, and all other such factual information hereafter furnished by the Borrower to the Agents or the Lenders will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement and not incomplete by omitting to state any material fact necessary to make such information not misleading. All projections and pro forma financial information contained in any materials furnished by the Borrower or any Subsidiary to the Agents or the Lenders are based on good faith estimates and assumptions by the management of the Borrower or the applicable Subsidiary, it being recognized by the Agents and the Lenders, however, that projections and statements as to future events are not to be viewed as fact and that actual results during the period or periods covered by any such projections or statements may differ from the projected results and that the differences may be material.

     SECTION 6.17 Solvency. Neither the Borrower nor any of the Significant Subsidiaries after giving effect to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby, is (i) insolvent, (ii) engaged in business for which any property left with such entity is an unreasonably small capital or (iii) incurring debts beyond its ability to pay such debts as they mature. When used herein, "insolvent" means, with respect to any Person, that such Person has a financial condition such that the sum of such Person's debts is greater than the value, both at fair valuation and at present fair salable value, of such Person's property.

     SECTION 6.18 Refinancing Transactions. At the time of consummation thereof, each Refinancing Transaction shall have been consummated in accordance with the respective Refinancing Transaction Documents applicable thereto and in compliance with all applicable laws (including Rule 14e-1 under the Exchange Act and all other Federal and state securities laws). At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies or instrumentalities required in order to consummate the Refinancing Transactions shall have been obtained, given, filed or taken and are or will be in full force and effect. At the time of consummation thereof, there shall not exist any judgment, order or injunction prohibiting or imposing material adverse conditions on any of the Refinancing Transactions. None of the Refinancing Transaction Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 6.19 Environmental Warranties. Except as set forth in Item 6 ("Environmental Matters") of Exhibit A:

          (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in material compliance with all Environmental Laws;

          (b) there have been no past, and there are no pending or threatened

               (i) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law that, singly or in the aggregate, would reasonably be expected to have a Materially Adverse Effect, or

               (ii) complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law that, singly or in the aggregate, would reasonably be expected to have a Materially Adverse Effect;

          (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Materially Adverse Effect;

          (d) the Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses;

          (e) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA or, to the Borrower's best knowledge, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up (it being understood that the Borrower will provide the Administrative Agent and each Lender with a schedule of all owned properties on any list mentioned above within 30 days after the Effective Date);

          (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Materially Adverse Effect;

          (g) neither Borrower nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations, which may lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

          (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary that, singly or in the aggregate, have, or may reasonably be expected to have, a Materially Adverse Effect; and

          (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

     SECTION 6.20 Restrictions on or Relating to Subsidiaries. There does not exist any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock owned by the Borrower or any Subsidiary, or pay any Indebtedness owed to the Borrower or any Subsidiary, (b) make loans or advances to the Borrower or (c) transfer any of its assets or properties to the Borrower, except for such encumbrances or restrictions existing by reason of or under (i) applicable law, (ii) this Agreement or the other Loan Documents, (iii) prior to the termination thereof, the AMC Loan Agreement and (iv) prior to the funding of the initial Loans, the Senior Note Indenture and the Subordinated Note Indenture.


                           ARTICLE VII

                            COVENANTS

     SECTION 7.1 Certain Affirmative Covenants. The Borrower agrees with the Agents and the Lenders that, until the Commitments shall have terminated and all of the Liabilities have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.

     SECTION 7.1.1 Financial Information, etc. The Borrower will furnish, or will cause to be furnished, to the Administrative Agent and each Lender copies of the following financial statements, reports and information:

          (a) promptly when available and in any event within 90 days after the close of each Fiscal Year

               (i) a balance sheet at the close of such Fiscal Year, and statements of operations, of shareholders' equity and of cash flows for such Fiscal Year, of the Borrower and its Consolidated Subsidiaries certified without Impermissible Qualification by independent public accountants of recognized standing selected by the Borrower and reasonably acceptable to the Required Lenders,

               (ii) a Compliance Certificate calculated as of the close of such Fiscal Year,

               (iii)  a projected financial statement of the
          Borrower and its Consolidated Subsidiaries for the following Fiscal Year, and

               (iv) the report filed by the Borrower with the SEC on Form 10-K for such Fiscal Year;

          (b) promptly when available and in any event within 45 days after the close of each of the first three Fiscal
     Quarters of each Fiscal Year

               (i) a balance sheet at the close of such Fiscal Quarter and statements of operations, of income and of cash flows for the period commencing at the close of the previous Fiscal Year and ending with the close of such Fiscal Quarter, of the Borrower and its Consolidated Subsidiaries certified by the chief accounting or financial Authorized Officer of the Borrower,

               (ii) a Compliance Certificate calculated as of the close of such Fiscal Quarter, and

               (iii) the report filed by the Borrower with the SEC on Form 10-Q for each such Fiscal Quarter;

          (c) promptly upon receipt thereof and upon request of the Administrative Agent or any Lender, copies of all management letters submitted to the Borrower by independent public accountants in connection with each annual or interim audit made by such accountants of the books of the Borrower or any Subsidiary;

          (d) promptly upon the incorporation or acquisition thereof, information regarding the creation or acquisition of any new Subsidiary;

          (e) promptly when available and in any event within ten days of publication, all material filings with the SEC;

          (f)  within 45 days after the close of each Fiscal
     Quarter, an Applicable Margin Determination Ratio
     Certificate; and

          (g) such other information with respect to the financial condition, business, property, assets, revenues and operations of the Borrower and Subsidiaries as the Administrative Agent or any Lender may from time to time reasonably request.

     SECTION 7.1.2  Maintenance of Existences; Ownership of AMC
Capital Stock; Asset Ownership.

          (a) Except as permitted by Sections 7.2.6 and 7.2.15, the Borrower will cause to be done at all times all things necessary to maintain and preserve the corporate (or partnership, as the case may be) existences of the Borrower and each Subsidiary, and to comply in all material respects with all applicable laws, rules, regulations and orders.

          (b) The Borrower will continue to own and hold directly, free and clear of all Liens other than Liens granted to the Administrative Agent for the benefit of the Lenders pursuant to the Loan Documents, legal and beneficial ownership of 100% of the outstanding shares of Capital Stock of AMC.

          (c) The Borrower shall cause at least 75% of the consolidated assets of the Borrower and its Consolidated Subsidiaries to be owned legally and beneficially, free and clear of all Liens other than Liens permitted by Section 7.2.2, by Wholly-Owned Subsidiaries or the Borrower.

     SECTION 7.1.3 Foreign Qualification. The Borrower will, and will cause each Subsidiary to, cause to be done at all times all things necessary to be duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify would reasonably be expected to have a Materially Adverse Effect, and to comply in all material respects with all applicable laws, rules, regulations and orders.

     SECTION 7.1.4 Payment of Taxes, etc. The Borrower will, and will cause each Subsidiary to, pay and discharge, prior to becoming delinquent, all federal, state and local taxes, assessments and other governmental charges or levies against or on any of its property, as well as claims of any kind which, if unpaid, might become a Lien in a material amount upon any of its properties; provided, however, that the foregoing shall not require the Borrower or any Subsidiary to pay or discharge any such tax, assessment, charge, levy or Lien so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves in accordance with GAAP with respect thereto.

     SECTION 7.1.5 Insurance. The Borrower will, and will cause each Subsidiary to, maintain or cause to be maintained, with a company or companies rated A- or better by A.M. Best and Company, insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and in any event as required by applicable law and will, upon request of the Administrative Agent, furnish to the Administrative Agent at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

     SECTION 7.1.6  Notice of Default, Litigation, etc.  The
Borrower will give prompt notice (with a description in reasonable detail) to the Administrative Agent and each Lender of:

          (a)  the occurrence of any Default;

          (b) the occurrence of any litigation, arbitration or governmental investigation or proceeding previously not disclosed by the Borrower to the Lenders which has been instituted or, to the knowledge of the Borrower, is threatened against the Borrower or any Subsidiary or to which any of their respective properties is subject which if adversely determined would result in a liability to the Borrower or any Subsidiary not covered by such Borrower's or Subsidiary's insurers in excess of $6,500,000;

          (c) any material development which shall occur in any labor controversy, litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower to the Lenders;

          (d) the occurrence of any event which would reasonably be expected to have a Materially Adverse Effect;

          (e) the occurrence of a Reportable Event under, or the institution of steps by the Borrower or any Subsidiary to terminate, any Pension Plan, or there is a partial or complete withdrawal (as described in ERISA section 4203 or 4205) by the Borrower or any Subsidiary from a Multiemployer Plan where as a result the Borrower or any Subsidiary could be liable for payments of $500,000 or more; and

          (f) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower or any Subsidiary furnish a bond or other security to the PBGC or such Pension Plan.

     SECTION 7.1.7 Performance of Loan Documents. The Borrower will, and will cause each Loan Party to, perform promptly and faithfully all of its obligations under each Loan Document executed by it.

     SECTION 7.1.8 Books and Records. The Borrower will, and will cause each Subsidiary to, keep books and records reflecting all of its business affairs and transactions in accordance with GAAP and permit each Lender or any of its representatives, at reasonable times and intervals and as arranged through the chief financial officer or chief legal officer of the Borrower, to visit all of its offices, discuss its financial matters with its officers and independent accountants, examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay the reasonable fees of such accountants incurred in connection with the Administrative Agent's exercise of its rights pursuant to this Section.

     SECTION 7.1.9 Significant Subsidiary Guaranty; Pledge of Shares of Significant Subsidiaries; Pledge of Intercompany Indebtedness. The Borrower agrees to promptly notify the Administrative Agent each time a Wholly-Owned Subsidiary becomes a Significant Subsidiary and to cause such Significant Subsidiary to deliver to the Administrative Agent a duly executed counterpart to the Significant Subsidiary Guaranty along with an opinion of counsel, similar in form and substance to the opinion respecting the Significant Subsidiary Guaranty delivered pursuant to Section 5.1.3, as to the due authorization, execution and delivery of the Significant Subsidiary Guaranty by such Significant Subsidiary and as to the enforceability of the Significant Subsidiary Guaranty against such Significant Subsidiary and a certificate of the type required by Section 5.1.1(a), each in form and substance reasonably acceptable to the Administrative Agent; provided, however, that a Significant Subsidiary shall not have to execute a counterpart to the Significant Subsidiary Guaranty (or deliver such opinion or certificate) if it has already executed a Guaranty conforming to the requirements of Section 7.2.16 and such Guaranty is then in effect. If at any time the Net Indebtedness to Consolidated EBITDA Ratio exceeds 3.75:1, Borrower shall forthwith (i) pledge to the Administrative Agent, for its benefit and the ratable benefit of the Lenders, all of the Capital Stock owned by it of each of its direct Subsidiaries and all Indebtedness of each Subsidiary owing to it pursuant to a Pledge Agreement, (ii) cause all Indebtedness of each Subsidiary or the Borrower owing to the Borrower or any Subsidiary to be evidenced by a note in substantially the form of Exhibit L, (iii) cause each Guarantor to pledge to the Administrative Agent, for its benefit and the ratable benefit of the Lenders, the Capital Stock of each Subsidiary owned by such Guarantor and all Indebtedness of the Borrower or any other Subsidiary owing to such Guarantor, pursuant to a Subsidiary Pledge Agreement and (iv) deliver, and shall cause each Guarantor to forthwith deliver, to the Administrative Agent certificates representing 100% of the issued and outstanding shares of Capital Stock of each Subsidiary owned by the Borrower or such Guarantor, accompanied by duly executed assignments separate from certificate, undated and in blank, and notes evidencing all Indebtedness referred to above, duly endorsed to the order of the Administrative Agent, and an opinion of counsel to each party executing a Pledge Agreement or a Subsidiary Pledge Agreement, as the case may be, in form and substance reasonably satisfactory to the Administrative Agent, as to the due authorization, execution and delivery of such Loan Document by each party thereto, to the enforceability of such Loan Document against each such party and to the perfection, free from adverse claims (in the case of pledged stock) or prior to other Liens (in the case of pledged notes), of the security interest granted to the Administrative Agent thereunder (it being understood that such opinion may contain reasonable exceptions and assumptions thereto, including exceptions and assumptions similar to those set forth in the opinion delivered pursuant to
Section 5.1.3). Any such pledge shall be released if at any time thereafter the Net Indebtedness to Consolidated EBITDA Ratio shall be less than 3.75:1 for two consecutive Fiscal Quarters and there shall be no Default that has occurred and is then continuing, and in the event of such release the immediately preceding sentence shall again apply.

     SECTION 7.1.10 Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to,

          (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

          (b) immediately notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly use its best efforts to cure and have dismissed with prejudice to the satisfaction of the Administrative Agent any actions and proceedings relating to compliance with Environmental Laws; and

          (c) provide such information and certifications as the Administrative Agent may reasonably request from time to time to demonstrate compliance with this Section 7.1.10.

     SECTION 7.2 Certain Negative Covenants. The Borrower agrees with the Agents and the Lenders that, until the Commitments shall have terminated and all of the Liabilities have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

    SECTION 7.2.1 Indebtedness for Borrowed Money. The Borrower will not, and will not permit any Subsidiary to, incur or permit to exist any Indebtedness, except that the Borrower may, and may permit any Subsidiary to, incur or permit to exist any or all of the following: (i) the Liabilities and Guaranties thereof; (ii) Subordinated Debt; (iii) Indebtedness of the Borrower, any Wholly-Owned Subsidiary of the Borrower or any Guarantor owing to the Borrower, any Wholly-Owned Subsidiary of the Borrower or any Guarantor; (iv) Indebtedness outstanding on the Effective Date and listed on Item 7 of Exhibit A and refinancings thereof, provided that such Indebtedness is not increased as the result of any such refinancing and that none of the Senior Notes, the Subordinated Notes nor the AMC Loan Agreement may be refinanced;
(v) Indebtedness of the Borrower or Subsidiaries to Persons other than the Borrower or any Subsidiary in an aggregate principal amount not to exceed at any one time outstanding the difference obtained by subtracting (x) the aggregate principal amount of Senior Notes not purchased by the Borrower pursuant to the Senior Note Tender Offer less the aggregate principal amount of Senior Notes redeemed or otherwise repurchased by the Borrower subsequent to the Senior Note Tender Offer (it being understood that prior to the consummation of the Senior Note Tender Offer, this clause (x) shall be deemed to be zero) from (y) $40,000,000;
(vi) Indebtedness permitted as Investments under Section 7.2.12(v) or (vi); (vii) Interest Rate Protection Obligations relating to Indebtedness of such Person (which Indebtedness is otherwise permitted to exist by this Section 7.2.1) to the extent the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of Indebtedness to which such Interest Rate Obligations relate; (viii) contingent Indebtedness represented by Guaranties permitted under Section 7.2.13; (ix) Capitalized Lease Obligations; and (x) Currency Hedging Obligations relating to arrangements to protect the Borrower from fluctuations in currency exchange rates.

     SECTION 7.2.2 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except that the Borrower may, and may permit any Subsidiary to, create, incur or suffer to exist any or all of the following:

          (a) Liens in favor of the Administrative Agent and the Lenders to secure the Liabilities;

          (b)  Liens which were granted prior to the Effective
     Date in (and only in) assets identified in Item 7 ("Ongoing
     Indebtedness") and Item 8 ("Liens") of Exhibit A;

          (c) Liens in (and only in) stock or assets permitted to be acquired under the terms of this Agreement granted to secure Indebtedness at the time of such acquisition (or within one year thereof) or incurred to finance the acquisition of such stock or assets, provided that, in either case, such Indebtedness is permitted under Section 7.2.1(v);

          (d) statutory and common law banker's Liens and rights of setoff on bank deposits;

          (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (f) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books;

          (g) non-material Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

          (h) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with insurance companies of the type specified in
     Section 7.1.5;

          (i) Liens existing on any assets at the date of acquisition of such assets, which assets are permitted to be acquired under the terms of this Agreement and are acquired after the Effective Date;

          (j) Liens granted to secure Indebtedness incurred to refinance any Indebtedness (other than the Senior Notes, the Subordinated Notes and the AMC Loan Agreement) secured by Liens permitted by clauses (b), (c) and (i) of this Section
     7.2.2 (provided, that such Indebtedness is not increased as the result of such refinancing and that such Liens attach only to the same assets subject to Lien prior to the refinancing);

          (k)  Liens granted to secure Indebtedness permitted by
     Section 7.2.1(v) or in connection with Capitalized Lease
     Obligations or operating leases; and

          (l) Zoning restrictions, easements, licenses, covenants, reservations, utility company rights, restrictions on the use of real property or minor irregularities of title incident thereto which do not in the aggregate materially detract from the value of the property or assets of the Borrower and its Subsidiaries taken as a whole, or materially impair the operation of their business, taken as a whole.

     SECTION 7.2.3 Financial Condition. The Borrower will not permit:

          (a) the Net Indebtedness to Consolidated EBITDA Ratio at the end of any Fiscal Quarter ending during any period set forth below to exceed the ratio set forth below across from such period:

               Period                        Ratio

     Effective Date to December 30, 1999     4.50:1
     Thereafter                              4.00:1; and

          (b) the Cash Flow Coverage Ratio at the end of any Fiscal Quarter to be less than 1.40:1.

     SECTION 7.2.4 Capital Expenditures. The Borrower will not, and will not permit any Subsidiary to, make, or commit to make by so designating in writing to the Administrative Agent, any Capital Expenditure unless such Capital Expenditure, together with all other such Capital Expenditures made or so committed to be made by the Borrower and its Subsidiaries in any Fiscal Year (without double-counting Capital Expenditures so committed to be made with such Capital Expenditures when actually made), does not exceed $150,000,000 in such Fiscal Year; provided, however, that
(i) the aggregate amount of Investments in Special Entities (other than Investments in Cash Equivalents permitted by Section 7.2.12(iv)) made by the Borrower and its Subsidiaries during any Fiscal Year will be deemed to be Capital Expenditures made in such Fiscal Year for the purposes of the annual limitation on Capital Expenditures provided in this Section 7.2.4 (without double-counting Investments made in Special Entities with Capital Expenditures made by such Special Entities with the proceeds of such Investments), (ii) with respect to any Investment in a Special Entity made after the Effective Date (other than Investments in Cash Equivalents permitted by Section 7.2.12(iv)),
(x) upon any return of cash in any Fiscal Year with respect to such Investment, an amount equal to the lesser of the return of cash with respect to such Investment and the initial amount of such Investment, in either case, less the cost of disposition of such Investment, shall be available for additional Investments and Capital Expenditures in such Fiscal Year in addition to the annual limitation set forth above and (y) if any such Special Entity subsequently becomes a Guarantor, the amount of any Investment not previously made available pursuant to clause
(ii)(x) above in any Fiscal Year shall be available for additional Investments and Capital Expenditures in the Fiscal Year that such Special Entity becomes a Guarantor in addition to the annual limitation set forth above and (iii) to the extent that Capital Expenditures made or committed to be made pursuant to this Section 7.2.4 in any Fiscal Year are less than the amount permitted to be made or committed to be made in such Fiscal Year (including any carryforward), the amount of the difference, not to exceed $50,000,000, may be carried forward and used to make additional Capital Expenditures in subsequent Fiscal Years of the Borrower (it being understood that any Capital Expenditures made or committed to be made in any Fiscal Year shall first be applied to reduce any carryforward from a previous Fiscal Year); provided, further, however, that any Capital Expenditures made with the proceeds of Subordinated Debt or with the proceeds of the issuance of Capital Stock (other than Disqualified Stock) shall be disregarded for purposes of the limitation on Capital Expenditures in this Section 7.2.4; and provided, further, however, that any Capital Expenditures made during any Fiscal Year that were counted for purposes of the annual limitation on Capital Expenditures for such Fiscal Year with respect to property that was subsequently sold by the Borrower or its Subsidiaries in an Asset Sale permitted by Section 7.2.15 and contemporaneously leased back to the Borrower or the applicable Subsidiary on fair market terms pursuant to an operating lease (as determined under GAAP as of the date such lease is entered into) shall be added to the amount of Capital Expenditures which may otherwise be made in the Fiscal Year in which such sale occurred.

     SECTION 7.2.5 Take or Pay Contracts. The Borrower will not, and will not permit any Subsidiary to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

     SECTION 7.2.6 Consolidation, Merger, etc. The Borrower will not, and will not permit any Subsidiary to, consolidate with or merge into or with any other Person, or sell, transfer, lease or sell and lease back or otherwise dispose of all or substantially all of its assets to any Person, without prior written consent of the Required Lenders, except: (a) the sale or other disposition of all or substantially all of the assets of a Subsidiary to a Guarantor, to a Wholly-Owned Subsidiary or to the Borrower; (b) the consolidation with or merger into a Guarantor, a Wholly-Owned Subsidiary or the Borrower of any Subsidiary, provided that such Guarantor, Wholly-Owned Subsidiary or the Borrower is the survivor of such consolidation or merger, or, in the case of mergers or consolidations involving Subsidiaries and Wholly-Owned Subsidiaries or Guarantors, the surviving entity of such consolidation or merger thereupon becomes a Guarantor or Wholly-Owned Subsidiary; and (c) as set forth in Item 9 of the Disclosure Schedule.

     SECTION 7.2.7 Modification, etc. of Subordinated Debt. Other than pursuant to the Subordinated Note Consent Solicitation, the Borrower will not amend any term or provision, including any subordination provision, covenant, event of default or right of acceleration or any sinking fund provision or term of required repayment or redemption (except any amendment which extends the date or reduces the amount of any required repayment or redemption), contained in or applicable to any Instrument evidencing or applicable to any Subordinated Debt of the Borrower or any Significant Subsidiary.

     SECTION 7.2.8 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its Affiliates (except for Guarantors and Wholly-Owned Subsidiaries) which is on terms which are not on an arm's-length basis.

     SECTION 7.2.9 Sale or Discount of Receivables. Except as permitted by Section 7.2.6, the Borrower will not, and will not permit any Subsidiary to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable in an aggregate amount for all such sales or discounts by the Borrower and its Subsidiaries in any Fiscal Year in excess of $100,000.

     SECTION 7.2.10 Limitation on Certain Payments; Limitation on Restriction of Subsidiary Dividends and Distributions. If any Default or Event of Default then exists or would result therefrom, the Borrower shall not (a) declare or pay any dividends or other distributions on any of its Capital Stock to the holders thereof, (b) purchase or redeem any Capital Stock or any warrants, options or other rights in respect of Capital Stock, (c) make any other distribution to shareholders as such,
(d) redeem, prepay, defease or repurchase any Subordinated Debt or any obligations under any Capitalized Lease Obligation or (e) set aside funds for any of the foregoing. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make other distributions on its Capital Stock owned by the Borrower or any Subsidiary, or pay any Indebtedness owed to the Borrower or any Subsidiary, (b) make loans or advances to the Borrower or (c) transfer any of its assets or properties to the Borrower, except for such encumbrances or restrictions existing by reason of or under (i) applicable law, (ii) this Agreement or the other Loan Documents,
(iii) prior to the termination thereof, the AMC Loan Agreement and (iv) prior to the funding of the initial Loans, the Senior
Note Indenture and the Subordinated Note Indenture.

     SECTION 7.2.11 Inconsistent Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached by any borrowing by the Borrower hereunder or by the performance by the Borrower or any Subsidiary of their respective obligations hereunder or under any other Loan Document.

     SECTION 7.2.12 Investments. The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any Investment in any Person, except that the Borrower may, and may permit any Subsidiary to, make or permit to remain outstanding any or all of the following:

          (i) Investments outstanding on the Effective Date as set forth in Item 10 ("Investments") on Exhibit A;

          (ii) advances or extensions of credit on terms customary in the industry in the form of accounts or other receivables incurred or pre-paid film rentals, and loans and advances made in settlement of such accounts receivable, all in the ordinary course of business on a basis consistent with past practice;

          (iii) Investments in the Borrower, any Guarantor or any Wholly-Owned Subsidiary of the Borrower;

          (iv) any Investment in Cash Equivalents, provided that, in the case of all of the foregoing obligations, they mature within 12 months of the date of purchase (unless required to mature earlier pursuant to the definition of "Cash Equivalents");

          (v) so long as no Default or Event of Default has occurred and is continuing or would result from such Investment, Investments by the Borrower or any Subsidiary of the Borrower in another Person, if (x) as a result of such Investment (A) such other Person becomes a Wholly-Owned Subsidiary of the Borrower or a Guarantor or (B) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Borrower or a Wholly-Owned Subsidiary of the Borrower or a Guarantor and (y) such other Person is engaged substantially only in the lines of business permitted under Section 7.2.14;

          (vi) Investments (without double-counting Investments made by Subsidiaries to the extent that such Investments are made with the proceeds of Investments by the Borrower or other Subsidiaries otherwise permitted under this clause
     (vi)) by the Borrower or any Subsidiary in an amount not exceeding in the aggregate from the Effective Date to the Commitment Termination Date, the sum of (w) $100,000,000 plus (or minus if a negative number) (x) the greater of (i) 25% of Free Cash Flow or (ii) 50% of Consolidated Net Income (or 100% of Consolidated Net Income if a loss) calculated on a cumulative basis from the Effective Date to the date of determination plus (y) the aggregate Net Cash Proceeds from the issuance or sale of Capital Stock (excluding Disqualified Stock) of the Borrower to any Person (other than a Subsidiary) from the Effective Date to the date of determination plus (z) with respect to any such Investment made after the Effective Date, an amount equal to the lesser of the return of cash with respect to any such Investment and the initial amount of such Investment, in either case, less the cost of disposition of such Investment;

          (vii) loans or advances to employees of the Borrower or any Subsidiary in the ordinary course of their businesses, consistent with past practices, not to exceed
     $1,000,000 in aggregate amount at any time outstanding; and

            (viii) refundable construction advances made with respect to the construction of motion picture exhibition theatres in the ordinary course of business on a basis consistent with past practice.

     SECTION 7.2.13 Guaranties. Except as described in Item 11 ("Guaranties") of Exhibit A, neither the Borrower nor any Subsidiary will enter into any Guaranty prior to the Commitment Termination Date, except that the Borrower and any Subsidiary may enter into any or all of the following (subject, in the case of Guaranties of Indebtedness of the Borrower, to Section 7.2.16):

          (i) Guaranties relating to (x) operating lease obligations on which the Borrower or any Subsidiary or Unrestricted Subsidiary of the Borrower is lessee, (y) Capitalized Lease Obligations on which the Borrower or any Subsidiary is lessee and (z) Capitalized Lease Obligations of any Unrestricted Subsidiary relating to leased property in service outside the United States;

          (ii) Guaranties of operating obligations of any Subsidiary or Unrestricted Subsidiary, such as construction agreements in connection with a theater;

          (iii)  any Significant Subsidiary Guaranty;

          (iv) Guaranties by the Borrower or its Subsidiaries not to exceed $25,000,000 in aggregate amount at any time outstanding;

          (v) contingent obligations arising or existing as the result of the sale or other disposition of theatres;

          (vi) Guaranties by any Significant Subsidiary of the Senior Notes and the Subordinated Notes (provided that all such Guaranties of the Subordinated Notes shall be subordinated to the prior payment in full in cash of the Liabilities in form and substance satisfactory to the Administrative Agent); and

          (vii) Guaranties by AMC as set forth in (A) that certain Partnership Interest Purchase Agreement dated May 28, 1993, among AMC certain other parties, TPI and TPIE and
     (B) that certain Mutual Release and Indemnification Agreement dated May 28, 1993 among AMC, TPI and TPIE and certain other parties.

     SECTION 7.2.14 Business Activities. The Borrower will not, and will not permit any Subsidiary to, engage in any type of business except the theatrical exhibition, media, communications, leisure, and entertainment industries; specialty retailing and food service as they relate to the theater exhibition business; and real estate and related services related to or necessary to support the aforementioned activities.

     SECTION 7.2.15 Asset Sales. (a) The Borrower shall not, and shall not permit any Subsidiary to, engage in any Asset Sale
(x) unless at least 85% of the consideration received by the Borrower or such Subsidiary from such Asset Sale is in cash or Cash Equivalents, (y) unless the consideration received by the Borrower or such Subsidiary is at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of in such Asset Sale and (z) if and to the extent that the aggregate Net Cash Proceeds from all Asset Sales from and after the Effective Date would be in excess of $50,000,000; provided, that
(i) clauses (x) and (y) of this Section 7.2.15(a) shall not apply to any Asset Sale where the Fair Market Value of the shares or assets sold or otherwise disposed of in such Asset Sale is less than $2,500,000 or to like kind exchanges of theatres for other theatres, (ii) clause (z) of this Section 7.2.15(a) shall not apply to any Asset Sale if the assets sold in such Asset Sale are contemporaneously leased back to the Borrower or the applicable Subsidiary on fair market terms (whether pursuant to an operating lease or a lease giving rise to Capitalized Lease Obligations),
(iii) this Section 7.2.15(a) shall not apply to sales of Capital Stock of Subsidiaries and (iv) for purposes of clause (z) of this
Section 7.2.15(a), the Fair Market Value of property received by the Borrower or any Subsidiary in any like kind exchange of theatres for other theatres shall be deemed to be Net Cash Proceeds from such transaction.

     (b) The Net Cash Proceeds of each Asset Sale shall, to the extent not invested in activities permitted by Section 7.2.14, be applied pursuant to Sections 2.2.2(c) (subject to the proviso to the first sentence thereof).

     SECTION 7.2.16 Limitation on Issuances of Guaranties of Indebtedness. The Borrower will not permit any Subsidiary, directly or indirectly, to guaranty, assume or in any other manner become liable with respect to any Indebtedness of the Borrower unless (i) such Subsidiary simultaneously executes and delivers to the Administrative Agent a Guaranty of the Liabilities (accompanied by certified resolutions, an incumbency certificate and an opinion of counsel, as to the due execution and delivery of such Guaranty by such Subsidiary and as to the enforceability of such Guaranty against such Subsidiary, all in form and substance similar to those delivered pursuant to Sections 5.1.1 and 5.1.3 and reasonably satisfactory to the Administrative Agent) on the same terms as the Guaranty of such Indebtedness except that if such Indebtedness is by its terms subordinated to the Liabilities, any such assumption, Guaranty or other liability of such Subsidiary with respect to such Indebtedness shall be subordinated to such Subsidiary's assumption, Guaranty or other liability with respect to the Liabilities to the same extent as such Indebtedness is subordinated to the Liabilities and (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Borrower or any other Subsidiary as a result of any payment by such Subsidiary under such Guaranty of the Liabilities; provided, that a Subsidiary shall not have to execute a Guaranty under this Section if it has already executed a counterpart to the Significant Subsidiary Guaranty and such Subsidiary's obligations thereunder are then in effect.

     SECTION 7.2.17 Negative Pledges. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (other than this Agreement and the other Loan Documents) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of Borrower and its Subsidiaries to amend or modify this Agreement or any other Loan Document.

     SECTION 7.2.18 Fiscal Year. The Borrower will not change its Fiscal Year.

                           ARTICLE VIII

                        EVENTS OF DEFAULT

     SECTION 8.1 Events of Default. The term "Event of Default" shall mean each of the following events:

     SECTION 8.1.1 Non-Payment of Liabilities. The Borrower shall default in the payment or prepayment when due of any principal of any Loan, or the Borrower shall default (and such default shall continue unremedied for a period of three Business
Days) in the payment when due, whether at stated maturity, by acceleration or otherwise, of interest on any Loan, of any commitment fee or of any other Liability.

     SECTION 8.1.2  Non-Performance of Certain Covenants.  The
Borrower shall default in the performance and observance of any of its obligations under Section 7.1.2(b) or (c), 7.1.9 or 7.2.

     SECTION 8.1.3 Non-Performance of Other Obligations. The Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender.

     SECTION 8.1.4 Bankruptcy, Insolvency, etc. The Borrower or any Significant Subsidiary or any Guarantor shall become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due; or the Borrower or any Significant Subsidiary or any Guarantor shall apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or such Significant Subsidiary or such Guarantor or any property of any thereof, or make a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver, sequestrator or other custodian shall be appointed for the Borrower or any Significant Subsidiary or any Guarantor or for a substantial part of the property of any thereof and not be discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, shall be commenced in respect of the Borrower or any Significant Subsidiary or any Guarantor, and, if such case or proceeding is not commenced by the Borrower or such Significant Subsidiary or such Guarantor, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Significant Subsidiary or such Guarantor or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or the Borrower or any Significant Subsidiary or any Guarantor shall take any corporate action to authorize, or in furtherance of, any of the foregoing.

     SECTION 8.1.5 Certain Defaults on Other Indebtedness, Leases or Preferred Stock. Any default shall occur under the terms applicable to any Indebtedness, operating lease or Preferred Stock outstanding in a principal amount exceeding $6,500,000 of the Borrower or any Subsidiary representing any borrowing or financing or arising under any other lease or material agreement, and such default shall:

          (i) consist of the failure to pay Indebtedness at the maturity thereof; or

          (ii) continue without being cured or waived (so long as such cure or waiver did not involve any payment of principal of such Indebtedness or amounts other than previously-contracted dividends or distributions with respect to such Preferred Stock) for a period of time sufficient to permit acceleration of Indebtedness or mandatory redemption of such Preferred Stock; or

          (iii) consist of any default under the terms applicable to any such capital or operating lease of the Borrower or any Subsidiary with aggregate remaining lease payments exceeding $6,500,000 which results in the loss of use of the property subject to such lease or involves a default (that is not cured or waived or if cured or waived involved the payment of an amount in excess of $6,500,000) under the terms applicable to any such capital or operating lease of the Borrower or Subsidiary with aggregate remaining lease payments exceeding $25,000,000; or

          (iv) enable the holders of any Preferred Stock to appoint any members of the board of directors (or similar governing body) of, or vote on or consent to any matter (except as expressly provided otherwise by law) concerning, the Borrower or any Subsidiary.

     SECTION 8.1.6 Change in Control. Any Change in Control shall occur.

     SECTION 8.1.7 Breach of Warranty. Any warranty of the Borrower in any Loan Document or in any writing furnished after the date of this Agreement by or on behalf of the Borrower to the Lenders for the purposes of or in connection with this Agreement is or shall be incorrect in any material respect when made, and the Borrower shall not have taken corrective measures with respect thereto satisfactory to the Required Lenders within 30 days after notice thereof to the Borrower by the Administrative Agent or any Lender.

     SECTION 8.1.8 ERISA. Any of the following events shall occur:

          (i) Any Pension Plan shall be terminated (or steps shall be instituted to effect such termination), but only if such Pension Plan has any Unfunded Benefit Liabilities at the date of such termination or the date of the institution of such steps, as the case may be, in excess of $6,500,000.

          (ii) The Borrower or any Subsidiary or Unrestricted Subsidiary shall withdraw or partially withdraw from a Multiemployer Plan (or shall institute steps to effect such withdrawal or partial withdrawal), if as a result thereof the Borrower or any Subsidiary could be required to make withdrawal liability payments in excess of $6,500,000 in the aggregate.

          (iii) Any Reportable Event (other than any Reportable Event as to which the requirement of giving notice to the PBGC within 30 days has been waived) shall occur with respect to a Pension Plan, and there shall exist a liability or obligation of the Borrower or any Subsidiary in excess of $6,500,000 with respect to such Reportable Event.

          (iv) A contribution failure occurs with respect to any Pension Plan sufficient to give rise to a lien under section
     302(f) of ERISA securing an obligation in excess of $6,500,000.

     SECTION 8.1.9 Judgments. A final judgment to the extent not covered by insurance that, with other such outstanding final judgments against the Borrower and its Subsidiaries exceeds an aggregate of $6,500,000 shall be rendered against the Borrower or any Subsidiary and if, within 60 days after entry thereof, such judgment shall not have been discharged or otherwise satisfied or execution thereof stayed pending appeal, or if, within 60 days after the expiration of any such stay, such judgment shall not have been discharged or otherwise satisfied.

     SECTION 8.1.10 Loan Documents. Any Loan Document shall cease to be in full force and effect or the Borrower or any other Loan Party shall assert in writing that such Loan Document or any term thereof is not the legal, valid and binding obligation of any Loan Party that is a party thereto.

     SECTION 8.2 Action if Bankruptcy. If any Event of Default described in Section 8.1.4 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Liabilities shall automatically be and become immediately due and payable, without notice or demand.

     SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than an Event of Default described in Section 8.1.4) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders shall, without notice or demand, declare all or any portion of the outstanding principal amount of the Loans to be due and payable and any or all other Liabilities to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and any and all other Liabilities which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment and/or, as the case may be, the Commitments shall terminate.


                            ARTICLE IX

                            THE AGENTS

     SECTION 9.1 Actions. Each Lender hereby appoints BNS as Administrative Agent under and for purposes of this Agreement and each other Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement and any other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will, subject to the last two sentences of this Section, comply in good faith except as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. The parties hereto acknowledge that the Syndication Agent and the Documentation Agent have no responsibilities in their capacities as Agents pursuant to any Loan Document. Each Lender agrees (which agreement shall survive any termination of this Agreement) to indemnify each Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement, the Notes or any other Loan Document, including the reimbursement of such Agent for all reasonable out-of-pocket expenses (including reasonable attorneys' fees) and the reasonably allocated costs of in-house counsel and legal staff incurred by such Agent hereunder or in connection herewith or in enforcing the Liabilities of the Borrower under this Agreement or any other Loan Document, in all cases as to which such Agent is not reimbursed by the Borrower; provided that no Lender shall be liable for the payment of any portion of such Liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or willful misconduct. The Administrative Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified to its satisfaction by the Lenders against loss, costs, liability, and expense. If any indemnity in favor of the Administrative Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. If the Administrative Agent has received indemnification payments from the Borrower and/or the Lenders in an amount equal to the full amount of all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements specified in the third sentence of this Section 9.1 with respect to a particular matter, then, to the extent any indemnification payments made by the Lenders pursuant to this
Section 9.1 are subsequently recovered from the Borrower with respect to such matter, the Administrative Agent will promptly refund such previously paid indemnity payments to the Lenders, without interest.

     SECTION 9.2 Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., Atlanta time, on the day prior to a Borrowing, that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available by such Lender to the Administrative Agent on a date after the date of such Borrowing, such Lender shall pay to the Administrative Agent on demand interest on such amount at the daily average Federal funds rate quoted by the Administrative Agent for the number of days from and including the date of such Borrowing to the date on which such amount becomes immediately available to the Administrative Agent. A statement of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive, in the absence of demonstrable error. If such amount is not in fact made available to the Administrative Agent by such Lender within three Business Days after the date of such Borrowing, the Administrative Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to the Loans comprising such Borrowing, within five Business Days after demand, from the Borrower.

     SECTION 9.3 Exculpation. None of the Agents nor any of their respective directors, officers, employees, or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for actions or omissions to act which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity, or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any Loan Document, or the validity, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or thereunder. Each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement, or writing which they believe to be genuine and to have been presented by a proper Person.

     SECTION 9.4 Successor. Each Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If either the Syndication Agent or the Documentation Agent resigns, no successor shall be appointed. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement, other than liabilities that have accrued prior to the appointment of such successor Administrative Agent. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Section 10.3 shall continue to inure to its benefit as to any action taken or omitted to be taken by it while it was Administrative Agent hereunder.

     SECTION 9.5 Loans by the Agents. Each Agent shall have the same rights and powers with respect to (i) the Loans made by it or any of its Affiliates, and (ii) the Notes held by it or any of its Affiliates as any Lender and may exercise the same as if it were not an Agent. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with, the Borrower or any Subsidiary or Affiliate of the Borrower as if such Agent was not an Agent hereunder.

     SECTION 9.6 Credit Decisions. Each Lender acknowledges that it has, independently of the Agents and the other Lenders, and based on the financial information referred to in Section 6.4 and such other documents, information, and investigations as it has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Agents and the other Lenders, and based on such other documents, information, and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

     SECTION 9.7 Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each Instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower).


                            ARTICLE X

                          MISCELLANEOUS

     SECTION 10.1 Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

          (i)  modify any requirement hereunder that
     any particular action be taken by all the Lenders or by the Required Lenders, shall be effective unless consented to by each Lender;

          (ii) modify Section 5.1 or this Section 10.1, change the definition of "Required Lenders," increase the Total Commitment Amount or the Percentage of any Lender, reduce any fees described in Article II or extend the Commitment Termination Date shall be made without the consent of each Lender;

          (iii) amend, modify or release any Guaranty or any Subsidiary therefrom shall be made without the consent of each Lender;

          (iv) extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of the Note evidencing such Loan;

          (v) release any substantial portion of any collateral security, except otherwise as specifically provided herein or in any other Loan Document, shall be made without the consent of each Lender; or

          (vi) affect adversely the interests, rights or obligations of any Agent in its capacity as Agent shall be made without consent of such Agent.

No failure or delay on the part of any Agent or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 10.2 Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to it at its address or facsimile number set forth (x) in the case of the Borrower, below its signature hereto and (y) in the case of any Agent or any Lender, below its name on Schedule I hereto or in an Assignment Agreement or, in any case, at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

     SECTION 10.3 Costs and Expenses. The Borrower agrees to pay all reasonable expenses of the Administrative Agent for the structuring and syndication of the credit facilities set forth in this Agreement, for the negotiation, preparation, execution, and delivery of this Agreement and each other Loan Document, including schedules and exhibits (including the allocated costs and expenses of in-house counsel and legal staff), and any amendments, waivers, consents, supplements, or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required (including the reasonable fees and expenses of counsel for the Administrative Agent from time to time incurred in connection therewith and the allocated costs of in-house counsel and legal staff), whether or not the transactions contemplated hereby are consummated, and all costs in connection with the perfection and administration of any Lien granted pursuant to any Loan Document, and to pay all expenses of the Administrative Agent (including reasonable fees and expenses of counsel to the Administrative Agent and the allocated costs of in-house counsel and legal staff) incurred in connection with the preparation and review of the form of any Instrument relevant to this Agreement or any other Loan Document and the consideration of legal questions relevant hereto and thereto or to any restructuring or "work-out" of any Liabilities. The Borrower also agrees to reimburse each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses and allocated costs of in-house counsel and legal staff) incurred by such Lender in enforcing the obligations of any Loan Party under this Agreement or any other Loan Document.

     SECTION 10.4 Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds each Agent and each Lender and each of its officers, directors, employees, and agents (the "Lender Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses actually incurred in connection therewith (irrespective of whether such Lender Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Lender Parties or any of them as a result of, or arising out of, or relating to

          (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

          (ii) the entering into and performance of this Agreement and any other Loan Document by any of the Lender
     Parties; or

          (iii) any investigation, litigation, or proceeding related to any acquisition or proposed acquisition by the Borrower or any Subsidiary of all or any portion of the stock or all or substantially all the assets of any Person, whether or not such Agent or such Lender is party thereto, except for any such Indemnified Liabilities arising for the account of a particular Lender Party by reason of the relevant Lender Party's breach of this Agreement or of any Loan Document or gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 10.5 Survival. The obligations of the Borrower under Sections 4.4, 4.5, 10.3, and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of the Liabilities and the termination of the Commitments. The representations and warranties made by each Loan Party in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION 10.6  Severability.  Any provision of this
Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.7  Headings.  The various headings of this
Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 10.8  Execution in Counterparts; Effectiveness.
This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been lodged with the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Borrower and each Lender.

     SECTION 10.9 Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     SECTION 10.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that (i) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders and (ii) the rights of sale, assignment, participation and transfer by the Lenders are subject to Section 10.11.

     SECTION 10.11  Sale and Transfers, etc., of Loans and Notes;
Participations in Loans and Notes.

          (a) Each Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in all or any portion of its Commitment and Loans or any other rights or interest of such Lender hereunder (in respect of any Lender, its "Credit Exposure"). In the event of any such sale by a Lender of participating interests to a Participant, such Lender shall notify the Borrower of the identity of such Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Except in the case of the sale of a participation to a Lender or an Affiliate of a Lender, any participation permitted hereunder shall be in a minimum amount of at least $5,000,000, and the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in or otherwise encumber its portion of the Commitment or Loans. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender's right to agree to any amendment, supplement or modification to the Agreement or any of the Loan Documents except to extend the final maturity of any Note, reduce the rate or extend the time of payment of interest thereon or any fees owed to the Lenders under this Agreement or any of the Loan Documents, or reduce the principal amount of any Note or release any collateral or Guaranty. The Borrower hereby acknowledges and agrees that any such disposition described in this Section will give rise to a direct obligation of the Borrower to the Transferee, and such Participant shall, for purposes of Sections 3.7, 3.8, 3.9, 3.10, 4.4, and 4.5, be considered a Lender and may rely on, and possess all rights under, any opinions, certificates, or other Instruments delivered under or in connection with this Agreement or any other Loan Document; provided, however, that the Borrower shall only be required to deliver information and data required pursuant to this Agreement to the Lender selling or granting a participation in (in whole or in part) its Credit Exposure.

          (b) Any Lender may at any time assign and delegate to one or more banks or other entities ("Assignees") all or any part of its Credit Exposure, provided that (i) unless assigned to an Affiliate of such Lender or another Lender, it assigns all or, if less than all, a portion of its Credit Exposure in an amount not less than $10,000,000, (ii) each assignment and delegation shall be of a constant, and not a varying, percentage of such Lender's Credit Exposure and
     (iii) any Assignee (other than an affiliate of such Lender or another Lender) must be acceptable to the Administrative Agent and acceptable to the Borrower, whose consent shall not be unreasonably withheld, and the Administrative Agent's and Borrower's decisions respecting the same shall be made promptly; provided, that the Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with the assignor Lender in connection with the interests so assigned and delegated to the Assignee until a fee of $3,500 shall have been delivered to the Administrative Agent by the assignor Lender or the Assignee, written notice of such assignment and delegation shall have been given to an Administrative Agent and the Borrower by the Assignee and such assignor Lender and the Assignee shall have delivered to the Borrower and the Administrative Agent an Assignment Agreement, accepted by the Administrative Agent. Upon receipt of such an Assignment Agreement, the Administrative Agent shall, if such Assignment Agreement has been fully executed and completed and the fee referred to above has been paid, record the information contained therein in the Administrative Agent's records. From and after the date the Administrative Agent accepts such Assignment Agreement, the Assignee shall, to the extent that rights and obligations hereunder have been assigned and delegated in connection with such Assignment Agreement, be deemed automatically to have become a party hereto and shall have the same rights and benefits of a Lender hereunder and the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated in connection with such Assignment Agreement, shall be released from its obligations hereunder. In the event of any assignment, the Borrower shall, at its sole cost and expense, prepare and deliver to the assignor Lender and to the Assignee new Notes reflecting such assignment. Notwithstanding the foregoing provisions of this Section 10.11(b), any Lender may at any time assign all or any portion of its Loans and Note to a Federal Reserve Bank (but no such assignment shall release any Lender from any of its obligations hereunder).

          (c) Subject to Section 10.16, the Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and any Subsidiary which has been delivered to such Lender by the Borrower or any Subsidiary pursuant to this Agreement or which has been delivered to such Lender by the Borrower or any Subsidiary in connection with such Lender's credit evaluation of the Borrower or any Subsidiary prior to entering into this Agreement.

     SECTION 10.12 Other Transactions. Nothing contained herein shall preclude any Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 10.13 Collateral. Each of the Lenders represents to the Agents and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation
U of the F.R.S. Board) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     SECTION 10.14 Waiver of Jury Trial. THE AGENTS, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENTS, THE LENDERS, OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

     SECTION 10.15 Consent to Jurisdiction and Service of Process. Any judicial proceedings brought against the Borrower with respect to this Agreement or any other Loan Document may be brought in any state or federal court of competent jurisdiction in the State of New York or the State of Missouri, and by the execution and delivery of this Agreement the Borrower accepts the nonexclusive jurisdiction of the aforesaid courts. Service of process may be made by any means authorized by federal law or the law of New York, or Missouri, as the case may be. A copy of any such process so served shall be mailed by registered mail to the Borrower at its address set forth below its signature hereto or at such other address as may be designated by the Borrower in a notice to the Lenders. Nothing herein shall limit the right of the Administrative Agent or any Lender to bring proceedings against the Borrower in the courts of any other jurisdiction.

     SECTION 10.16 Confidentiality. Each Lender and Agent agrees (on behalf of itself and each of its subsidiaries, affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement which is identified by the Borrower as being confidential at the time the same is delivered to the Lenders or the Agents, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or Agents, (iii) to bank examiners, auditors, accountants or other professional advisors,
(iv) to the Agents or any other Lender, (v) in connection with any litigation to which any one or more of the Lenders is a party, (vi) to any director, officer, employee, subsidiary or affiliate of any Lender, (vii) to any Transferee (or prospective Transferee), so long as such Person agrees in writing to be bound by the terms of this Section 10.16 and (viii) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over such Lender or Agent; and provided finally that in no event shall any Lender or Agent be obligated or required to return any materials furnished by the Borrower.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

 AMC ENTERTAINMENT INC.



 By: /s/ Peter C. Brown
 Name:                Peter C. Brown
 Title:                Executive Vice President
                        and Chief Financial
                        Officer

 Address:                106 West 14th Street
                          Kansas City, Missouri
                         64105-1977
 Facsimile No.:                (816) 421-5744
     Attention:                Peter C. Brown


                               THE BANK OF NOVA SCOTIA, as
                               Administrative Agent


                               By: /s/ F.C.H. Ashby
          Name:                F.C.H. Ashby
         Title:                Senior Assistant Agent


                               CHEMICAL BANK, as Syndication
                               Agent



                               By: /s/ Mary E. Cameron
          Name:                Mary E. Cameron
         Title:                Vice President


                               BANK OF AMERICA NATIONAL TRUST
                               AND SAVINGS ASSOCIATION, as
                               Documentation Agent


                               By: /s/ Madeline W. Lee
          Name:                Madeline W. Lee
         Title:                Vice President

                               THE BANK OF NOVA SCOTIA



                               By: /s/ F.C.H. Ashby
          Name:                F.C.H. Ashby
         Title:                Senior Assistant Agent
                               CHEMICAL BANK



                               By: /s/ Mary E. Cameron
          Name:                Mary E. Cameron
         Title:                Vice President
                               BANK OF AMERICA NATIONAL TRUST
                               AND SAVINGS ASSOCIATION



                               By: /s/ Madeline W. Lee
          Name:                Madeline W. Lee
         Title:                Vice President
                               THE BANK OF NEW YORK



                               By: /s/ Jerome Kapelus
          Name:                Jerome Kapelus
         Title:                Vice President
                               THE MITSUBISHI TRUST AND BANKING
                               CORPORATION



                               By: /s/ Hachiro Hossoda
          Name:                Hachiro Hossoda
         Title:                Senior Vice President
                               CANADIAN IMPERIAL BANK OF
                               COMMERCE



                               By: /s/ Matthew Jones
          Name:                Matthew B. Jones
         Title:                Vice President

                               FIRST UNION NATIONAL BANK OF
                               NORTH CAROLINA



                               By: /s/ Jim Redman
          Name:                Jim Redman
         Title:                Senior Vice President
                               UNITED STATES NATIONAL BANK OF
                               OREGON



                               By: /s/ Blake R. Howells
          Name:                Blake R. Howells
         Title:                Vice President
                               THE BANK OF CALIFORNIA, N.A.



                               By: /s/ Gail Fletcher
          Name:                Gail Fletcher
         Title:                Vice President
                               COMERICA BANK



                               By: /s/ Burt R. Shurly, III
          Name:                Burt R. Shurly, III
         Title:                Vice President
                               THE DAI-ICHI KANGYO BANK, LTD.,
                               CHICAGO BRANCH



                               By: /s/ T. Hemmi
          Name:                Takeshi Hemmi
         Title:                Vice President
                               THE FUJI BANK, LIMITED



                               By: /s/ Peter L. Chinnici
          Name:                Peter L. Chinnici
         Title:                Joint General Manager

                               THE INDUSTRIAL BANK OF JAPAN,
                               LIMITED



                               By: /s/ Jeffrey Cole
          Name:                Jeffrey Cole
         Title:                Senior Vice President

                               THE LONG-TERM CREDIT BANK OF
                               JAPAN LTD., CHICAGO BRANCH



                               By: /s/ Armund J. Schoen, Jr.
          Name:                Armund J. Schoen, Jr.
         Title:                Vice President and
                               Deputy General Manager

                               NATWEST BANK N.A.



                               By: /s/ Eric S. Meyer
          Name:                Eric S. Meyer
         Title:                Vice President

                               THE SAKURA BANK, LIMITED



                               By /s/ Hajime Miyagi
          Name:                Hajime Miyagi
         Title:                Joint General Manager

                               THE SUMITOMO TRUST AND BANKING
                               CO., LTD., NEW YORK BRANCH



                               By: /s/ Suraj Bhatia
          Name:                Suraj Bhatia
         Title:                Senior Vice President
                               Manager, Corporate
                               Finance Department

                            SCHEDULE I

                             Lenders

THE BANK OF NOVA SCOTIA                      Commitment     Percentage
                                             $60,000,000   14.11764706%


Domestic Office:

Atlanta Agency
600 Peachtree Street, N.E.
Suite 2700
Atlanta, Georgia  30308
Facsimile No.:  (404) 888-8998
Attention:  Mr. F.C.H. Ashby,
            Senior Assistant Agent

LIBOR Office:

Atlanta Agency
600 Peachtree Street, N.E.
Suite 2700
Atlanta, Georgia 30308
Facsimile No.:  (404) 888-8998
Attention:  Mr. F.C.H. Ashby,
            Senior Assistant Agent

with a copy to:

The Bank of Nova Scotia
181 West Madison Street
Suite 3700
Chicago, Illinois 60602
Facsimile No.: (312) 201-4108
Attention: Robert Gaviglio

CHEMICAL BANK                           Commitment     Percentage
                                        $45,000,000     10.58823529%


Domestic Office:

140 East 45th Street
New York, NY  10117
Telephone:  (212) 622-0648
Facsimile No.:  (212) 635-0136
Attention:  Ganesh Persaud,
        Account Manager

LIBOR Office:


140 East 45th Street
New York, NY  10117
Telephone:  (212) 622-0648
Facsimile No.:  (212) 635-0136
Attention:  Ganesh Persaud,
        Account Manager

For Credit Information:

Ann Keans
Associate
270 Park Avenue
New York, NY  10117
Telephone:  (212) 270-9320
Facsimile No.:  (212) 270-2625

BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION               Commitment     Percentage
                                        $45,000,000    10.58823529%

Domestic Office:

Payment Service
Operation - Number 5693
1850 Gateway Boulevard
Concord, CA 94520
Facsimile No.:  (510) 675-7531
Attention:  Paul Williams

LIBOR Office:

Payment Service
Operation - Number 5693
1850 Gateway Boulevard
Concord, CA 94520
Facsimile No.:  (510) 675-7531
Attention:  Paul Williams

For Credit Information:

Madeline Lee
Vice President
555 S. Flower Street
10th Floor - Dept. 3283
Los Angeles, CA  90071
Telephone No.:  (213) 228-6377
Facsimile No.:  (213) 228-2641

THE BANK OF NEW YORK                    Commitment     Percentage
                                         $35,000,000    8.23529412%

Domestic Office:

One Wall Street
New York, NY  10126
Telephone:  (212) 635-7294
Facsimile No.:  (212) 635-8679
Attention:  David Hunt

LIBOR Office:

One Wall Street
New York, NY  10126
Telephone:  (212) 635-7294
Facsimile No.:  (212) 635-8679
Attention:  David Hunt

For Credit Information:

Jerome Kapelus
Vice President
One Wall Street
New York, NY  10126
Telephone:  (212) 635-8694
Facsimile No.:  (212) 635-8593

THE MITSUBISHI TRUST AND
  BANKING CORPORATION                   Commitment     Percentage
                                        $35,000,000    8.23529412%

Domestic Office:

Loan Ad. Dept.
Assistant Vice President
520 Madison Avenue
New York, NY  10022
Telephone:  (212) 891-8256
Facsimile No.:  (212) 755-2349
           or   (212) 486-0970

LIBOR Office:

Loan Ad. Dept.
Assistant Vice President
520 Madison Avenue
New York, NY  10022
Telephone:  (212) 891-8256
Facsimile No.:  (212) 755-2349
           or   (212) 486-0970

For Credit Information:

Beatrice Kossodo
Vice President
520 Madison Avenue
New York, NY  10022
Telephone:  (212) 891-8363
Facsimile No.:  (212) 593-4691
           or   (212) 644-6825

CANADIAN IMPERIAL BANK OF               Commitment     Percentage
  COMMERCE                               $25,000,000    5.88235294%

Domestic Office:

Two Paces West
2727 Paces Ferry Road
Atlanta, GA 30339
Telephone:  (770) 319-4842
Facsimile No.:  (770) 319-4950
Attention:  Miriam McCart,
      Assistant Vice President

LIBOR Office:

Two Paces West
2727 Paces Ferry Road
Atlanta, GA 30339
Telephone:  (770) 319-4842
Facsimile No.:  (770) 319-4950
Attention:  Miriam McCart,
      Assistant Vice President

For Credit Information:

Glen Eckert
Associate Director
825 Lexington Avenue
New York, NY  10017
Telephone:  (212) 856-6550
Facsimile No.:  (212) 856-3558

FIRST UNION NATIONAL BANK
  OF NORTH CAROLINA                     Commitment     Percentage
                                        $25,000,000    5.88235294%

Domestic Office:

301 College Street, TW19
Charlotte, NC  28288-0735
Telephone:  (704) 374-4897
Facsimile No.:  (704) 374-4092
Attention:  Hilda Weathers

LIBOR Office:

301 College Street, TW19
Charlotte, NC  28288-0735
Telephone:  (704) 374-4897
Facsimile No.:  (704) 374-4092
Attention:  Hilda Weathers

For Credit Information:

James Wood
Vice President
301 College Street, TW19
Charlotte, NC  28288-0735
Telephone:  (704) 374-3242
Facsimile No.:  (704) 374-4092

UNITED STATES NATIONAL BANK
  OF OREGON                             Commitment     Percentage
                                        $20,000,000    4.70588235%

Domestic Office:

555 SW Oak Street, Suite 780
Portland, OR  97204
Telephone:  (503) 275-6561
Facsimile No.:  (503) 275-4600
Attention:  Jan Knox,
  Participation Specialist

LIBOR Office:

555 SW Oak Street, Suite 780
Portland, OR  97204
Telephone:  (503) 275-6561
Facsimile No.:  (503) 275-4600
Attention:  Jan Knox,
  Participation Specialist

For Credit Information:

Blake R. Howells
Vice President
555 SW Oak Street, Suite 400
Portland, OR  97204
Telephone:  (503) 275-3475
Facsimile No.:  (503) 275-5428

THE BANK OF CALIFORNIA, N.A.            Commitment     Percentage
Domestic Office:                         $15,000,000    3.52941176%

400 California Street
17th Floor
San Francisco, CA  94104
Telephone:  (415) 765-2418
Facsimile No.:  (415) 765-3146
Attention:  Nancy Delos Reyes,
  Banking Assistant

LIBOR Office:

400 California Street
17th Floor
San Francisco, CA  94104
Telephone:  (415) 765-2418
Facsimile No.:  (415) 765-3146
Attention:  Nancy Delos Reyes,
  Banking Assistant

For Credit Information:

Gail Fletcher
Vice President
400 California Street
17th Floor
San Francisco, CA  94104
Telephone:  (415) 765-3753
Facsimile No.:  (415) 765-3146

COMERICA BANK                           Commitment     Percentage
                                         $15,000,000    3.52941176%

Domestic Office:

500 Woodward Avenue
Mail Code 3269
Detroit, MI  48226-3269
Telephone:  (313) 222-3904
Facsimile No.:  (313) 222-9516
Attention:  Sherri Weiss,
  Customer Service Representative

LIBOR Office:

500 Woodward Avenue
Mail Code 3269
Detroit, MI  48226-3269
Telephone:  (313) 222-3904
Facsimile No.:  (313) 222-9516
Attention:  Sherri Weiss,
  Customer Service Representative

For Credit Information:

Burt R. Shurly, III
Vice President
500 Woodward Avenue
Mail Code 3269
Detroit, MI  48226-3269
Telephone:  (313) 222-3070
Facsimile No.:  (313) 222-9516

THE DAI-ICHI KANGYO BANK, LTD.,
  CHICAGO BRANCH                        Commitment     Percentage
                                        $15,000,000    3.52941176%

Domestic Office:

26th Floor
10 South Wacker
Chicago, IL  60606
Telephone:  (312) 715-6453
Facsimile No.:  (312) 876-2011
Attention:  Gina Lorenzo,
  Credit Administration Dept.

LIBOR Office:

26th Floor
10 South Wacker
Chicago, IL  60606
Telephone:  (312) 715-6453
Facsimile No.:  (312) 876-2011
Attention:  Gina Lorenzo,
  Credit Administration Dept.

For Credit Information:

Norman Fedder
Corporate Banking Dept. I
26th Floor
10 South Wacker
Chicago, IL  60606
Telephone:  (312) 715-6363
Facsimile No.:  (312) 876-2011

THE FUJI BANK, LIMITED                  Commitment     Percentage
                                         $15,000,000    3.52941176%

Domestic Office:

225 West Wacker Drive
Suite 2000
Chicago, IL  60606
Telephone:  (312) 621-0390
            (312) 621-0538
Facsimile No.:  (312) 621-0539
           or   (312) 419-3677
Attention:  Christine Lee,
            Cely Navarro

LIBOR Office:

225 West Wacker Drive
Suite 2000
Chicago, IL  60606
Telephone:  (312) 621-0390
            (312) 621-0538
Facsimile No.:  (312) 621-0539
           or   (312) 419-3677
Attention:  Christine Lee,
            Cely Navarro

For Credit Information:

Michel Prince
225 West Wacker Drive
Suite 2000
Chicago, IL  60606
Telephone:  (312) 419-3676
Facsimile No.:  (312) 621-0539
           or   (312) 419-3677

THE INDUSTRIAL BANK OF
  JAPAN, LIMITED                        Commitment     Percentage
                                        $15,000,000    3.52941176%

Domestic Office:

New York Branch
245 Park Avenue
New York, NY 10167-0037
Facsimile No.:  (212) 692-9075

LIBOR Office:

New York Branch
245 Park Avenue
New York, NY 10167-0037
Facsimile No.:  (212) 692-9075

For Credit Information:

Bill Kennedy
Emile El-Nems
Media Finance Department
New York Branch
245 Park Avenue
New York, NY  10167-0037
Telephone:  (212) 309-6479
            (212) 309-1833
Facsimile No.:  (212) 682-2870

THE LONG-TERM CREDIT BANK OF
  JAPAN LTD., CHICAGO BRANCH            Commitment     Percentage
                                        $15,000,000    3.52941176%

Domestic Office:

Suite 800
190 South LaSalle Street
Chicago, IL  60603
Telephone:  (312) 704-5454
Facsimile No.:  (312) 704-8505
Attention:  Gregory R. Hara


LIBOR Office:

Suite 800
190 South LaSalle Street
Chicago, IL  60603
Telephone:  (312) 704-5454
Facsimile No.:  (312) 704-8505
Attention:  Gregory R. Hara

For Credit Information:

William F. Schauble
Suite 800
190 South LaSalle Street
Chicago, IL  60603
Telephone:  (312) 704-5494
Facsimile No.:  (312) 704-8717

NATWEST BANK N.A.                       Commitment     Percentage
                                         $15,000,000    3.52941176%

Domestic Office:

175 Water Street
27th Floor
New York, NY  10038
Telephone:  (212) 602-2637
Facsimile No.:  (212) 602-2158
Attention:  Yin Kuznizz,
  Customer Service Unit

LIBOR Office:

175 Water Street
27th Floor
New York, NY  10038
Telephone:  (212) 602-2637
Facsimile No.:  (212) 602-2158
Attention:  Yin Kuznizz,
  Customer Service Unit

For Credit Information:

Eric Meyer
Vice President
175 Water Street
28th Floor
New York, NY  10038
Telephone:  (212) 602-2688
Facsimile No.:  (212) 602-2663

THE SAKURA BANK, LIMITED                Commitment     Percentage
                                         $15,000,000    3.52941176%

Domestic Office:

227 West Monroe Street
Suite 4700
Chicago, IL  60606
Telephone:  (312) 580-3276
Facsimile No.:  (312) 332-5345
Attention:  Kristin Hays,
  Assistant Vice President

LIBOR Office:

227 West Monroe Street
Suite 4700
Chicago, IL  60606
Telephone:  (312) 580-3276
Facsimile No.:  (312) 332-5345
Attention:  Kristin Hays,
  Assistant Vice President

For Credit Information:

Chris Kappas
Analyst
227 West Monroe Street
Suite 4700
Chicago, IL  60606
Telephone:  (312) 580-3263
Facsimile No.:  (312) 332-5345

THE SUMITOMO TRUST AND BANKING
  CO., LTD., NEW YORK BRANCH            Commitment     Percentage
                                        $15,000,000    3.52941176%

Domestic Office:

527 Madison Avenue
New York, NY  10022
Telephone:  (212) 326-0631
Facsimile No.:  (212) 418-4801
Attention:  Charlotte Yung

LIBOR Office:

527 Madison Avenue
New York, NY  10022
Telephone:  (212) 326-0631
Facsimile No.:  (212) 418-4801
Attention:  Charlotte Yung

For Credit Information:

Fumio Kaji
527 Madison Avenue
New York, NY  10022
Telephone:  (212) 326-0797
Facsimile No.:  (212) 418-4848

                           SCHEDULE II

                    Unrestricted Subsidiaries

                              None.

                                                       EXHIBIT E









                 SIGNIFICANT SUBSIDIARY GUARANTY

                               from

                               the

                     UNDERSIGNED SUBSIDIARIES

                                of

                      AMC ENTERTAINMENT INC.


                                to


                     THE BANK OF NOVA SCOTIA,
                     as Administrative Agent

                 SIGNIFICANT SUBSIDIARY GUARANTY


     THIS GUARANTY, dated as of December 27, 1995 (this
"Guaranty"), is executed by the undersigned in favor of THE BANK
OF NOVA SCOTIA, as Administrative Agent for the Lenders party to the Credit Agreement referred to below (the "Administrative
Agent").

                       W I T N E S S E T H:

     WHEREAS, AMC ENTERTAINMENT INC., a Delaware corporation (the "Debtor"), has entered into a Credit Agreement, dated as of December 27, 1995 (together with all amendments and other modifications, if any, thereafter made thereto, the "Credit Agreement"), with various financial institutions (herein, together with their respective successors and assigns, collectively called the "Lenders" and individually called a "Lender"), and THE BANK OF NOVA SCOTIA, as Administrative Agent for the Lenders (the "Administrative Agent"), pursuant to which the Lenders have agreed to make loans to the Debtor;

     WHEREAS, each of the undersigned will benefit from the making of such loans and is willing to guaranty the Liabilities
(as defined below), as hereinafter set forth;

     NOW THEREFORE, FOR VALUE RECEIVED, and in consideration of any loan or other financial accommodation heretofore or hereafter at any time made or granted to the Debtor under or in connection with the Credit Agreement, each of the undersigned hereby jointly and severally unconditionally guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations (monetary or otherwise) of the Debtor to the Lenders and the Administrative Agent under or in connection with the Credit Agreement, the Notes (as defined in the Credit Agreement) and any other Loan Document (as defined in the Credit Agreement) and all Interest Rate Protection Obligations (as defined in the Credit Agreement) and Currency Hedging Obligations (as defined in the Credit Agreement), in each case howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several, or now or hereafter existing or due or to become due (including in all cases all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. 62(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. 502(b) and 506(b)) (all such obligations being hereinafter collectively called the "Liabilities"), under and in connection with the Credit Agreement and each of the undersigned further agrees to pay all reasonable expenses (including attorneys' fees and legal expenses) paid or incurred by the Administrative Agent in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty.

     Each of the undersigned agrees that, in the event of the dissolution or insolvency of the Debtor or such undersigned, or the inability or failure of the Debtor or such undersigned to pay debts as they become due, or an assignment by the Debtor or such undersigned for the benefit of creditors, or the commencement of any case or proceeding in respect of the Debtor or such undersigned under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, such undersigned will pay to the Administrative Agent for the benefit of the Lenders forthwith the full amount which would be payable hereunder by such undersigned if all Liabilities were then due and payable.

     To secure all obligations of each of the undersigned hereunder, the Administrative Agent and each Lender shall have a right to, and may, without demand or notice of any kind, at any time and from time to time when any amount shall be due and payable by such undersigned hereunder, set off, appropriate and apply toward the payment of such amount, in such order of application as the Administrative Agent or such Lender may elect, any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of or in the name of such undersigned now or hereafter with the Administrative Agent or such Lender or any agent or bailee for the Administrative Agent or such Lender.

     This Guaranty shall in all respects be a continuing, absolute and unconditional Guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of any of the undersigned or that at any time or from time to time no Liabilities may be outstanding), until all Commitments (as defined in the Credit Agreement) have terminated and all Liabilities (including any extensions or renewals of any thereof) and all interest thereon and all expenses (including attorneys' fees and legal expenses) paid or incurred by the Administrative Agent or any Lender in endeavoring to collect the Liabilities and in enforcing this Guaranty shall have been finally paid in full.

     Each of the undersigned further agrees that, if at any time all or any part of any payment theretofore applied by the Administrative Agent or any Lender to any of the Liabilities is or must be rescinded or returned by the Administrative Agent or such Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Debtor or any of the undersigned), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Administrative Agent or such Lender, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Administrative Agent or such Lender had not been made.

     Each of the undersigned agrees that the Administrative Agent or any Lender may, from time to time, at its sole discretion and without notice to the undersigned (or any of them), take any or all of the following actions without impairing the obligation of such undersigned under this Guaranty: (a) retain or obtain a lien upon or a security interest in any property to secure any of the Liabilities or any obligation hereunder; (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities;
(d) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (e) resort to the undersigned (or any of them) for payment of any of the Liabilities, whether or not the Administrative Agent or such Lender (i) shall have resorted to any property securing any of the Liabilities or any obligation hereunder or (ii) shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in preceding clauses (i) and (ii) being hereby expressly waived by the undersigned).

     Any amounts received by the Administrative Agent or any Lender from whatsoever source on account of the Liabilities may be applied by it toward the payment of the Liabilities.

     Until such time as the Lenders shall have received payment of the full amount of all Liabilities and of all obligations of the undersigned hereunder and all Commitments have terminated, no payment made by or for the account of the undersigned (or any of them) pursuant to this Guaranty shall entitle any of the under-signed by subrogation or otherwise to any payment by the Debtor or from or out of any property of the Debtor and none of the undersigned shall exercise any right or remedy against the Debtor or any property of the Debtor by reason of any performance by such undersigned of this Guaranty.

     Each of the undersigned hereby expressly waives: (a) notice of the acceptance by the Administrative Agent or any Lender of this Guaranty; (b) notice of the existence or creation or non-payment of all or any of the Liabilities; (c) presentment, demand, notice of dishonor, protest and all other notices whatso-ever; and (d) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

     The creation or existence, with or without notice to the undersigned, from time to time of Liabilities in excess of the amount to which the right of recovery under this Guaranty is limited shall not in any way affect or impair the rights of the Administrative Agent or the Lenders and the obligation of the undersigned under this Guaranty.

     The Lenders may, from time to time, without notice to the undersigned (or any of them), assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabili-ties for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were a Lender.

     No delay on the part of the Administrative Agent or any Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon the Administrative Agent or any Lender except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent. No action of the Administrative Agent or any Lender permitted hereunder shall in any way affect or impair the rights of the Administrative Agent or any Lender and the obligations of the undersigned under this Guaranty. For the purposes of this Guaranty, Liabilities shall include all obligations of the Debtor to the Administrative Agent or any Lender under and in connection with the Credit Agreement, notwithstanding any right or power of the Debtor or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder. The obligations of the undersigned under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the undersigned (or any of them). Each of the undersigned hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.

     Pursuant to the Credit Agreement, (a) this Guaranty has been delivered to the Administrative Agent and (b) the Administrative Agent may enforce this Guaranty on behalf of itself and each of the Lenders. All payments by each of the undersigned pursuant to this Guaranty shall be made to the Administrative Agent for the ratable benefit of the Lenders.

     Each of the undersigned hereby warrants and represents to the Administrative Agent and the Lenders that such undersigned now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Debtor. Neither the Administrative Agent nor any Lender shall have any duty or responsibility to provide the undersigned (or any of them) with any credit or other information concerning the affairs, financial condition or business of the Debtor which may come into the possession of the Administrative Agent or any Lender.

     The undersigned hereby further warrant and represent to the Administrative Agent and the Lenders that (a) the execution and delivery of this Guaranty, and the performance by each of the undersigned of its obligations hereunder, are within the corporate right, power, authority and capacity of such undersigned and have been duly authorized by all necessary corporate action on the part of such undersigned, (b) this Guaranty has been duly executed and delivered on behalf of each of the undersigned and is the legal, valid and binding obligation of such undersigned, enforceable in accordance with its terms, subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium or other similar laws at the time in effect affecting the enforcement of the rights of creditors generally, and by general equitable principles which may limit the right to obtain the remedy of specific performance of executory covenants, and (c) the making and performance of this Guaranty do not and will not contravene or conflict with the charter or by-laws of such undersigned or violate or constitute a default under any law, any presently existing requirement or restriction imposed by judicial, arbitral or any governmental instrumentality or any agreement, instrument or indenture by which such undersigned is bound.

     Anything else in this Guaranty notwithstanding, each of the undersigned shall be liable under this Guaranty only for the maximum amount of such liability that can be incurred by such undersigned without rendering this Guaranty, as it relates to such undersigned, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount; provided, however, that the foregoing limitation shall not be construed, as between the Lenders and any other creditor of the Debtor or any of the undersigned whose claim is subordinated to the claim of the Lenders with respect to the Liabilities, to adversely affect the extent of such subordination.

     This Guaranty shall be binding upon the undersigned, and upon the successors and assigns of the undersigned; and to the extent that the Debtor or any of the undersigned is either a partnership or a corporation, all references herein to the Debtor and to such of the undersigned, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such partnership or corporation. The term "undersigned" as used herein shall mean all parties executing this Guaranty and each of them, and all such parties shall, subject to the limitation on right of recovery in the immediately preceding paragraph, be jointly and severally obligated hereunder.

     This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and such counterparts shall together constitute one and the same Guaranty. At any time after the date of this Guaranty, one or more additional persons or entities may become parties hereto by executing and delivering to the Administrative Agent a counterpart of this Guaranty. Immediately upon such execution and delivery (and without any further action), each such additional person or entity will become a party to, and will be bound by all of the terms of, this Guaranty.

     THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. Whenever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     THE UNDERSIGNED HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     Each of the undersigned agrees that any judicial proceedings brought against such undersigned with respect to this Guaranty may be brought in any state or federal court of competent jurisdiction in the State of New York and, by the execution and delivery of this Guaranty, each of the undersigned accepts the nonexclusive jurisdiction of the aforesaid courts. Service of process may be made by any means authorized by federal law or the law of New York, as the case may be. A copy of any such process so served shall be mailed by registered mail to such undersigned at 106 West 14th Street, Kansas City, Missouri 64105-1977, Telecopy No.: (816) 421-5744, Attention Peter C. Brown, the address, if any, opposite its signature on any counterpart signature page hereto or at such other address as may be designated by such undersigned in a notice to the Administrative Agent. Nothing herein shall limit the right of the Administrative Agent to bring proceedings against any of the undersigned in the courts of any other jurisdiction.

     SIGNED AND DELIVERED as of this 27th day of December, 1995.

                              AMERICAN MULTI-CINEMA, INC.


                              By: /s/ Peter C. Brown
                                 Title:  Executive Vice
                                         President and Chief
                                         Financial Officer


                              BUDCO THEATRES, INC.


                              By: /s/ Peter C. Brown
                                 Title:  Executive Vice
                                         President and Chief
                                         Financial Officer


                              CONCORD CINEMA, INC.


                              By: /s/ Peter C. Brown
                                 Title:  Executive Vice
                                         President and Chief
                                         Financial Officer


                              AMC REALTY, INC.


                              By: /s/ Peter C. Brown
                                 Title:  Executive Vice
                                         President and Chief
                                         Financial Officer


                              CONSERVCO, INC.


                              By: /s/ Peter C. Brown
                                 Title:  Executive Vice
                                         President and Chief
                                         Financial Officer

                              AMC CANTON REALTY, INC.


                              By: /s/ Peter C. Brown
                                 Title:  Executive Vice
                                         President and Chief
                                         Financial Officer


                              AMC PHILADELPHIA, INC.


                              By: /s/ Peter C. Brown
                                 Title:  Executive Vice
                                         President and Chief
                                         Financial Officer


                              AMC FILM MARKETING, INC.


                              By: /s/ Peter C. Brown
                                 Title:  Executive Vice
                                         President and Chief
                                         Financial Officer

                              The undersigned is executing a
                              counterpart hereof for purposes of
                              becoming a party hereto:



                              By:
Address:                         Title:




                                                        EXHIBIT I

                         PLEDGE AGREEMENT


     THIS PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of _________ __, _____, is made by AMC ENTERTAINMENT INC., a Delaware corporation (the "Borrower"), in favor of THE BANK OF NOVA SCOTIA, as administrative agent (together with any successor thereto in such capacity, the "Administrative Agent") for each of the Lender Parties (as defined below).


                       W I T N E S S E T H:

     WHEREAS, pursuant to a Credit Agreement, dated as of December 27, 1995 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Borrower, the various financial institutions (individually a "Lender" and collectively the "Lenders") as are, or may from time to time become, parties thereto and the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrower;

     WHEREAS, the Borrower is required to execute and deliver this Pledge Agreement;

     WHEREAS, the Borrower has duly authorized the execution, delivery and performance of this Pledge Agreement; and

     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans to the Borrower pursuant to the Credit Agreement, the Borrower agrees, for the benefit of each Lender Party, as follows:


                            ARTICLE I

                           DEFINITIONS

     SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Administrative Agent" is defined in the preamble.

     "Borrower" is defined in the preamble.

     "Collateral" is defined in Section 2.1.

     "Credit Agreement" is defined in the first recital.

     "Distributions" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not include Dividends.

     "Dividends" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business and not a liquidating dividend.

     "Lender" is defined in the first recital.

     "Lender Party" means, as the context may require, any Lender or the Administrative Agent and each of its respective successors, transferees and assigns.

     "Lenders" is defined in the first recital.

     "Pledge Agreement" is defined in the preamble.

     "Pledged Notes" is defined in Section 2.1(a).

     "Pledged Property" means all Pledged Shares and all Pledged
Notes now or from time to time hereafter delivered by the Borrower to the Administrative Agent for the purpose of pledge under this Pledge Agreement or any other Loan Document, and all proceeds of any of the foregoing.

     "Pledged Shares" is defined in Section 2.1(b).

     "U.C.C." means the Uniform Commercial Code as in effect in the State of New York.

     SECTION 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

     SECTION 1.3 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.


                            ARTICLE II

                              PLEDGE

     SECTION 2.1 Grant of Security Interest. The Borrower hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Administrative Agent, for its benefit and the ratable benefit of each of the Lender Parties, and hereby grants to the Administrative Agent, for its benefit and the ratable benefit of the Lender Parties, a continuing security interest in, all of the following property, now or hereafter existing or acquired (the "Collateral"):

          (a) all promissory notes evidencing Indebtedness of each Subsidiary owing to the Borrower (the "Pledged Notes");

          (b) all issued and outstanding shares of or other equity interests in Capital Stock held beneficially or of record by the Borrower of each direct Subsidiary of the Borrower (the "Pledged Shares");

          (c) all other Pledged Property, whether now or hereafter delivered to the Administrative Agent in connection with this Pledge Agreement;

          (d) all Dividends, Distributions, interest and other payments and rights with respect to any Pledged Property;
     and

          (e)  all proceeds of any of the foregoing.

     SECTION 2.2 Security for Liabilities. This Pledge Agreement secures the payment in full of all Liabilities now or hereafter existing under the Credit Agreement, the Notes and each other Loan Document to which the Borrower is or may become a party, whether for principal, interest, costs, fees, expenses or otherwise.

     SECTION 2.3 Delivery of Pledged Property. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares and all Pledged Notes, shall be delivered to and held by or on behalf of (and, in the case of the Pledged Notes, endorsed to the order of) the Administrative Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

     SECTION 2.4 Dividends on Pledged Shares and Payments on Pledged Notes. In the event that any Dividend is to be paid on any Pledged Share or any payment of principal or interest is to be made on any Pledged Note at a time when no Default or Event of Default has occurred and is continuing, such Dividend or payment may be paid directly to the Borrower, and upon such payment to the Borrower the security interest therein granted under this Pledge Agreement shall terminate. If any such Default or Event of Default has occurred and is continuing, then any such Dividend or payment shall be paid directly to the Administrative Agent.

     SECTION 2.5  Continuing Security Interest.  This Pledge
Agreement shall create a continuing security interest in the Collateral and shall

          (a) remain in full force and effect until payment in full of all Liabilities and the termination of all Commitments,

          (b) be binding upon the Borrower and its successors, transferees and assigns, and

          (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Lender Party.

Without limiting the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.11(b) and Article IX of the Credit Agreement.

     SECTION 2.6 Termination of Security Interest; Release of Collateral. Upon the payment in full of all Liabilities and the termination of all Commitments, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Borrower. Further, the Administrative Agent shall release any of the Collateral in accordance with Section 7.1.9 of the Credit Agreement and may release any of the Collateral with the prior written consent of all Lenders. Upon any such termination or release of Collateral, the Administrative Agent will, at the Borrower's sole expense, deliver to the Borrower, without any representation, warranty or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares and all Pledged Notes, together with all other Collateral held by the Administrative Agent hereunder, and execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination or release.


                           ARTICLE III

                  REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 Warranties, etc. The Borrower represents and warrants to each Lender Party, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares and each pledge and delivery of a Pledged Note) by the Borrower to the Administrative Agent of any Collateral, as set forth in this Article.

     SECTION 3.1.1. Ownership, No Liens, etc. The Borrower is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) the Collateral, free and clear of all liens, security interests, options or other charges or encumbrances, except any lien or security interest granted pursuant hereto in favor of the Administrative Agent.

     SECTION 3.1.2. Valid Security Interest. The delivery of the Collateral to the Administrative Agent and the filing of appropriate U.C.C. financing statements is effective to create a valid, perfected, first priority security interest in the Collateral and all proceeds thereof, securing the Liabilities.
No further filing or other action will be necessary to perfect or protect such security interest.

     SECTION 3.1.3. As to Pledged Shares. In the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of capital stock or other equity interest held beneficially or of record by the Borrower of each of the Borrower's direct Subsidiaries.

     SECTION 3.1.4.  As to Pledged Notes.  In the case of each
Pledged Note, all of such Pledged Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and are not in default.

     SECTION 3.1.5. Authorization, Approval, etc. No authoriza-tion, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other
Person is required either

          (a) for the pledge by the Borrower of any Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by the Borrower, or

          (b) for the exercise by the Administrative Agent of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement.

     SECTION 3.1.6. Compliance with Laws. The Borrower is in compliance with the requirements of all applicable laws, rules, regulations and orders of every governmental authority, the non-compliance with which might have a Materially Adverse Effect.

     SECTION 3.1.7. Address. The address of the location of the records of the Borrower concerning the Collateral and the address of the Borrower's chief executive office is as set forth below its signature hereto.

                            ARTICLE IV

                            COVENANTS

     SECTION 4.1 Protect Collateral; Further Assurances, etc. The Borrower will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Administrative Agent hereunder or as permitted under the Credit Agreement). The Borrower will warrant and defend the right and title herein granted unto the Administrative Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Borrower agrees that at any time, and from time to time, at the expense of the Borrower, the Borrower will promptly execute and deliver all further Instruments, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

     SECTION 4.2 Stock Powers, etc. The Borrower agrees that all Pledged Shares (and all other shares of capital stock con-stituting Collateral) delivered by the Borrower pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Administrative Agent. The Borrower will, from time to time upon the request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments, and similar documents, satisfactory in form and substance to the Administrative Agent, with respect to the Collateral as the Administrative Agent may reasonably request and will, from time to time upon the request of the Administrative Agent after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Administrative Agent.

     SECTION 4.3 Continuous Pledge. Subject to Sections 2.4 and 2.6, the Borrower will, at all times, keep pledged to the Administrative Agent pursuant hereto all Pledged Shares and all other shares of capital stock constituting Collateral, all Dividends and Distributions with respect thereto, all Pledged Notes, all interest, principal and other proceeds received by the Administrative Agent with respect to the Pledged Notes, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Borrower in respect of any Collateral.

     SECTION 4.4 Voting Rights; Dividends, etc. The Borrower agrees:

          (a) after any Default or Event of Default shall have occurred and be continuing, promptly upon receipt thereof by the Borrower and without any request therefor by the Administrative Agent, to deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Dividends, Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Administrative Agent as additional Collateral for use in accordance with Section 6.3; and

          (b) after any Event of Default shall have occurred and be continuing and the Administrative Agent has notified the Borrower of the Administrative Agent's intention to exercise its voting power under this Section 4.4(b)

               (i) the Administrative Agent may exercise (to the exclusion of the Borrower) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral and the Borrower hereby grants the Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral; and

               (ii)  promptly to deliver to the Administrative
          Agent such additional proxies and other documents as may be necessary to allow the Administrative Agent to exercise such voting power.

All Dividends, Distributions, interest, principal, cash payments and proceeds which may at any time and from time to time be held by the Borrower but which the Borrower is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by the Borrower separate and apart from its other property in trust for the Administrative Agent. The Administrative Agent agrees that unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in Section 4.4(b), the Borrower shall have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares) constituting Collateral and the Administrative Agent shall, upon the written request of the Borrower, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Borrower which are necessary to allow the Borrower to exercise voting power with respect to any such share of capital stock (including any of the Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Borrower that would impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Pledge Agreement).

     SECTION 4.5 Additional Undertakings. The Borrower will not, without the prior written consent of the Administrative
Agent:

          (a) enter into any agreement amending, supplementing or waiving any provision of any Pledged Note (including any underlying Instrument pursuant to which such Pledged Note is issued) or compromising or releasing or extending the time for payment of any obligation of the maker thereof; or

          (b) take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Pledged
     Note or other instrument constituting Collateral.

     SECTION 4.6 Offices; Further Assurances. The Borrower shall keep its chief executive office and the office where it keeps its records concerning the Collateral at the address set forth below its signature hereto, or, upon 30 days' prior written notice to the Administrative Agent, at such other location in which all actions required by the next sentence have been taken. The Borrower agrees that, from time to time at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder. The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, without the signature of the Borrower where permitted by law. A carbon, photographic or other reproduction of this Pledge Agreement shall be sufficient as a financing statement where permitted by law.


                            ARTICLE V

                     THE ADMINISTRATIVE AGENT

     SECTION 5.1 Administrative Agent Appointed Attorney-in-Fact. The Borrower hereby irrevocably appoints the
Administrative Agent the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, at any time that an Event of Default has occurred and is continuing, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including:

          (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

          (c) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral.

The Borrower hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

     SECTION 5.2 Administrative Agent May Perform. If the Borrower fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Borrower pursuant to Section 6.4.

     SECTION 5.3 Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Lender Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     SECTION 5.4 Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Borrower reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.


                            ARTICLE VI

                             REMEDIES

     SECTION 6.1 Certain Remedies. If any Event of Default shall have occurred and be continuing:

          (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b)  The Administrative Agent may

               (i) transfer all or any part of the Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

               (ii) notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder,

               (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

               (iv)  endorse any checks, drafts, or other
          writings in the Borrower's name to allow collection of the Collateral,

               (v)   take control of any proceeds of the
          Collateral, and

               (vi) execute (in the name, place and stead of the Borrower) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

     SECTION 6.2 Compliance with Restrictions. The Borrower agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Borrower further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to the Borrower for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

     SECTION 6.3 Application of Proceeds. All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 10.3 of the Credit Agreement and Section 6.4) in whole or in part by the Administrative Agent against, all or any part of the Liabilities in such order as the Administrative Agent shall elect.

     Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Liabilities, and the termination of all Commitments, shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

     SECTION 6.4 Indemnity and Expenses. The Borrower hereby indemnifies and holds harmless the Administrative Agent from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses or liabilities resulting from the Administrative Agent's gross negligence or wilful misconduct. Upon demand, the Borrower will pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur in connection with:

          (a) the administration of this Pledge Agreement, the Credit Agreement and each other Loan Document;

          (b) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

          (c) the exercise or enforcement of any of the rights of the Administrative Agent hereunder; or

          (d) the failure by the Borrower to perform or observe any of the provisions hereof.


                           ARTICLE VII

                     MISCELLANEOUS PROVISIONS

     SECTION 7.1  Loan Document.  This Pledge Agreement is a
Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

     SECTION 7.2 Amendments, etc. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Borrower herefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

     SECTION 7.3 Protection of Collateral. The Administrative Agent may from time to time, at its option, perform any act which the Borrower agrees hereunder to perform and which the Borrower shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Administrative Agent may from time to time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

     SECTION 7.4 Section Captions. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

     SECTION 7.5 Severability. Whenever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

     SECTION 7.6 Governing Law, Entire Agreement, etc. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                              AMC ENTERTAINMENT INC.


                              By
                                 Title:


                              THE BANK OF NOVA SCOTIA, as
                                Administrative Agent


                              By
                                 Title:

                                                 ATTACHMENT 1
                                                      to
                                               Pledge Agreement


Item A. Pledged Notes

Issuer                   Description


Item B. Pledged Shares

Issuer                               Common Stock
                         Authorized  Outstanding  % of Shares
                           Shares       Shares      Pledged

                                                        EXHIBIT J

                   SUBSIDIARY PLEDGE AGREEMENT


     THIS PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of ________ __, ____, is made by [NAME OF SIGNIFICANT SUBSIDIARY], a
______________ (the "Pledgor"), in favor of THE BANK OF NOVA SCOTIA, as administrative agent (together with any successor thereto in such capacity, the "Administrative Agent") for each of the Lender Parties (as defined below).


                       W I T N E S S E T H:

     WHEREAS, pursuant to a Credit Agreement, dated as of December 27, 1995 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among AMC ENTERTAINMENT INC., a Delaware corporation (the "Borrower"), the various financial institutions (individually a "Lender" and collectively the "Lenders") as are, or may from time to time become, parties thereto and the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrower;

     WHEREAS, the Pledgor has guaranteed all obligations of the Borrower under or in connection with the Credit Agreement pursuant to a Significant Subsidiary Guaranty dated as of December 27, 1995 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Guaranty");

     WHEREAS, the Pledgor is required to execute and deliver this Pledge Agreement;

     WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement; and

     WHEREAS, it is in the best interests of the Pledgor to execute this Pledge Agreement inasmuch as the Pledgor will derive substantial direct and indirect benefits from the Loans made from time to time to the Borrower by the Lenders pursuant to the Credit Agreement;

     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans to the Borrower pursuant to the Credit Agreement, the Pledgor agrees, for the benefit of each Lender Party, as follows:


                            ARTICLE I

                           DEFINITIONS

     SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Administrative Agent" is defined in the preamble.

     "Borrower" is defined in the first recital.

     "Collateral" is defined in Section 2.1.

     "Credit Agreement" is defined in the first recital.

     "Distributions" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not include Dividends.

     "Dividends" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business and not a liquidating dividend.

     "Lender" is defined in the first recital.

     "Lender Party" means, as the context may require, any Lender or the Administrative Agent and each of its respective successors, transferees and assigns.

     "Lenders" is defined in the first recital.

     "Pledge Agreement" is defined in the preamble.

     "Pledged Notes" is defined in Section 2.1(a).

     "Pledged Property" means all Pledged Shares and all Pledged Notes now or from time to time hereafter delivered by the Pledgor to the Administrative Agent for the purpose of pledge under this Pledge Agreement or any other Loan Document, and all proceeds of any of the foregoing.

     "Pledged Shares" is defined in Section 2.1(b).

     "Pledgor" is defined in the preamble.

     "Secured Obligations" is defined in Section 2.2.

     "U.C.C." means the Uniform Commercial Code as in effect in the State of New York.

     SECTION 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

     SECTION 1.3 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.


                            ARTICLE II

                              PLEDGE

     SECTION 2.1 Grant of Security Interest. The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Administrative Agent, for its benefit and the ratable benefit of each of the Lender Parties, and hereby grants to the Administrative Agent, for its benefit and the ratable benefit of the Lender Parties, a continuing security interest in, all of the following property, now or hereafter existing or acquired (the "Collateral"):

          (a) all promissory notes evidencing Indebtedness of the Borrower and each Subsidiary of the Borrower to the Pledgor (the "Pledged Notes");

          (b) all issued and outstanding shares of or other equity interests in Capital Stock held beneficially or of record by the Pledgor of each direct Subsidiary of the Pledgor (the "Pledged Shares");

          (c) all other Pledged Property, whether now or hereafter delivered to the Administrative Agent in connection with this Pledge Agreement;

          (d) all Dividends, Distributions, interest and other payments and rights with respect to any Pledged Property;
     and

          (e)  all proceeds of any of the foregoing.

     SECTION 2.2 Security for Obligations. This Pledge Agreement secures the payment in full of all obligations of the Pledgor now or hereafter existing under the Guaranty, and all obligations of the Pledgor now or hereafter existing under this Pledge Agreement and each other Loan Document to which it is or may become a party (all such obligations of the Pledgor being the "Secured Obligations").

     SECTION 2.3 Delivery of Pledged Property. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares and all Pledged Notes, shall be delivered to and held by or on behalf of (and, in the case of the Pledged Notes, endorsed to the order of) the Administrative Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

     SECTION 2.4 Dividends on Pledged Shares and Payments on Pledged Notes. In the event that any Dividend is to be paid on any Pledged Share or any payment of principal or interest is to be made on any Pledged Note at a time when no Default or Event of Default has occurred and is continuing, such Dividend or payment may be paid directly to the Pledgor, and upon payment thereof to the Pledgor, the security interest therein granted under this Pledge Agreement shall terminate. If any such Default or Event of Default has occurred and is continuing, then any such Dividend or payment shall be paid directly to the Administrative Agent.

     SECTION 2.5  Continuing Security Interest.  This Pledge
Agreement shall create a continuing security interest in the Collateral and shall

          (a) remain in full force and effect until payment in full of all Secured Obligations and the termination of all Commitments,

          (b) be binding upon the Pledgor and its successors, transferees and assigns, and

          (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Lender Party.

Without limiting the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.11(b) and Article IX of the Credit Agreement.

     SECTION 2.6 Termination of Security Interest; Release of Collateral. Upon the payment in full of all Secured Obligations and the termination of all Commitments, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor. Further, the Administrative Agent shall release the Collateral in accordance with Section 7.1.9 of the Credit Agreement and may release any of the Collateral with the prior written consent of all Lenders. Upon any such termination or release of Collateral, the Administrative Agent will, at the Pledgor's sole expense, deliver to the Pledgor, without any representation, warranty or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares and all Pledged Notes, together with all other Collateral held by the Administrative Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination or release.

                           ARTICLE III

                  REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 Warranties, etc. The Pledgor represents and warrants to each Lender Party, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares and each pledge and delivery of a Pledged Note) by the Pledgor to the Administrative Agent of any Collateral, as set forth in this Article.

     SECTION 3.1.1. Organization, Power, Authority, Etc. The Pledgor is a corporation validly organized and existing and in good standing under the laws of its state of incorporation. The Pledgor has full power and authority to enter into and perform its obligations under this Pledge Agreement.

     SECTION 3.1.2. Due Authorization. The execution and delivery by the Pledgor of this Pledge Agreement and the performance by the Pledgor of its obligations hereunder have been duly authorized by all necessary corporate action, do not require any Approval, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document or material Contractual Obligation or any present law or governmental regulation or court decree or order applicable to any Loan Party and will not result in or require the creation or imposition of any Lien on any of the properties of any Loan Party pursuant to the provisions of any Contractual Obligation, other than the security interest granted to the Administrative Agent hereunder.

     SECTION 3.1.3. Validity, etc. This Pledge Agreement is the legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium or other similar laws at the time in effect affecting the enforceability of the rights of creditors generally, and by general equitable principles which may limit the right to obtain the remedy of specific performance of executory covenants.

     SECTION 3.1.4. Ownership, No Liens, etc. The Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) the Collateral, free and clear of all liens, security interests, options or other charges or encumbrances, except any lien or security interest granted pursuant hereto in favor of the Administrative Agent.

     SECTION 3.1.5. Valid Security Interest. The delivery of the Collateral to the Administrative Agent and/or the filing of appropriate U.C.C. financing statements is effective to create a valid, perfected, first priority security interest in the Collateral and all proceeds thereof, securing the Secured Obligations. No further filing or other action will be necessary to perfect or protect such security interest.

     SECTION 3.1.6. As to Pledged Shares. In the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of capital stock or other equity interest held beneficially or of record by the Pledgor of each direct Subsidiary of the Pledgor.

     SECTION 3.1.7. As to Pledged Notes.  In the case of each
Pledged Note, all of such Pledged Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and are not in default.

     SECTION 3.1.8. Authorization, Approval, etc. No authoriza-tion, approval, or other action by, and no notice to or filing with (other than appropriate U.C.C. financing statements), any governmental authority, regulatory body or any other Person is required either

          (a) for the pledge by the Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by the Pledgor, or

          (b) for the exercise by the Administrative Agent of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement.

     SECTION 3.1.9. Compliance with Laws. The Pledgor is in compliance with the requirements of all applicable laws, rules, regulations and orders of every governmental authority, the non-compliance with which might have a Materially Adverse Effect.

     SECTION 3.1.10. Address. The address of the location of the records of the Pledgor concerning the Collateral and the address of the Pledgor's chief executive office is as set forth below its signature hereto.


                            ARTICLE IV

                            COVENANTS

     SECTION 4.1 Protect Collateral; Further Assurances, etc. The Pledgor will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Administrative Agent hereunder or as permitted under the Credit Agreement). The Pledgor will warrant and defend the right and title herein granted unto the Administrative Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further Instruments, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

     SECTION 4.2 Stock Powers, etc. The Pledgor agrees that all Pledged Shares (and all other shares of capital stock con-stituting Collateral) delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Administrative Agent. The Pledgor will, from time to time upon the request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments, and similar documents, satisfactory in form and substance to the Administrative Agent, with respect to the Collateral as the Administrative Agent may reasonably request and will, from time to time upon the request of the Administrative Agent after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Administrative Agent.

     SECTION 4.3 Continuous Pledge. Subject to Sections 2.4 and 2.6, the Pledgor will, at all times, keep pledged to the Administrative Agent pursuant hereto all Pledged Shares and all other shares of capital stock constituting Collateral, all Dividends and Distributions with respect thereto, all Pledged Notes, all interest, principal and other proceeds received by the Administrative Agent with respect to the Pledged Notes, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral.

     SECTION 4.4 Voting Rights; Dividends, etc. The Pledgor agrees:

          (a) after any Default or Event of Default shall have occurred and be continuing, promptly upon receipt thereof by the Pledgor and without any request therefor by the Administrative Agent, to deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Dividends, Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Administrative Agent as additional Collateral for use in accordance with Section 6.3; and

          (b) after any Event of Default shall have occurred and be continuing and the Administrative Agent has notified the Pledgor of the Administrative Agent's intention to exercise its voting power under this Section 4.4(b)

               (i) the Administrative Agent may exercise (to the exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral and the Pledgor hereby grants the Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral; and

               (ii) promptly to deliver to the Administrative
          Agent such additional proxies and other documents as may be necessary to allow the Administrative Agent to exercise such voting power.

All Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by the Pledgor separate and apart from its other property in trust for the Administrative Agent. The Administrative Agent agrees that unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in Section 4.4(b), the Pledgor shall have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares) constituting Collateral and the Administrative Agent shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any such share of capital stock (including any of the Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgor that would impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Pledge Agreement).

     SECTION 4.5 Additional Undertakings. The Pledgor will not, without the prior written consent of the Administrative Agent:

          (a) enter into any agreement amending, supplementing or waiving any provision of any Pledged Note (including any underlying Instrument pursuant to which such Pledged Note is issued) or compromising or releasing or extending the time for payment of any obligation of the maker thereof; or

          (b) take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Pledged
     Note or other instrument constituting Collateral.

     SECTION 4.6 Offices; Further Assurances. The Pledgor shall keep its chief executive office and the office where it keeps its records concerning the Collateral at the address set forth below its signature hereto, or, upon 30 days' prior written notice to the Administrative Agent, at such other location in which all actions required by the next sentence have been taken. The Pledgor agrees that, from time to time at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder. The Pledgor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, without the signature of the Pledgor where permitted by law. A carbon, photographic or other reproduction of this Pledge Agreement shall be sufficient as a financing statement where permitted by law.


                            ARTICLE V

                     THE ADMINISTRATIVE AGENT

     SECTION 5.1 Administrative Agent Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Administrative
Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, at any time that an Event of Default has occurred and is continuing, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including:

          (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

          (c) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

     SECTION 5.2 Administrative Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Pledgor pursuant to Section 6.4.

     SECTION 5.3 Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Lender Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     SECTION 5.4 Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.


                            ARTICLE VI

                             REMEDIES

     SECTION 6.1 Certain Remedies. If any Event of Default shall have occurred and be continuing:

          (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b)  The Administrative Agent may

               (i) transfer all or any part of the Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

               (ii) notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder,

               (iii)     enforce collection of any of the
          Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

               (iv) endorse any checks, drafts, or other writings in the Pledgor's name to allow collection of the Collateral,

               (v)  take control of any proceeds of the
          Collateral, and

               (vi) execute (in the name, place and stead of the Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

     SECTION 6.2 Compliance with Restrictions. The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to the Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

     SECTION 6.3 Application of Proceeds. All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 10.3 of the Credit Agreement and Section 6.4) in whole or in part by the Administrative Agent against, all or any part of the Secured Obligations in such order as the Administrative Agent shall elect.

     Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations, and the termination of all Commitments, shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

     SECTION 6.4 Indemnity and Expenses. The Pledgor hereby indemnifies and holds harmless the Administrative Agent from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses or liabilities resulting from the Administrative Agent's gross negligence or wilful misconduct. Upon demand, the Pledgor will pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur in connection with:

          (a) the administration of this Pledge Agreement, the Credit Agreement and each other Loan Document;

          (b) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

          (c) the exercise or enforcement of any of the rights of the Administrative Agent hereunder; or

          (d) the failure by the Pledgor to perform or observe any of the provisions hereof.


                           ARTICLE VII

                     MISCELLANEOUS PROVISIONS

     SECTION 7.1  Loan Document.  This Pledge Agreement is a
Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

     SECTION 7.2 Amendments, etc. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

     SECTION 7.3 Protection of Collateral. The Administrative Agent may from time to time, at its option, perform any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Administrative Agent may from time to time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

     SECTION 7.4 Addresses for Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and, if to the Pledgor, mailed or transmitted or delivered to it at the address set forth below its signature hereto, or, if to the Administrative Agent, mailed or delivered to it, addressed to it at the address of the Administrative Agent specified in the Credit Agreement or, as to either party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, if mailed and properly addressed with postage prepaid or properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when received.

     SECTION 7.5 Section Captions. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

     SECTION 7.6 Severability. Whenever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

     SECTION 7.7 Governing Law, Entire Agreement, etc. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     SECTION 7.8 Forum Selection and Consent to Jurisdiction. Any judicial proceedings brought against the Pledgor with respect to this Pledge Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York or the State of Missouri, and by the execution and delivery of this Pledge Agreement, the Pledgor accepts the nonexclusive jurisdiction of the aforesaid courts. Service of process may be made by any means authorized by federal law or the law of the State of New York, or Missouri, as the case may be. A copy of any such process so served shall be mailed by registered mail to the Pledgor at its address set forth below its signature hereto or at such other address as may be designated by the Pledgor in a notice to the Administrative Agent. Nothing herein shall limit the right of the Administrative Agent to bring proceedings against the Pledgor in the courts of any other jurisdiction.

     SECTION 7.9 Waiver of Jury Trial. THE LENDER PARTIES AND THE PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR THE PLEDGOR. THE PLEDGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER PARTIES ENTERING INTO THE CREDIT AGREEMENT AND EACH OTHER SUCH LOAN DOCUMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                              [NAME OF SIGNIFICANT SUBSIDIARY]


                              By
                                 Title:

                              Address:


                              Facsimile No.:

                              Attention:


                              THE BANK OF NOVA SCOTIA, as
                              Administrative Agent


                              By
                                 Title:

                                                 ATTACHMENT 1
                                                      to
                                               Pledge Agreement

Item A. Pledged Notes

Pledged Note Issuer                  Description

Item B. Pledged Shares

Pledged Share Issuer                   Common Stock

                         Authorized  Outstanding  % of Shares
                           Shares       Shares      Pledged



                                                       EXHIBIT E









                 SIGNIFICANT SUBSIDIARY GUARANTY

                               from

                               the

                     UNDERSIGNED SUBSIDIARIES

                                of

                      AMC ENTERTAINMENT INC.


                                to


                     THE BANK OF NOVA SCOTIA,
                     as Administrative Agent

                 SIGNIFICANT SUBSIDIARY GUARANTY


     THIS GUARANTY, dated as of December 27, 1995 (this
"Guaranty"), is executed by the undersigned in favor of THE BANK
OF NOVA SCOTIA, as Administrative Agent for the Lenders party to the Credit Agreement referred to below (the "Administrative
Agent").

                       W I T N E S S E T H:

     WHEREAS, AMC ENTERTAINMENT INC., a Delaware corporation (the "Debtor"), has entered into a Credit Agreement, dated as of December 27, 1995 (together with all amendments and other modifications, if any, thereafter made thereto, the "Credit Agreement"), with various financial institutions (herein, together with their respective successors and assigns, collectively called the "Lenders" and individually called a "Lender"), and THE BANK OF NOVA SCOTIA, as Administrative Agent for the Lenders (the "Administrative Agent"), pursuant to which the Lenders have agreed to make loans to the Debtor;

     WHEREAS, each of the undersigned will benefit from the making of such loans and is willing to guaranty the Liabilities
(as defined below), as hereinafter set forth;

     NOW THEREFORE, FOR VALUE RECEIVED, and in consideration of any loan or other financial accommodation heretofore or hereafter at any time made or granted to the Debtor under or in connection with the Credit Agreement, each of the undersigned hereby jointly and severally unconditionally guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations (monetary or otherwise) of the Debtor to the Lenders and the Administrative Agent under or in connection with the Credit Agreement, the Notes (as defined in the Credit Agreement) and any other Loan Document (as defined in the Credit Agreement) and all Interest Rate Protection Obligations (as defined in the Credit Agreement) and Currency Hedging Obligations (as defined in the Credit Agreement), in each case howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several, or now or hereafter existing or due or to become due (including in all cases all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. 502(b) and 506(b)) (all such obligations being hereinafter collectively called the "Liabilities"), under and in connection with the Credit Agreement and each of the undersigned further agrees to pay all reasonable expenses (including attorneys' fees and legal expenses) paid or incurred by the Administrative Agent in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty.

     Each of the undersigned agrees that, in the event of the dissolution or insolvency of the Debtor or such undersigned, or the inability or failure of the Debtor or such undersigned to pay debts as they become due, or an assignment by the Debtor or such undersigned for the benefit of creditors, or the commencement of any case or proceeding in respect of the Debtor or such undersigned under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, such undersigned will pay to the Administrative Agent for the benefit of the Lenders forthwith the full amount which would be payable hereunder by such undersigned if all Liabilities were then due and payable.

     To secure all obligations of each of the undersigned hereunder, the Administrative Agent and each Lender shall have a right to, and may, without demand or notice of any kind, at any time and from time to time when any amount shall be due and payable by such undersigned hereunder, set off, appropriate and apply toward the payment of such amount, in such order of application as the Administrative Agent or such Lender may elect, any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of or in the name of such undersigned now or hereafter with the Administrative Agent or such Lender or any agent or bailee for the Administrative Agent or such Lender.

     This Guaranty shall in all respects be a continuing, absolute and unconditional Guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of any of the undersigned or that at any time or from time to time no Liabilities may be outstanding), until all Commitments (as defined in the Credit Agreement) have terminated and all Liabilities (including any extensions or renewals of any thereof) and all interest thereon and all expenses (including attorneys' fees and legal expenses) paid or incurred by the Administrative Agent or any Lender in endeavoring to collect the Liabilities and in enforcing this Guaranty shall have been finally paid in full.

     Each of the undersigned further agrees that, if at any time all or any part of any payment theretofore applied by the Administrative Agent or any Lender to any of the Liabilities is or must be rescinded or returned by the Administrative Agent or such Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Debtor or any of the undersigned), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Administrative Agent or such Lender, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Administrative Agent or such Lender had not been made.

     Each of the undersigned agrees that the Administrative Agent or any Lender may, from time to time, at its sole discretion and without notice to the undersigned (or any of them), take any or all of the following actions without impairing the obligation of such undersigned under this Guaranty: (a) retain or obtain a lien upon or a security interest in any property to secure any of the Liabilities or any obligation hereunder; (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities;
(d) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (e) resort to the undersigned (or any of them) for payment of any of the Liabilities, whether or not the Administrative Agent or such Lender (i) shall have resorted to any property securing any of the Liabilities or any obligation hereunder or (ii) shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in preceding clauses (i) and (ii) being hereby expressly waived by the undersigned).

     Any amounts received by the Administrative Agent or any Lender from whatsoever source on account of the Liabilities may be applied by it toward the payment of the Liabilities.

     Until such time as the Lenders shall have received payment of the full amount of all Liabilities and of all obligations of the undersigned hereunder and all Commitments have terminated, no payment made by or for the account of the undersigned (or any of them) pursuant to this Guaranty shall entitle any of the under-signed by subrogation or otherwise to any payment by the Debtor or from or out of any property of the Debtor and none of the undersigned shall exercise any right or remedy against the Debtor or any property of the Debtor by reason of any performance by such undersigned of this Guaranty.

     Each of the undersigned hereby expressly waives: (a) notice of the acceptance by the Administrative Agent or any Lender of this Guaranty; (b) notice of the existence or creation or non-payment of all or any of the Liabilities; (c) presentment, demand, notice of dishonor, protest and all other notices whatso-ever; and (d) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

     The creation or existence, with or without notice to the undersigned, from time to time of Liabilities in excess of the amount to which the right of recovery under this Guaranty is limited shall not in any way affect or impair the rights of the Administrative Agent or the Lenders and the obligation of the undersigned under this Guaranty.

     The Lenders may, from time to time, without notice to the undersigned (or any of them), assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabili-ties for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were a Lender.

     No delay on the part of the Administrative Agent or any Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon the Administrative Agent or any Lender except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent. No action of the Administrative Agent or any Lender permitted hereunder shall in any way affect or impair the rights of the Administrative Agent or any Lender and the obligations of the undersigned under this Guaranty. For the purposes of this Guaranty, Liabilities shall include all obligations of the Debtor to the Administrative Agent or any Lender under and in connection with the Credit Agreement, notwithstanding any right or power of the Debtor or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder. The obligations of the undersigned under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the undersigned (or any of them). Each of the undersigned hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.

     Pursuant to the Credit Agreement, (a) this Guaranty has been delivered to the Administrative Agent and (b) the Administrative Agent may enforce this Guaranty on behalf of itself and each of the Lenders. All payments by each of the undersigned pursuant to this Guaranty shall be made to the Administrative Agent for the ratable benefit of the Lenders.

     Each of the undersigned hereby warrants and represents to the Administrative Agent and the Lenders that such undersigned now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Debtor. Neither the Administrative Agent nor any Lender shall have any duty or responsibility to provide the undersigned (or any of them) with any credit or other information concerning the affairs, financial condition or business of the Debtor which may come into the possession of the Administrative Agent or any Lender.

     The undersigned hereby further warrant and represent to the Administrative Agent and the Lenders that (a) the execution and delivery of this Guaranty, and the performance by each of the undersigned of its obligations hereunder, are within the corporate right, power, authority and capacity of such undersigned and have been duly authorized by all necessary corporate action on the part of such undersigned, (b) this Guaranty has been duly executed and delivered on behalf of each of the undersigned and is the legal, valid and binding obligation of such undersigned, enforceable in accordance with its terms, subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium or other similar laws at the time in effect affecting the enforcement of the rights of creditors generally, and by general equitable principles which may limit the right to obtain the remedy of specific performance of executory covenants, and (c) the making and performance of this Guaranty do not and will not contravene or conflict with the charter or by-laws of such undersigned or violate or constitute a default under any law, any presently existing requirement or restriction imposed by judicial, arbitral or any governmental instrumentality or any agreement, instrument or indenture by which such undersigned is bound.

     Anything else in this Guaranty notwithstanding, each of the undersigned shall be liable under this Guaranty only for the maximum amount of such liability that can be incurred by such undersigned without rendering this Guaranty, as it relates to such undersigned, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount; provided, however, that the foregoing limitation shall not be construed, as between the Lenders and any other creditor of the Debtor or any of the undersigned whose claim is subordinated to the claim of the Lenders with respect to the Liabilities, to adversely affect the extent of such subordination.

     This Guaranty shall be binding upon the undersigned, and upon the successors and assigns of the undersigned; and to the extent that the Debtor or any of the undersigned is either a partnership or a corporation, all references herein to the Debtor and to such of the undersigned, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such partnership or corporation. The term "undersigned" as used herein shall mean all parties executing this Guaranty and each of them, and all such parties shall, subject to the limitation on right of recovery in the immediately preceding paragraph, be jointly and severally obligated hereunder.

     This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and such counterparts shall together constitute one and the same Guaranty. At any time after the date of this Guaranty, one or more additional persons or entities may become parties hereto by executing and delivering to the Administrative Agent a counterpart of this Guaranty. Immediately upon such execution and delivery (and without any further action), each such additional person or entity will become a party to, and will be bound by all of the terms of, this Guaranty.

     THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. Whenever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     THE UNDERSIGNED HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     Each of the undersigned agrees that any judicial proceedings brought against such undersigned with respect to this Guaranty may be brought in any state or federal court of competent jurisdiction in the State of New York and, by the execution and delivery of this Guaranty, each of the undersigned accepts the nonexclusive jurisdiction of the aforesaid courts. Service of process may be made by any means authorized by federal law or the law of New York, as the case may be. A copy of any such process so served shall be mailed by registered mail to such undersigned at 106 West 14th Street, Kansas City, Missouri 64105-1977, Telecopy No.: (816) 421-5744, Attention Peter C. Brown, the address, if any, opposite its signature on any counterpart signature page hereto or at such other address as may be designated by such undersigned in a notice to the Administrative Agent. Nothing herein shall limit the right of the Administrative Agent to bring proceedings against any of the undersigned in the courts of any other jurisdiction.

     SIGNED AND DELIVERED as of this 27th day of December, 1995.

                              AMERICAN MULTI-CINEMA, INC.


                              By: /s/ Peter C. Brown
                                 Title:  Executive Vice
                                         President and Chief
                                         Financial Officer


                              BUDCO THEATRES, INC.


                              By: /s/ Peter C. Brown
                                 Title:  Executive Vice
                                         President and Chief
                                         Financial Officer


                              CONCORD CINEMA, INC.


                              By: /s/ Peter C. Brown
                                 Title:  Executive Vice
                                         President and Chief
                                         Financial Officer


                              AMC REALTY, INC.


                              By: /s/ Peter C. Brown
                                 Title:  Executive Vice
                                         President and Chief
                                         Financial Officer


                              CONSERVCO, INC.


                              By: /s/ Peter C. Brown
                                 Title:  Executive Vice
                                         President and Chief
                                         Financial Officer

                              AMC CANTON REALTY, INC.


                              By: /s/ Peter C. Brown
                                 Title:  Executive Vice
                                         President and Chief
                                         Financial Officer


                              AMC PHILADELPHIA, INC.


                              By: /s/ Peter C. Brown
                                 Title:  Executive Vice
                                         President and Chief
                                         Financial Officer


                              AMC FILM MARKETING, INC.


                              By: /s/ Peter C. Brown
                                 Title:  Executive Vice
                                         President and Chief
                                         Financial Officer

                              The undersigned is executing a
                              counterpart hereof for purposes of
                              becoming a party hereto:



                              By:
Address:                         Title:






                          AMC ENTERTAINMENT INC.
                                    and
                        the Guarantors Named Herein
                                    and
                 UNITED STATES TRUST COMPANY OF NEW YORK,
                                as Trustee
                       FIFTH SUPPLEMENTAL INDENTURE,
                      Dated as of December 28, 1995,
                                    to
                                 INDENTURE
                        Dated as of August 1, 1992,
                            As Supplemented by
                     THE FIRST SUPPLEMENTAL INDENTURE,
                        Dated as of March 31, 1993,
                                  and by
                    THE SECOND SUPPLEMENTAL INDENTURE,
                         Dated as of May 28, 1993
                                  and by
                     THE THIRD SUPPLEMENTAL INDENTURE,
                         Dated as of May 28, 1993,
                                  and by
     THE FOURTH SUPPLEMENTAL INDENTURE,
                        Dated as of March 31, 1994



$100,000,000
11 7/8% Senior Notes Due 2000

          FIFTH SUPPLEMENTAL INDENTURE, dated as of December 28, 1995 (the "Fifth Supplemental Indenture"), among AMC ENTERTAINMENT INC., a Delaware corporation (the "Company"), AMERICAN MULTI-CINEMA, INC., a Missouri corporation, AMC REALTY, INC., a Delaware corporation, CONSERVCO, INC., a Missouri corporation, AMC CANTON REALTY, INC., a Delaware corporation, AMC PHILADELPHIA, INC., a Delaware corporation, BUDCO THEATRES, INC., a Pennsylvania corporation, CONCORD CINEMA, INC., a Delaware corporation, and AMC FILM MARKETING, INC., a Missouri corporation (collectively, the "Guarantors" and each a "Guarantor"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee"), to the Indenture, dated as of August 1, 1992, as supplemented by the First Supplemental Indenture, dated as of March 31, 1993, the Second Supplemental Indenture, dated as of May 28, 1993, the Third Supplemental Indenture dated as of May 28, 1993, and the Fourth Supplemental Indenture dated as of March 31, 1994 (collectively, the "Indenture"), among the Company, as issuer, the Guarantors and the Trustee.
          WHEREAS, the Company and the Guarantors are parties to the Indenture, pursuant to which $100,000,000 aggregate principal amount of 11 % Senior Notes due 2000 (the "Securities") of the Company were issued; and
          WHEREAS, there are now outstanding under the Indenture Securities in the aggregate principal amount of $100,000,000; and
          WHEREAS, pursuant to Section 9.2 of the Indenture, a majority in aggregate principal amount of the outstanding Securities have consented to the amendments and modifications contained in this Fifth Supplemental Indenture; and
          WHEREAS, the execution and delivery of this Fifth Supplemental Indenture has been authorized by resolutions of the Board of Directors of each of the Company and the Guarantors; and
          WHEREAS, the Company, the Guarantors and the Trustee each desire to execute this Fifth Supplemental Indenture to revise the Indenture to modify Sections 1.1, 1.3, 4.8, 5.1 and 6.1 thereof, and to delete in their entirety Sections 4.9 through 4.14, inclusive, 4.16 and 4.17 thereof; and
          WHEREAS, the Company, the Guarantors and the Trustee each desire that such modifications and deletions become operative upon the acceptance by the Company for purchase of all Securities (and related consents) validly tendered or delivered (and not withdrawn) pursuant to its offer to purchase upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation dated November 29, 1995, as amended (the "Tender Offer and Consent Solicitation");
          NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Securities, as follows:
          Section 1. Definitions in Indenture. All capitalized terms not defined in this Fifth Supplemental Indenture shall have their respective meanings set forth in the Indenture.
          Section 2. Amendment to SECTION 1.1. The text of Section 1.1 of the Indenture, captioned "Definitions," is hereby amended as follows:
               (a) The following definitions are hereby deleted in their entirety from the Indenture: "Acquired Indebtedness," "Asset Acquisition," "Asset Sale," "Capital Expenditures," "CENI," "Change of Control," "Consolidated Cash Flow," "Consolidated EBITDA," "Consolidated EBITDA Coverage Ratio," "Consolidated Interest Expense," "Consolidated Net Income," "Consolidated Net Worth," "Disqualified Stock," "EEP," "EEP Junior Subordinated Notes," "EEP Partnership Agreement," "11 % Debentures," "Investment," "Management Agreement," "Net Cash Proceeds," "Non-Recourse Indebtedness," "Permitted Holder," "Permitted Indebtedness," "Permitted Investments," "Permitted Liens," "Preferred Share Redemption," "Required Capital Contribution," "Restricted Payment," "Securityholders' Portion," "Special Dividend," "13.60% Debenture," "Tri-City Purchase Agreement" and "Unrestricted Subsidiary."
               (b) The definition of "Guarantor Senior Indebtedness" is amended to be and read in its entirety as follows:
               "Guarantor Senior Indebtedness" means, with respect to any Guarantor, the principal of, premium, if any, and interest on (including interest accruing subsequent to the occurrence of any event specified in Sections 6.1(a)(vii) or (viii) relating to such Guarantor whether or not the claim for such interest is allowed under any applicable Bankruptcy Code) all obligations of every nature of such Guarantor under or in respect of up to $40 million in aggregate principal amount under the Revolving Credit Facility, whether outstanding on the Issue Date or thereafter incurred without giving effect to any reduction in the amount of such Indebtedness necessary to render the obligation of any Guarantor with respect thereto (as obligor, guarantor or otherwise) not voidable under applicable law relating to "fraudulent conveyance" or "fraudulent transfer." Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include, (a) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of such Guarantor, (b)
     Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor, and (c) that portion of any Indebtedness which at the time of its issuance is issued in violation of this Indenture.

               (c) The definition of "Revolving Credit Facility" is amended to be and read in its entirety as follows:
               "Revolving Credit Facility" means the Revolving Credit
     Agreement dated as of December 27, 1995, among AMCE, as borrower, certain of its subsidiaries, as guarantors, and The Bank of Nova
     Scotia, Chemical Bank, Bank of America National Trust and Savings Association and certain other lenders together with the exhibits and schedules thereto, as the same may be amended, supplemented or otherwise modified from time to time, and any refinancings, replacements or renewals thereof.

               (d) The definition of "Subsidiary" is amended to be and read in its entirety as follows:
               "Subsidiary" means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or
     (ii) any other Person of which at least a majority of voting interest is at the time, directly or indirectly, owned by such Person.

          Section 3. Amendment to SECTION 1.3. The text of Section 1.3 of the Indenture, captioned "Rules of Construction," is hereby amended by amending paragraph (e) of such Section to read in its entirety as follows:
          (e) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time and applied on a consistent basis with the Company's most recent financial statements; and, unless otherwise specified herein, all accounting determinations of any Person hereunder shall be made on a consolidated basis in accordance with the GAAP.

          Section 4. Amendment to SECTION 4.8. The text of Section 4.8 of the Indenture, captioned "Reports," is hereby amended to read in its entirety as follows:
          In accordance with the provisions of TIA 314(a), at any time that the Company or a Guarantor has a class of securities registered under the Exchange Act, the Company or such Guarantor, as the case may be, shall file with the Trustee, within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company or such Guarantor is required to file with the SEC pursuant to
     Section 13 or 15 of the Exchange Act. The Company also shall comply with the other provisions of TIA 314(a).

          Section 5. Amendment to SECTION 4.9. Section 4.9 of the Indenture, entitled "Limitation on Indebtedness," is hereby amended by deleting such
Section 4.9 in its entirety.
          Section 6. Amendment to SECTION 4.10. Section 4.10 of the Indenture, entitled "Limitation on Issuance of Preferred Stock by Subsidiaries," is hereby amended by deleting such Section 4.10 in its entirety.
          Section 7. Amendment to SECTION 4.11. Section 4.11 of the Indenture, entitled "Limitation on Guarantees by Subsidiaries," is hereby amended by deleting such Section 4.11 in its entirety.
          Section 8. Amendment to SECTION 4.12. Section 4.12 of the Indenture, entitled "Limitation on Liens," is hereby amended by deleting such Section 4.12 in its entirety.
          Section 9. Amendment to SECTION 4.13. Section 4.13 of the Indenture, entitled "Limitation on Restricted Payments," is hereby amended by deleting such
Section 4.13 in its entirety.
          Section 10. Amendment to SECTION 4.14. Section 4.14 of the Indenture, entitled "Limitation on Certain Sales of Assets and Subsidiary Stock," is hereby amended by deleting such Section 4.14 in its entirety.
          Section 11. Amendment to SECTION 4.16. Section 4.16 of the Indenture, entitled "Change of Control," is hereby amended by deleting such
Section 4.16 in its entirety.
          Section 12. Amendment to SECTION 4.17. Section 4.17 of the Indenture, entitled "Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries," is hereby amended by deleting such Section 4.17 in its entirety.
          Section 13. Amendment to SECTION 5.1. The text of Section 5.1 of the Indenture, captioned "When Company May Merge, Etc.," is hereby amended by amending paragraph (a) of such Section to read in its entirety as follows:
          (a) The Company shall not consolidate with or merge with or into any Person or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets in a single transaction or through a series of transactions (including by way of merger or consolidation of the Company or any of its Subsidiaries) unless:

               (i) either (a) the Company shall be the continuing Person, or (b) the resulting, surviving or transferee Person (the "surviving entity") shall be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia;

               (ii) the surviving entity shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

               (iii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

               (iv)  [DELETED]

               (v)  [DELETED]

               (vi) the Company or the surviving entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture, complies with this Section 5.1(a), and that all conditions precedent provided for in this Indenture relating to such transaction or series of transactions have been satisfied; and

               (vii) each Guarantor shall, by supplemental indenture, confirm that its Guarantee shall apply to the Company's or the surviving entity's obligations under the Securities and this Indenture, as modified by such supplemental indenture, and confirm the due and punctual performance of the Guarantee and every covenant in this Indenture on the part of the Guarantors to be performed or observed.

          Section 14. Amendment to SECTION 6.1. The text of Section 6.1 of the Indenture, captioned "Events of Default," is hereby amended to read in its entirety as follows:
          (a)  An "Event of Default" shall occur if:

               (i) a default in the payment of interest on the Securities when the same becomes due and payable shall have occurred and any such Default shall have continued for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of Article X hereof); or

               (ii) a default in the payment of the principal of, or premium, if any, on the Securities when the same becomes due and payable upon maturity, acceleration, redemption, pursuant to an offer to purchase required by this Indenture or otherwise shall have occurred (whether or not such payment shall be prohibited by the subordination provisions of Article X hereof); or

               (iii) a default in the performance of, or breach of, any covenant of this Indenture (other than defaults specified in clause (i) or (ii) above) shall have occurred, and such Default shall have continued for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities; or

               (iv) [DELETED]

               (v)  [DELETED]

               (vi) any provision of Article X shall be declared or adjudged to be invalid or unenforceable in a judgment, order or decree which shall either be subject to no further appeal or shall have remained in effect for a period of 60 days during which no appeal shall be in effect; or

               (vii) the Company, any Guarantor that is a Material Subsidiary or any other Material Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

                    (V) commences a voluntary case or proceeding,

                    (W) consents to the entry of an order for relief
               against it in an involuntary case or proceeding,

                    (X) consents to the appointment of a Custodian of it
               or for all or substantially all of its property,

                    (Y) makes a general assignment for the benefit of its
               creditors or

                    (Z) admits in writing that it generally cannot pay its
               debts when such debts become due; or

               (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (X) is for relief against the Company, any Guarantor
               that is a Material Subsidiary or any other Material Subsidiary of the Company in an involuntary case or proceeding,

                    (Y) appoints a Custodian of the Company, any Guarantor that is a Material Subsidiary or any other Material Subsidiary of the Company for all or substantially all of its properties, or

                    (Z) orders the liquidation of the Company, any
               Guarantor that is a Material Subsidiary or any other Material Subsidiary of the Company and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

               (b) For purposes of this Section 6.l, the term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors.

               (c) [DELETED]

               (d) Subject to the provisions of Sections 7.1 and 7.2, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the corporate trust office of the Trustee by the Company, the Paying Agent, any Holder or an agent of any Holder or unless a Trust Officer otherwise has actual knowledge thereof.

          Section 15. Revision of Form of Notes. Pursuant to Section 9.5 of the Indenture, paragraph 4 of the Form of Notes will be revised, and paragraph 7 will be deleted, to give effect to the amendments made hereby.
          Section 16. Operative Effect of Amendments. Sections 2 through 15 hereof shall not become operative unless and until the acceptance by the Company of all Securities (and related consents) validly tendered or delivered (and not withdrawn) pursuant to the Tender Offer and Consent Solicitation, at which time such Sections shall become operative and shall be in full force and effect.
          Section 17. Confirmation of Indenture. The Company and each of the Guarantors affirms the continuing effect of the Indenture, as supplemented by this Fifth Supplemental Indenture; and each of the Guarantors affirms the continuing effect of its guarantee of the obligations of the Company under the Indenture and the Securities issued under the Indenture.
          Section 18. Instrument. From and after the date hereof, the Indenture, as supplemented by this Fifth Supplemental Indenture, shall be read, taken and construed as one and the same instrument with respect to the Securities.
          Section 19. Counterparts. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
          Section 20. Termination. This Fifth Supplemental Indenture shall be terminated and shall be of no further force and effect if the Tender Offer and Consent Solicitation is terminated or expires without the purchase of any Securities by the Company.
          Section 21. GOVERNING LAW. THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIFTH SUPPLEMENTAL INDENTURE.
          Section 22. Trustee Disclaimer. The Trustee accepts the supplement to the Indenture effected by this Fifth Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby supplemented, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture hereby supplemented. Except to the extent that they relate to action taken by the Trustee, the Trustee shall not be responsible in any manner whatsoever for or with respect to (i) the validity, efficacy or sufficiency of this Fifth Supplemental Indenture or any of the terms or provisions hereof,
(ii) the proper authorization hereof by the Company and the Guarantors by corporate action or otherwise, (iii) the due execution hereof by the Company and the Guarantors, or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any supplement herein provided for, and the Trustee makes no representation with respect to any such matters.
                                SIGNATURES
     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first written above.
ATTEST:



/s/ Nancy L. Gallagher

AMC ENTERTAINMENT INC.



By: /s/ Peter C. Brown
     Peter C. Brown
     Executive Vice President and
          Chief Financial Officer
ATTEST:



/s/   Patricia Stermer

UNITED STATES TRUST COMPANY OF NEW
YORK, as Trustee


By: /s/ Cynthia Chaney
     Name: Cynthia Chaney
     Title: Assistant Vice President

ATTEST:



/s/ Nancy L. Gallagher

AMERICAN MULTI-CINEMA, INC.



By: /s/ Peter C. Brown
     Peter C. Brown
     Executive Vice President and
          Chief Financial Officer
ATTEST:



/s/ Nancy L. Gallagher

AMC REALTY, INC.



By: /s/ Peter C. Brown
     Peter C. Brown
     Executive Vice President and
          Chief Financial Officer
ATTEST:



/s/ Nancy L. Gallagher

CONSERVCO, INC.



By: /s/ Peter C. Brown
     Peter C. Brown
     Executive Vice President and
          Chief Financial Officer
ATTEST:



/s/ Nancy L. Gallagher

AMC CANTON REALTY, INC.



By: /s/ Peter C. Brown
     Peter C. Brown
     Executive Vice President and
          Chief  Financial Officer
ATTEST:



/s/ Nancy L. Gallagher

AMC PHILADELPHIA, INC.



By: /s/ Peter C. Brown
     Peter C. Brown
     Executive Vice President and
          Chief Financial Officer
ATTEST:



/s/ Nancy L. Gallagher

BUDCO THEATRES, INC.



By: /s/ Peter C. Brown
     Peter C. Brown
     Executive Vice President and
          Chief Financial Officer
ATTEST:



/s/ Nancy L. Gallagher

CONCORD CINEMA, INC.



By: /s/ Peter C. Brown
     Peter C. Brown
     Executive Vice President and
          Chief Financial Officer
ATTEST:



/s/ Nancy L. Gallagher

AMC FILM MARKETING, INC.



By: /s/ Peter C. Brown
     Peter C. Brown
     Executive Vice President and
          Chief Financial Officer




                     AMC ENTERTAINMENT INC.
                              and
                  the Guarantors Named Herein
                              and
                     THE BANK OF NEW YORK,
                           as Trustee
                 FIFTH SUPPLEMENTAL INDENTURE,
                 Dated as of December 28, 1995,
                               to
                           INDENTURE
                  Dated as of August 1, 1992,
                       As Supplemented by
               THE FIRST SUPPLEMENTAL INDENTURE,
                  Dated as of March 31, 1993,
                             and by
               THE SECOND SUPPLEMENTAL INDENTURE,
                    Dated as of May 28, 1993
                             and by
               THE THIRD SUPPLEMENTAL INDENTURE,
                   Dated as of May 28, 1993,
                             and by
     THE FOURTH SUPPLEMENTAL INDENTURE,
                   Dated as of March 31, 1994



$100,000,000
12 5/8% Senior Subordinated Notes Due 2002

          FIFTH SUPPLEMENTAL INDENTURE, dated as of December 28, 1995 (the "Fifth Supplemental Indenture"), among AMC ENTERTAINMENT INC., a Delaware corporation (the "Company"), AMERICAN MULTI-CINEMA, INC., a Missouri corporation, AMC REALTY, INC., a Delaware corporation, CONSERVCO, INC., a Missouri corporation, AMC CANTON REALTY, INC., a Delaware corporation, AMC PHILADELPHIA, INC., a Delaware corporation, BUDCO THEATRES, INC., a Pennsylvania corporation, CONCORD CINEMA, INC., a Delaware corporation, and AMC FILM MARKETING, INC., a Missouri corporation (collectively, the "Guarantors" and each a "Guarantor"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee"), to the Indenture, dated as of August 1, 1992, as supplemented by the First Supplemental Indenture, dated as of March 31, 1993, the Second Supplemental Indenture, dated as of May 28, 1993, the Third Supplemental Indenture dated as of May 28, 1993, and the Fourth Supplemental Indenture dated as of March 31, 1994 (collectively, the "Indenture"), among the Company, as issuer, the Guarantors and the Trustee.
          WHEREAS, the Company and the Guarantors are parties to the Indenture, pursuant to which $100,000,000 aggregate principal amount of 12 5/8% Senior Subordinated Notes due 2002 (the "Securities") of the Company were issued; and
          WHEREAS, there are now outstanding under the Indenture Securities in the aggregate principal amount of $100,000,000; and
          WHEREAS, pursuant to Section 9.2 of the Indenture, a majority in aggregate principal amount of the outstanding Securities have consented to the amendments and modifications contained in this Fifth Supplemental Indenture; and
          WHEREAS, the execution and delivery of this Fifth
Supplemental Indenture has been authorized by resolutions of the Board of Directors of each of the Company and the Guarantors; and
          WHEREAS, the Company, the Guarantors and the Trustee each desire to execute this Fifth Supplemental Indenture to revise the Indenture to modify Sections 1.1, 1.3, 4.8, 5.1 and 6.1 thereof, and to delete in their entirety Sections 4.9 through 4.14, inclusive, 4.16 and
4.17 thereof; and
          WHEREAS, the Company, the Guarantors and the Trustee each desire that such modifications and deletions become operative upon the acceptance by the Company for purchase of all Securities (and related consents) validly tendered or delivered (and not withdrawn) pursuant to its offer to purchase upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation dated November 29, 1995, as amended (the "Tender Offer and Consent Solicitation");
          NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Securities, as follows:
          Section 1. Definitions in Indenture. All capitalized terms not defined in this Fifth Supplemental Indenture shall have their respective meanings set forth in the Indenture.
          Section 2.  Amendment to SECTION 1.1.  The text of Section
1.1 of the Indenture, captioned "Definitions," is hereby amended as follows:
               (a) The following definitions are hereby deleted in their entirety from the Indenture: "Acquired Indebtedness," "Asset Acquisition," "Asset Sale," "Capital Expenditures," "CENI," "Change of Control," "Consolidated Cash Flow," "Consolidated EBITDA," "Consolidated EBITDA Coverage Ratio," "Consolidated Interest Expense," "Consolidated Net Income," "Consolidated Net Worth," "Disqualified Stock," "EEP," "EEP Junior Subordinated Notes," "EEP Partnership Agreement," "11 % Debentures," "Investment," "Management Agreement," "Net Cash Proceeds," "Non-Recourse Indebtedness," "Permitted Holder," "Permitted Indebtedness," "Permitted Investments," "Permitted Liens," "Preferred Share Redemption," "Required Capital Contribution," "Restricted Payment," "Securityholders' Portion," "Special Dividend," "13.60% Debenture," "Tri-City Purchase Agreement" and "Unrestricted Subsidiary."
               (b) The definition of "Revolving Credit Facility" is amended to be and read in its entirety as follows:
               "Revolving Credit Facility" means the Revolving
     Credit Agreement dated as of December 27, 1995, among AMCE, as borrower, certain of its subsidiaries, as guarantors, and The Bank of Nova Scotia, Chemical Bank, Bank of America
     National Trust and Savings Association and certain other lenders together with the exhibits and schedules thereto, as the same may be amended, supplemented or otherwise modified from time to time, and any refinancings, replacements or renewals thereof.

               (c) The definition of "Subsidiary" is amended to be and read in its entirety as follows:
               "Subsidiary" means, with respect to any Person,
     (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (ii) any other Person of which at least a majority of voting interest is at the time, directly or indirectly, owned by such Person.

          Section 3.  Amendment to SECTION 1.3.  The text of Section
1.3 of the Indenture, captioned "Rules of Construction," is hereby amended by amending paragraph (e) of such Section to read in its entirety as follows:
          (e) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time and applied on a consistent basis with the Company's most recent financial statements; and, unless otherwise specified herein, all accounting determinations of any Person hereunder shall be made on a consolidated basis in accordance with the GAAP.

          Section 4.  Amendment to SECTION 4.8.  The text of Section
4.8 of the Indenture, captioned "Reports," is hereby amended to read in its entirety as follows:
          In accordance with the provisions of TIA 314(a), at any time that the Company or a Guarantor has a class of securities registered under the Exchange Act, the Company or such Guarantor, as the case may be, shall file with the Trustee, within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company or such Guarantor is required to file with the SEC pursuant to Section 13 or 15 of the Exchange Act. The Company also shall comply with the other provisions of TIA 314(a).

          Section 5. Amendment to SECTION 4.9. Section 4.9 of the Indenture, entitled "Limitation on Indebtedness," is hereby amended by deleting such Section 4.9 in its entirety.
          Section 6. Amendment to SECTION 4.10. Section 4.10 of the Indenture, entitled "Limitation on Issuance of Preferred Stock by Subsidiaries," is hereby amended by deleting such Section 4.10 in its entirety.
          Section 7. Amendment to SECTION 4.11. Section 4.11 of the Indenture, entitled "Limitation on Guarantees by Subsidiaries," is hereby amended by deleting such Section 4.11 in its entirety.
          Section 8. Amendment to SECTION 4.12. Section 4.12 of the Indenture, entitled "Limitation on Liens," is hereby amended by deleting such Section 4.12 in its entirety.
          Section 9. Amendment to SECTION 4.13. Section 4.13 of the Indenture, entitled "Limitation on Restricted Payments," is hereby amended by deleting such Section 4.13 in its entirety.
          Section 10. Amendment to SECTION 4.14. Section 4.14 of the Indenture, entitled "Limitation on Certain Sales of Assets and Subsidiary Stock," is hereby amended by deleting such Section 4.14 in its entirety.
          Section 11. Amendment to SECTION 4.16. Section 4.16 of the Indenture, entitled "Change of Control," is hereby amended by deleting such Section 4.16 in its entirety.
          Section 12. Amendment to SECTION 4.17. Section 4.17 of the Indenture, entitled "Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries," is hereby amended by deleting such
Section 4.17 in its entirety.
          Section 13.  Amendment to SECTION 5.1.  The text of Section
5.1 of the Indenture, captioned "When Company May Merge, Etc.," is hereby amended by amending paragraph (a) of such Section to read in its entirety as follows:
          (a) The Company shall not consolidate with or merge with or into any Person or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets in a single transaction or through a series of transactions (including by way of merger or consolidation of the Company or any of its Subsidiaries) unless:

               (i) either (a) the Company shall be the continuing Person, or (b) the resulting, surviving or transferee Person (the "surviving entity") shall be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia;

               (ii) the surviving entity shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

               (iii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

               (iv) [DELETED]

               (v) [DELETED]

               (vi) the Company or the surviving entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture, complies with this Section 5.1(a), and that all conditions precedent provided for in this Indenture relating to such transaction or series of transactions have been satisfied; and

               (vii) each Guarantor shall, by supplemental indenture, confirm that its Guarantee shall apply to the Company's or the surviving entity's obligations under the Securities and this Indenture, as modified by such supplemental indenture, and confirm the due and punctual performance of the Guarantee and every covenant in this Indenture on the part of the Guarantors to be performed or observed.

          Section 14.  Amendment to SECTION 6.1.  The text of Section
6.1 of the Indenture, captioned "Events of Default," is hereby amended to read in its entirety as follows:
          (a) An "Event of Default" shall occur if:

               (i) a default in the payment of interest on the Securities when the same becomes due and payable shall have occurred and any such Default shall have continued for a period of 30 days (whether or not such payment shall be prohibited by the provisions of Article X or the subordination provisions of Article XI hereof); or

               (ii) a default in the payment of the principal of, or premium, if any, on the Securities when the same becomes due and payable upon maturity, acceleration, redemption, pursuant to an offer to purchase required by this Indenture or otherwise shall have occurred (whether or not such payment shall be prohibited by the provisions of Article X or the subordination provisions of Article XI hereof); or

               (iii) a default in the performance of, or breach of, any covenant of this Indenture (other than defaults specified in clause (i) or (ii) above) shall have occurred, and such Default shall have continued for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities; or

               (iv) [DELETED]

               (v)  [DELETED]

               (vi) any provision of Article X shall be declared or adjudged to be invalid or unenforceable in a judgment, order or decree which shall either be subject to no further appeal or shall have remained in effect for a period of 60 days during which no appeal shall be in effect; or

               (vii) the Company, any Guarantor that is a Material Subsidiary or any other Material Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

                    (V) commences a voluntary case or
               proceeding,

                    (W) consents to the entry of an order for
               relief against it in an involuntary case or proceeding,

                    (X) consents to the appointment of a Custo-
               dian of it or for all or substantially all of its property,

                    (Y) makes a general assignment for the
               benefit of its creditors or

                    (Z) admits in writing that it generally
               cannot pay its debts when such debts become due;
               or

               (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (X) is for relief against the Company, any
               Guarantor that is a Material Subsidiary or any other Material Subsidiary of the Company in an involuntary case or proceeding,

                    (Y) appoints a Custodian of the Company, any
               Guarantor that is a Material Subsidiary or any other Material Subsidiary of the Company for all or substantially all of its properties, or

                    (Z) orders the liquidation of the Company,
               any Guarantor that is a Material Subsidiary or any other Material Subsidiary of the Company and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

          (b) For purposes of this Section 6.1, the term "Cus-todian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors.

          (c)  [DELETED]

          (d) Subject to the provisions of Sections 7.1 and 7.2, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the corporate trust office of the Trustee by the Company, the Paying Agent, any Holder or an agent of any Holder or unless a Trust Officer otherwise has actual knowledge thereof.

          Section 15.  Revision of Form of Notes.  Pursuant to Section
9.5 of the Indenture, paragraph 4 of the Notes will be revised, and paragraph 7 will be deleted, to give effect to the amendments made hereby.
          Section 16. Operative Effect of Amendments. Sections 2 through 15 hereof shall not become operative unless and until the acceptance by the Company of all Securities (and related consents) validly tendered or delivered (and not withdrawn) pursuant to the Tender Offer and Consent Solicitation, at which time such Sections shall become operative and shall be in full force and effect.
          Section 17. Confirmation of Indenture. The Company and each of the Guarantors affirms the continuing effect of the Indenture, as supplemented by this Fifth Supplemental Indenture; and each of the Guarantors affirms the continuing effect of its guarantee of the obligations of the Company under the Indenture and the Securities issued under the Indenture.
          Section 18. Instrument. From and after the date hereof, the Indenture, as supplemented by this Fifth Supplemental Indenture, shall be read, taken and construed as one and the same instrument with respect to the Securities.
          Section 19. Counterparts. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
          Section 20. Termination. This Fifth Supplemental Indenture shall be terminated and shall be of no further force and effect if the Tender Offer and Consent Solicitation is terminated or expires without the purchase of any Securities by the Company.
          Section 21.  GOVERNING LAW.  THIS FIFTH SUPPLEMENTAL
INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIFTH SUPPLEMENTAL INDENTURE.
          Section 22. Trustee Disclaimer. The Trustee accepts the supplement to the Indenture effected by this Fifth Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby supplemented, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture hereby supplemented. Except to the extent that they relate to action taken by the Trustee, the Trustee shall not be responsible in any manner whatsoever for or with respect to (i) the validity, efficacy or sufficiency of this Fifth Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and the Guarantors by corporate action or otherwise, (iii) the due execution hereof by the Company and the Guarantors, or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any supplement herein provided for, and the Trustee makes no representation with respect to any such matters.

                           SIGNATURES
     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first written above.
ATTEST:



/s/ Nancy L. Gallagher

AMC ENTERTAINMENT INC.



By: /s/ Peter C. Brown
     Peter C. Brown
     Executive Vice President
     and Chief Financial
          Officer
ATTEST:



/s/ Paul Schmazel

THE BANK OF NEW YORK, as
Trustee


By: /s/ Mary La Gumina
     Name: Mary La Gumina
     Title: Assistant Vice
President

ATTEST:



/s/ Nancy L. Gallagher

AMERICAN MULTI-CINEMA, INC.



By: /s/ Peter C. Brown
     Peter C. Brown
     Executive Vice President
     and Chief Financial
          Officer
ATTEST:



/s/ Nancy L. Gallagher

AMC REALTY, INC.



By: /s/ Peter C. Brown
     Peter C. Brown
     Executive Vice President
     and
     Chief Financial Officer
ATTEST:



/s/ Nancy L. Gallagher

CONSERVCO, INC.



By: /s/ Peter C. Brown
     Peter C. Brown
     Executive Vice President
     and
     Chief Financial Officer
ATTEST:



/s/ Nancy L. Gallagher

AMC CANTON REALTY, INC.



By: /s/ Peter C. Brown
     Peter C. Brown
     Executive Vice President
     and
     Chief Financial Officer
ATTEST:



/s/ Nancy L. Gallagher

AMC PHILADELPHIA, INC.



By: /s/ Peter C. Brown
     Peter C. Brown
     Executive Vice President
     and Chief Financial
          Officer
ATTEST:



/s/ Nancy L. Gallagher

BUDCO THEATRES, INC.



By: /s/ Peter C. Brown
     Peter C. Brown
     Executive Vice President
     and Chief Financial
          Officer
ATTEST:



/s/ Nancy L. Gallagher

CONCORD CINEMA, INC.



By: /s/ Peter C. Brown
     Peter C. Brown
     Executive Vice President
     and Chief Financial
          Officer
ATTEST:



/s/ Nancy L. Gallagher

AMC FILM MARKETING, INC.



By: /s/ Peter C. Brown
     Peter C. Brown
     Executive Vice President
     and Chief
     Financial Officer